EXHIBIT 4.2


C L I F F O R D
C H A N C E
LIMITED LIABILITY PARTNERSHIP
                                                                  CONFORMED COPY


                                  27 MARCH 2000


                    RBS CARDS SECURITISATION FUNDING LIMITED
                               as Loan Note Issuer

                     SOUTH GYLE RECEIVABLES TRUSTEE LIMITED
                             as Receivables Trustee

                       THE BANK OF NEW YORK, LONDON BRANCH
                 as Security Trustee and Principal Paying Agent

                         THE ROYAL BANK OF SCOTLAND PLC
                                  as Transferor

                                   RBS ADVANTA
                                  as Transferor

                THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED
                                  as Registrar


                  ---------------------------------------------

                               SECURITY TRUST DEED

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                                    CONTENTS
CLAUSE                                                                      PAGE

1.      Definitions And Interpretation.........................................2

2.      Series Of Loan Notes...................................................5

3.      Payments On The Loan Notes.............................................7

4.      The Loan Note Register................................................11

5.      Security..............................................................16

6.      Form And Issue Of Loan Notes..........................................17

7.      Loan Note Issuer Bank Accounts........................................20

8.      Enforcement Of Security...............................................21

9.      Provisions Upon Enforcement...........................................24

10.     The Security Trustee..................................................29

11.     Resignation Or Removal Of The Security Trustee........................43

12.     Costs And Expenses Of The Loan Note Issuer............................46

13.     Remuneration Of Security Trustee......................................46

14.     Covenants By The Loan Note Issuer And The Transferors.................49

15.     Acknowledgement Regarding Payments....................................52

16.     Delegation By Security Trustee........................................53

17.     Employment Of Agent By Security Trustee...............................54

18.     Security Trustee Contracting With Loan Note Issuer....................55

19.     Waiver, Authorisation And Determination...............................55

20.     Modification..........................................................56

21.     Loan Noteholder Deemed To Be Absolute Owner...........................56

22.     Substitution..........................................................57

23.     Currency Indemnity....................................................58

24.     Notices...............................................................59

25.     Rights Of Third Parties...............................................61

26.     Severability Of Provisions............................................61

27.     Further Assurances And Undertaking Of Non-Petition....................61

28.     No Waiver; Cumulative Remedies........................................61

29.     Release Of Collateral.................................................62

30.     Counterparts..........................................................62

31.     Third Party Beneficiaries.............................................63

32.     Actions By Loan Noteholders...........................................63

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33.     Merger And Integration................................................63

34.     TIA Prevails..........................................................63

35.     Governing Law And Jurisdiction........................................64

SCHEDULE 1     Form Of Loan Note Certificate..................................66

SCHEDULE 2     Terms And Conditions Of The Loan Notes.........................68

SCHEDULE 3     Provisions For Meetings Of Loan Noteholders....................93

SCHEDULE 4     Notice Of Assignment (For The Purposes Of The Security
               Interests (JERSEY) Law, 1983) As Amended)
               (The "Jersey Security Law")...................................102


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THIS SECURITY TRUST DEED is made as a deed on 27 March 2000 in Jersey

BETWEEN:

(1) RBS CARDS SECURITISATION FUNDING LIMITED, (registered number 76199) whose registered office is at Royal Bank House, 71 Bath Street, Jersey, Channel Islands, JE4 8PJ (the "LOAN NOTE ISSUER");

(2) SOUTH GYLE RECEIVABLES TRUSTEE LIMITED, a company incorporated in Jersey, Channel Islands with registered number 76197 whose registered office is at 22 Grenville Street, St Helier, Jersey, Channel Islands, JE4 8PX (the "RECEIVABLES TRUSTEE" which expression shall include such company and all other persons or companies for the time being acting as the receivables trustee or receivables trustees under the Receivables Trust Deed and Trust Cash Management Agreement);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its London Branch at One Canada Square, London, E14 5AL (in its capacities as "SECURITY TRUSTEE" which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under this Security Trust Deed and as "PRINCIPAL PAYING AGENT");

(4) THE ROYAL BANK OF SCOTLAND PLC, acting through its division RBS Cards, (registered number 90312) whose registered office is at 36 St Andrew Square, Edinburgh, Scotland EH2 2YB (a "TRANSFEROR");

(5) RBS ADVANTA, (registered number 157256) whose registered office is at 42 St Andrew Square, Edinburgh, Scotland EH2 2YE (together with The Royal Bank of Scotland plc, the "TRANSFERORS" or individually, a "TRANSFEROR"); and

(6) THE ROYAL BANK OF SCOTLAND INTERNATIONAL LIMITED, a company incorporated under the laws of Jersey with limited liability whose registered office is at Royal Bank House, 71 Bath Street, Jersey JE4 8PJ, Channel Islands JE4 8PJ (the "REGISTRAR").

WHEREAS

(A) The Transferors are the legal owners of the Receivables (which terms and other capitalised terms used in these recitals bear the meaning given to them in Clause 1.1 below).

(B) Pursuant to the terms and subject to the conditions of the RSA, the Transferors, and any Additional Transferor which accedes to the RSA, will offer to sell by way of assignment all present and future Receivables arising on Designated Accounts in the Bank Portfolio to the Receivables Trustee, to hold on trust for the benefit of, inter alia, the Loan Note Issuer, the Transferors and any Additional Transferor and the Receivables Trustee may accept such offer and will purchase such Receivables in the manner provided in the RSA.

(C) The Loan Note Issuer has established a loan note issuance programme under which it may authorise the issue of a series of one or more Loan Notes, as designated in the relevant Loan Note Supplement, to finance, initially, the granting of an interest in the

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      Receivables in the Securitised Portfolio by the Receivables Trustee to the
      Loan Note Issuer, and thereafter to finance increases in such interest.

(D) Each Series of Loan Notes will be constituted and secured by, be subject to and have the benefit of, inter alia, this Deed and the relevant Loan Note Supplement to this Deed made between the Loan Note Issuer, the Security Trustee and others. Following the grant to the Loan Note Issuer of an initial interest in the Receivables Trust, further Loan Note Supplements will be entered into when a further Loan Note is, or further Loan Notes are, issued to finance increases in the Loan Note Issuer's aggregate interest in the Receivables in the Securitised Portfolio.

(E) The Security Trustee has agreed to act as Security Trustee for each Series in relation to which the Loan Note Issuer appoints it to act as set out in the relevant Loan Note Supplement on the terms and subject to the conditions contained in this Deed and the conditions of any relevant Loan Note Supplement.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS
      Unless defined herein or the context requires otherwise, the words and phrases defined in the Master Framework Agreement of even date herewith and signed for the purposes of identification by the parties to this Deed, the Terms and Conditions set out in Schedule 2 hereto and in each Loan Note Supplement shall have the same meanings in this Deed (including the recitals) unless the context otherwise requires. In the case of any inconsistency between the defined terms in each of the said documents, the definitions herein shall take precedence, then those in the Master Framework Agreement, and then those in the Terms and Conditions and then those in any Loan Note Supplement.

1.2   ADDITIONAL DEFINED TERMS
      In addition to the terms defined in accordance with Clause 1.1, the following expressions have the following meanings when used in this Deed:

      "AUTHORISED SIGNATORY" means any director of the Loan Note Issuer or any other person or persons notified to the Security Trustee by any director of the Loan Note Issuer as being an Authorised Signatory pursuant to Clause 14.1.20 of this Deed;

      "JERSEY SECURITY LAW" means the Security Interests (Jersey) Law 1983;

      "LOAN NOTE ISSUER JERSEY SECURED PROPERTY" means, in respect of a Series, the property of the Loan Note Issuer the subject of the relevant Loan Note Issuer Jersey Security Interest and specified in the relevant Loan Note Supplement or in the Security Trust Deed Jersey Assigned Property pursuant to this Deed, as the case may be;

      "LOAN NOTE ISSUER JERSEY SECURITY INTEREST" means each security interest created by the Loan Note Issuer in accordance with the Jersey Security Law in respect of a Series pursuant to the relevant Loan Note Supplement or in the Security Trust Deed Jersey Assigned Property pursuant to this Deed, as the case may be;

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      "LOAN NOTEHOLDER'S JERSEY CORPORATE SERVICES AGREEMENT" means the agreement dated 27 March 2000, between the Loan Note Issuer and RBSI as the same shall be amended, supplemented or novated from time to time;

      "NOTEHOLDERS" has the meaning set out in the Note Trust Deed for a particular Series;

      "NOTE TRUST DEED" means the trust deed for any particular set of Noteholders pursuant to a particular Series;

      "NOTE TRUSTEE" means the person acting as such under the terms of any Note Trust Deed;

      "SECURED CREDITORS" in respect of a particular Series shall have the meaning attributed thereto in the relevant Loan Note Supplement;

      "SECURED OBLIGATIONS" shall have the meaning ascribed thereto in Clause
      3.2 hereof;

      "SECURED PROPERTY" means those items secured hereunder for all Series and pursuant to the Loan Note Supplement pertaining to a particular Series and where specified as such means the Secured Property for a particular Series; and

      "SECURITY TRUST DEED JERSEY SECURITY INTEREST" and "SECURITY TRUST DEED JERSEY ASSIGNED PROPERTY" shall have the meanings ascribed thereto in Clause 5.5;

1.3   PRINCIPLES OF INTERPRETATION
      1.3.1 The agreements, representations and warranties of The Royal Bank of Scotland plc and RBS Advanta in this Deed and any Loan Note Supplement in their respective capacity as Transferors shall be deemed to be the agreements, representations and warranties of The Royal Bank of Scotland plc and RBS Advanta solely in such capacity for so long as they act in such capacity under this Deed.

      1.3.2 The following provisions shall apply in respect of value added tax.

              (a)  Save where the context otherwise requires:

                   (i) all sums payable by the Loan Note Issuer or the Receivables Trustee to any party pursuant hereto (except where such party is the Security Trustee or a Receiver appointed by it or the Principal Paying Agent) are inclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes and section 89 of the Value Added Tax Act 1994 ("VATA") shall not apply to affect the amount of such sums; and

                   (ii) all sums payable by the Loan Note Issuer or the Receivables Trustee (each party being a "PAYER") to the Security Trustee or the Principal Paying Agent (the "PAYEE") pursuant hereto are exclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the

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                         whole part of the consideration for VAT purposes. Where
                         the Payee makes a supply to any Payer for VAT purposes pursuant hereto and VAT is or becomes chargeable on such supply, the relevant Payer shall pay to the Payee (in addition to any other consideration for such supply) a sum equal to the amount of such VAT, such payment to be made no later than 2 Business Days before the last day (as notified to the Payer in writing by the Payee) on which the Payee can account to H. M. Customs & Excise for such VAT without incurring any interest or penalties; and

                   (iii) all sums payable by the Security Trustee, the Principal
                         Paying Agent, either Transferor or the Registrar (each party being a "PAYER") to any party ("PAYEE") pursuant hereto are exclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes. Where the Payee makes a supply to any Payers for VAT purposes pursuant hereto and VAT is or becomes chargeable on such supply, the relevant Payer shall pay to the Payee (in addition to any other consideration for such supply) a sum equal to the amount of such VAT, such payment to be made no later than 2 Business Days before the last day (as notified to the Payer in writing by the Payee) on which the Payee can account to H. M. Customs & Excise for such VAT without incurring any interest or penalties.

              (b) Any reference herein to any fee, cost, disbursement, expense or liability incurred by any party and in respect of which such party is to reimbursed (or indemnified) by any other person or the amount of which is to be taken into account in any calculation or computation shall, save where the context otherwise requires, include:

                   (i) where such party is the Loan Note Issuer or the Receivables Trustee, a reference to such part of such cost or expense as represents VAT; and

                   (ii) where such party is either Transferor or the Registrar, a reference to such part of such cost or expense as represents VAT save to the extent that such party is entitled to obtain credit or repayment in respect of such VAT from H. M. Customs & Excise.

              (c) Any reference herein to a party shall (where appropriate) be deemed, at any time when such party is treated as a member of a group for the purposes of section 43 of the VATA, to include a reference to the representative member of such group.

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      1.3.3   Whenever this Deed refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Deed. All other TIA terms used in this Deed that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them in the TIA or in such statute or SEC rule.

      1.3.4 All references to "DOLLARS" or the signs "US$" or "$" shall be construed as references to the lawful currency for the time being of the United States of America.

      1.3.5 Unless otherwise defined herein or unless the context otherwise requires words or expressions contained in this Deed shall bear the same meanings as in the Companies Act 1985.

      1.3.6 References in this Deed to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in this Deed.

      1.3.7 Any reference to and the definition of any document (including this Deed) shall be deemed to be a reference to such document as from time to time amended, supplemented, modified or replaced (in whole or in part), but disregarding any amendment, supplement, variation or replacement taking place in breach of the terms of this Deed.

      1.3.8   Words denoting one gender only shall include the other genders.

2.    SERIES OF LOAN NOTES

2.1   ISSUE OF LOAN NOTES
      The Loan Note Issuer may from time to time (but subject always to the provisions of this Deed), create and issue new Series consisting of one or more Loan Notes upon such terms as to ranking, interest, conversion, redemption and otherwise as the Loan Note Issuer may determine at the time of issue of such Series, provided that a Loan Note shall not be issued to more than one Person. Where there is more than one Loan Note in a Series, such Loan Notes may differ as to interest rates and maturity and each such type of Loan Note will comprise an individual Class. A Series may therefore comprise a number of Classes, which Classes may be subordinated to one or more other Classes of Loan Notes of that Series. Each Series of Loan Notes shall be secured on, and only on, such Secured Property as may be specified in this Deed and the relevant Loan Note Supplement, with recourse limited to such Secured Property.

2.2   CONDITIONS PRECEDENT
      Any Loan Notes which are to be created and issued pursuant to the provisions of Clause 2.1 shall be constituted on the execution of the relevant Loan Note Supplement in respect of such Loan Notes by the Loan
      Note Issuer, the Security Trustee and the other parties

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      named therein. The Security Trustee's consent is required to permit the creation and issuance of any such Loan Notes, which consent shall be evidenced by the Security Trustee's execution of the relevant Loan Note Supplement. The Loan Note Issuer shall deliver such Loan Note Supplement to the Security Trustee (duly stamped or denoted with any applicable stamp duties or other documentation taxes) containing such provisions (whether or not corresponding to any of the provisions contained in this Deed) as the Security Trustee may require.

      Each Loan Note Supplement shall be accompanied by:

      2.2.1 a certificate signed by any one director of the Loan Note Issuer certifying that no Loan Note Event of Default has occurred;

      2.2.2 legal opinions (in form and substance satisfactory to the Security Trustee) from legal advisers of recognised standing in such jurisdictions as may be required by the Security Trustee; and

      2.2.3 such other documents as the Security Trustee may require including (without limitation) any Rating Agency consents.

2.3   PAYMENTS IN THE RELEVANT CURRENCY
      All payments in respect of, under and in connection with this Deed shall be made to the relevant persons in the relevant currency specified in the terms applicable to the relevant Series.

2.4   EACH SERIES TO BE SEPARATE
      The Loan Notes of each Series shall form a separate Series and accordingly, save where specifically provided in this Deed, each covenant and representation provided by the Loan Note Issuer in favour of the Security Trustee and all other rights, Liabilities and obligations of the Loan Note Issuer under this Deed shall apply separately to the Loan Notes of each Series issued by the Loan Note Issuer. Accordingly, the provisions hereof shall, in relation to any Series, be read independently unless the context otherwise requires and accordingly the expression "SECURITY TRUSTEE" shall be construed as a reference to the Security Trustee of such Series, the expression "LOAN NOTES" shall be construed as a reference to the Loan Notes of such Series, the expression "LOAN NOTEHOLDERS" shall be construed as a reference to the Loan Noteholders of such Series, the expression "SECURED CREDITORS" shall be construed as a reference to the secured creditors of such Series so that each Series shall be constituted as a separate security trust and, unless otherwise expressly provided, events affecting one Series shall not affect another Series.

2.5   ALLOCATION OF COSTS
      2.5.1 The provisions in this Deed concerning costs, expenses, fees, remuneration and other financial obligations (whether arising under indemnities or otherwise) shall apply separately to each Series in respect of the costs, expenses, fees, remuneration and financial obligations which arise in respect of such Series (and, for the avoidance of doubt, the Secured Property in respect thereof). All such amounts whether referable to one, some, or all Series are hereafter referred to as the "COSTS". No Costs incurred in respect of any Series will, save as

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              specifically provided herein, be deducted from any amount payable to the Secured Creditors in respect of any other Series, nor will any such Costs specifically referable to one Series be in any way charged to any Secured Creditors of another Series. The provisions of this Deed shall be read accordingly.

      2.5.2 If the Security Trustee determines in its sole discretion that any Costs cannot be considered to be solely referable to a particular Series, it shall be entitled in its sole discretion to allocate such Costs between such Series as it shall consider those Costs to be referable pro rata in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the aggregate Principal Amount Outstanding of all such Series (as at the date such Costs were incurred) in respect of which such Costs were incurred as a whole.

2.6   RELATED AGREEMENTS
      In relation to each Series, if specified in the relevant Loan Note Supplement, the Loan Note Issuer may enter into one or more Swap Agreements or other related agreements with a Counterparty and/or guarantor, under which the Loan Note Issuer will make payments to such Counterparty and the Counterparty will make payments to the Loan Note Issuer as specified in such Swap Agreement or other related agreement. Each swap transaction or other form of hedging transaction evidenced by a Swap Agreement and other related agreement will terminate on the date specified in the relevant Loan Note Supplement, unless terminated earlier in accordance with its terms.

3.    PAYMENTS ON THE LOAN NOTES

3.1   COVENANT TO PAY
      The Loan Note Issuer hereby covenants with the Security Trustee that it will, in accordance with the Loan Note Conditions, on any date when the Loan Notes of any Series, or any of them, become due to be redeemed or repaid in whole or in part in accordance with their Loan Note Conditions, unconditionally pay or procure to be paid to or to the order of or for the account of the Security Trustee, in immediately available funds in the same currency as the currency such Loan Note is denominated in, the amount then becoming due on that date in respect of the Loan Notes of the Series or, if applicable, each Class of such Series and shall (subject to the terms of such Loan Note or, if applicable, each Class of such Series, until such payment (after as well as before any judgment or other order of a competent court)) unconditionally pay to or to the order of or for the account of the Security Trustee as aforesaid, interest on the Principal Amount Outstanding of such Loan Notes, including Deferred Interest and Additional Interest, if any, at the rate or rates set out in, or calculated from time to time in accordance with, the terms of the relevant Loan Note Supplement and Loan Note Conditions and on the dates provided for in such terms, provided that:

      3.1.1 the Loan Note Issuer shall only be obliged to pay such Principal Amount and interest, Deferred Interest and Additional Interest, if any, to the extent set out in this Deed and the related Loan Note Conditions and Loan Note Supplement, in respect of such Series or, if applicable, Class;

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      3.1.2   every payment of a Principal Amount or interest, Deferred Interest and Additional Interest, if any, in respect of Loan Notes of such Series made to or to the order or for the account of the Principal Paying Agent as provided in the Agency Agreement shall satisfy, to the extent of such payment, the relative covenant in relation to such Loan Note by the Loan Note Issuer contained in this Clause except to the extent that there is failure in the subsequent payment thereof to the relevant Loan Noteholders of such Series under the terms of the relevant Series; and

      3.1.3 in the case of any payment in respect of Loan Notes of such Series made after the due date or subsequent to a Loan Note Event of Default in respect of such Series, payment shall not be deemed to have been made until the full amount due in accordance with the terms thereof has been received by the Principal Paying Agent or the Security Trustee in respect of such Series and notice to that effect has been duly given to the relevant Loan Noteholder of such Series in accordance with such terms.

      The Security Trustee will hold the benefit of this covenant in relation to each Series on trust for itself and the Loan Noteholders of that Series according to their respective interests.

3.2   PAYMENTS TO SECURED CREDITORS
      The Loan Note Issuer hereby covenants to pay to the Security Trustee (a) all amounts due to the Secured Creditors of a Series in accordance with the terms and conditions of the relevant Series Documents (the "SERIES SECURED SUMS") PROVIDED, HOWEVER, that payment of any sum due to a Secured Creditor of such Series made to such Secured Creditor shall, to that extent, satisfy such obligation. This covenant shall only have effect each time obligations are owed to Secured Creditors when the Security Trustee shall hold the benefit of this covenant in relation to each Series on trust for itself and each Secured Creditor of such Series according to their respective interests. The Series Secured Sums and any amounts payable by the Loan Note Issuer hereunder which the Security Trustee determines in its sole discretion are referable or allocable to a Series shall, in respect of such Series be referred to as the "SECURED OBLIGATIONS".

3.3   DUTIES AND TAXES
      The Loan Note Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Deed, and the Loan Note Issuer will indemnify (with recourse limited to the proceeds of the Secured Property relating to the applicable Series) the Security Trustee and the Secured Creditors relating to such Series (each an "INDEMNIFIED PARTY") on demand from and against all stamp duty, issue, registration, documentary and other similar taxes paid by any such Indemnified Party in any jurisdiction or jurisdictions in connection with any action taken by such Indemnified Party to enforce the obligations of the Loan Note Issuer under this Deed in respect of such Series. All payments by the Loan Note Issuer under this Clause 3.3 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Jersey, the United Kingdom or the United States or

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      any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Loan Note Issuer shall pay such additional amounts as will result in the receipt by the Indemnified Party of such amounts as would have been received by it if no such withholding or deduction had been required. The Loan Note Issuer is empowered and authorised hereunder to make any filings on its own behalf and any filings relating to the Security in respect of any tax matters that are deemed necessary or desirable in connection with this Deed or any Loan Note Supplement.

3.4   COVENANT OF COMPLIANCE
      The Loan Note Issuer covenants with the Security Trustee separately in respect of each Series that it will comply with, perform and observe all the provisions of this Deed relating to such Series which are expressed to be binding on it in respect of such Series. The Loan Note Conditions set out in Schedule 2 shall be binding on the Loan Note Issuer and each Secured Creditor of each Series, save as otherwise amended or supplemented by the Loan Note Supplement for such Series. The Security Trustee shall be entitled to enforce the obligations of the Loan Note Issuer under the Series Documents in respect of a Series as if the same were set out and contained in this Deed.

3.5   ONLY SECURITY TRUSTEE TO ACT
      For any Series, only the Security Trustee, at its discretion and without further notice, may pursue the remedies available under the general law or under this Deed to enforce the rights under this Deed of the Secured Creditors relating to such Series. No Secured Creditor relating to such Series shall be entitled to proceed directly against the Loan Note Issuer or the assets of the Loan Note Issuer to enforce the performance of any of the provisions of this Deed and any relevant Loan Note Supplement or the other Series Documents (if any) relating to such Series unless the Security Trustee having become bound as aforesaid to take proceedings fails or neglects to do so within a reasonable period of time and such failure or neglect is continuing.

3.6   NON-PETITION AND LIMITED RECOURSE
      The Security Trustee and Secured Creditors of any Series shall have recourse only to the Secured Property in respect of such Series and, once such Secured Property has been realised, shall not be entitled to take any further steps against the Loan Note Issuer to recover any sum still unpaid, and all claims and all rights to claim against the Loan Note Issuer in respect of each such sum unpaid shall be extinguished. In particular, no Secured Creditor in respect of any Series nor the Security Trustee on their behalf may (at any time, whether prior to or after the realisation of the Secured Property) institute against, or join any person in instituting against the Loan Note Issuer any bankruptcy, winding up, re-organisation, arrangement, administration, insolvency or liquidation proceeding (but, for the avoidance of doubt, without prejudice to its ability to appoint a Receiver pursuant to the terms of this Deed as supplemented by the relevant Loan Note Supplement in relation to such Series) or other proceeding under any similar law nor shall any of them have any claim in respect of any such sums over or in respect of any assets of the Loan Note Issuer which comprise Secured Property secured only for any other Series.

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3.7   APPLICATION OF MONIES
      3.7.1 For each Series, all monies received by the Security Trustee pursuant to this Deed and the relevant Loan Note Supplement relating only to such Series shall, despite any appropriation of all or part of them by the Loan Note Issuer, be held by the Security Trustee upon trust to apply in the manner and order of priority set out in such Loan Note Supplement.

      3.7.2 If the Security Trustee determines in its sole discretion that any such monies as are described in Clause 3.7.1 cannot be considered to be solely referable to a particular Series, it shall be entitled in its sole discretion to allocate such monies between such Series as it shall consider those monies to be referable pro rata in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the aggregate Principal Amount Outstanding of all such Series (as at the date such monies were received) in respect of which such monies were received.

3.8   APPLICATION OF FUNDS IN RESPECT OF VOID SERIES
      Without prejudice to the other provisions of this Clause, if the Security Trustee holds any moneys which represent principal, premium or interest in respect of the Loan Notes in relation to any Series which have become void under their terms, the Security Trustee shall (subject to payment or provision for the payment or satisfaction of all amounts (howsoever arising) payable under Clause 13 to the Security Trustee and/or any attorney, manager, agent, delegate, receiver or other person appointed by it under this Deed in respect of such Series and subject to any claims of any Secured Creditors of such Series) pay the same to the Loan Note Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Loan Note Issuer shall be dealt with as between the Loan Note Issuer and any other person).

3.9   APPORTIONMENT OF LIABILITIES BETWEEN SERIES
      In the event that the Security Trustee takes any action to enforce the Security in respect of more than one Series and is unable to apportion to a particular Series any Liabilities incurred by it, the Security Trustee shall be entitled in its sole discretion to apportion such Liabilities to each of the Series in respect of which such Liabilities were incurred in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the aggregate Principal Amount Outstanding of all such Series (as at the date such Liabilities occurred) in respect of which such Liabilities were incurred as a whole.

3.10  PAYMENTS
      Any payment to be made in respect of any Series by the Loan Note Issuer or the Security Trustee may be made in accordance with the terms of such Series, and any payments so made shall be a good discharge pro tanto to the Loan Note Issuer or, as the case may be, the Security Trustee.

3.11  NO IMPAIRMENT WITHOUT LOAN NOTEHOLDER CONSENT
      Notwithstanding any other provision of this Deed but without prejudice to Loan Note Condition 10, the right of any Loan Noteholder to receive payment of principal and interest on the relevant Loan Note, on or after the respective due dates expressed in such Loan Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Loan Noteholder.

4.    THE LOAN NOTE REGISTER

4.1   ESTABLISHMENT OF LOAN NOTE REGISTER
      The Loan Note Issuer shall at all times cause to be kept and maintained at the registered office of the Registrar a register (the "LOAN NOTE REGISTER") which shall, without limitation, (i) record the identity of the persons being the registered holders of each Loan Note of each Series (for each such Loan Note, the "REGISTERED HOLDER") from time to time, the Class (if applicable) of the Loan Notes to which they are entitled, their respective addresses, the applicable Issue Date, their respective Principal Amounts Outstanding, the related Series and, if applicable, Class to which they belong and any other relevant information in respect thereof and (ii) register transfers of the Loan Notes.

4.2   ENTRIES IN LOAN NOTE REGISTER CONCLUSIVE
      The entries in the Loan Note Register shall be conclusive evidence of title to the Loan Notes in the absence of manifest error, and the Secured Creditors, the Loan Note Issuer, the Security Trustee, the Registrar and the Principal Paying Agent shall be entitled to treat the Registered Holder whose identity is recorded in the Loan Note Register (or, if more than one name is recorded, the first name) as the holder of the related Loan Note, notwithstanding notice to the contrary or anything to the contrary contained herein unless such person is designated a nominee for another person when at its election such other person may be treated as the said holder.

4.3   INSPECTION OF LOAN NOTE REGISTER
      The Loan Note Issuer shall procure that the Loan Note Register shall be available for inspection by the Transferors, any Additional Transferor, the Principal Paying Agent, the Security Trustee, any Secured Creditor or any Loan Noteholder or any third party on its behalf at any reasonable time upon reasonable prior notice to the Loan Note Issuer. No transfer or assignment of a Loan Note otherwise permitted hereunder shall be effective unless and until it has been duly recorded in the Loan Note Register as provided in this Clause 4.

4.4   TRANSFERS OF LOAN NOTES
      4.4.1 Save for the initial transfer of any Loan Note from any Loan Noteholder under a Series to the Note Trustee or its nominee for such Series, no transfer of any Loan Note of a Series shall be effective and no Loan Note of a Series shall be subjected to any Encumbrance except in accordance with this Clause 4.4 (unless specified otherwise in any Loan Note Supplement). Any Loan Noteholder may make a transfer of the whole (but not any part) of its Loan Note or create or grant any Encumbrance in respect of such Loan Note only with the prior written consent of the Security Trustee, the Transferors and any Additional Transferor (such consent not to be withheld unreasonably) PROVIDED, HOWEVER that no such transfer or Encumbrance will be permitted unless (i) the Loan
              Note Issuer shall have received, prior to such transfer or Encumbrance taking effect, written confirmation from the Person to which such transfer is to be made or in whose favour such Encumbrance is to be granted or created of that such transfer or

              Encumbrance will not cause the holder of the relevant Loan Note to be a person other than a person in the United Kingdom, (ii) such transfer or Encumbrance will not cause the number of Persons in whose names the Loan Note will or have been registered in the Loan Note Register to exceed ten and (iii) the Loan Noteholder making such transfer or subjecting the Loan Note to such Encumbrance shall be solely responsible for any costs, expenses or taxes which are incurred by the Loan Note Issuer, the Loan Noteholder or any other Person in relation to such Transfer or Encumbrance.

      4.4.2 It is a condition of the Security granted in favour of the Loan Noteholder that the Loan Noteholder in respect of the relevant Series will not make any transfer or create or grant any Encumbrance in respect of its Loan Note except in accordance with this Clause 4.4 and that the Loan Noteholder acknowledges that any attempt to do so shall be void.

4.5   APPOINTMENT OF REGISTRAR
      4.5.1 Each of the Loan Note Issuer and for the purposes of the provisions of any relevant Loan Note Supplement under the terms of which the Registrar acts as agent of the Security Trustee at any time, the Security Trustee hereby appoints the Registrar as its agent in relation to the registration and transfer of Loan Notes.

      4.5.2 The Registrar accepts its appointment as agent of the Loan Note Issuer pursuant to Clause 4.5.1, and for the purposes of the circumstances referred to in Clause 4.5.1 only, as agent of the Security Trustee, in relation to the registration and transfer of the Loan Notes for each Series and agrees to maintain the Loan Note Register and comply with the provisions of the Loan Note Conditions for each relevant Series and this Deed.

4.6   TERMS OF APPOINTMENT OF REGISTRAR
      4.6.1   The Registrar may, in connection with its services hereunder:

              (a) rely upon the terms of any notice, communication or other document believed by it to be genuine; and

              (b) engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and the Registrar shall be protected and shall incur no liability as against the Loan
                   Note Issuer or any holder of Loan Notes in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

      4.6.2 The Registrar shall comply with the terms and conditions set out in this Deed and in the Loan Note Conditions for each Series with respect to the transfer and registration of the Loan Notes for the relevant Series and such other duties as are necessarily incidental thereto. The Registrar shall not be under any fiduciary duty towards any person other than the Loan Note Issuer and the Security Trustee, and shall not be responsible for or liable in respect of any act or omission of any other person or be under any obligation towards any person other than the Loan Note Issuer and the Security Trustee.

      4.6.3 The Registrar shall maintain at its registered office in Jersey, or at such other place outside the United Kingdom as the Security Trustee and the Loan Note Issuer may agree, the Loan Note Register showing the amount of the Loan Notes for each Series from time to time outstanding and the face value, the Issue Date and the Redemption Date applicable to each Loan Note for each Series outstanding and all subsequent transfers and changes of ownership thereof and the names and addresses of the relevant Loan Noteholders. The Loan Note Register may be closed by the Loan Note Issuer for such periods as are specified in the Loan Note Conditions for the relevant Series.

      4.6.4 The Loan Notes for each Series shall have the identifying series number which the Registrar shall enter in the Loan Note Register.

      4.6.5 Prior to the occurrence of a Loan Note Event of Default, or following the occurrence of a Loan Note Event of Default which has either ceased to be continuing or has been waived by the Security Trustee, a Loan Noteholder shall be treated as the owner of the relevant Loan Note in accordance with the Loan Note Conditions for the relevant Series.

4.7   PROVISION OF INFORMATION
      The Registrar shall give to the Principal Paying Agent such further information with regard to its activities hereunder as may reasonably be required by it for the proper carrying out of its duties.

4.8   NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING
      The Registrar shall, on the third Business Day prior to each due date for payment in respect of the Loan Notes, notify the Principal Paying Agent of the aggregate Principal Amount Outstanding of all Loan Notes and the Principal Amount Outstanding of the Loan Notes of each Series.

4.9   COPY DOCUMENTS AVAILABLE FOR INSPECTION
      The Registrar shall make copies of the Security Trust Deed and any relevant Loan Note Supplement available for inspection by the Loan Noteholders and the Secured Creditors at its specified office at all reasonable times.

4.10  FREEDOM TO TRANSACT
      The Registrar may purchase, hold and dispose of any Loan Notes, and may enter into any transaction (including any depository, trust or agency transaction) with any holders of Loan Notes or with any other person in the same manner as if it had not been appointed as the agent of the Loan
      Note Issuer in relation to the Loan Notes.

4.11  INDEMNITY
      The Loan Note Issuer shall indemnify the Registrar against any liabilities which it incurs otherwise than by reason of its own negligence, fraud, default, or breach of duty as a result or arising out of or in relation to its acting as the agent of the Loan Note Issuer in relation to the Loan Notes.

4.12  TERMINATION OF APPOINTMENT OF REGISTRAR
      4.12.1 The Registrar may resign its appointment upon not less than 90 days' notice in writing to the Loan Note Issuer (with a copy to the Security Trustee), provided that such resignation shall not take effect until a successor has been duly appointed and notice of such appointment has been given to all Loan Noteholders, the Loan Note Issuer and the Security Trustee.

      4.12.2 The Loan Note Issuer may revoke its appointment of the Registrar by not less than 2 Business Days' notice in writing to the Registrar (with a copy to the Security Trustee), provided that such revocation shall not take effect until a successor has been duly appointed on substantially similar terms and notice of such appointment has been given to all Loan Noteholders and the Security Trustee by the Loan Note Issuer.

      4.12.3 The appointment of the Registrar shall terminate forthwith if (a) an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Registrar, (b) the Registrar admits in writing its insolvency or inability to pay its debts as they fall due, (c) an administrator or liquidator of the Registrar or the whole or any part of the undertaking, assets and revenues of the Registrar is appointed (or application for any such appointment is made), (d) the Registrar takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (e) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Registrar or (f) any event occurs which has an analogous effect to any of the foregoing.

4.13  SUCCESSOR REGISTRAR
      The Loan Note Issuer may with the prior written approval of the Security Trustee and on the termination of appointment of the Registrar in accordance with Clause 4.12.3 appoint a successor registrar and shall forthwith give notice of any such appointment to the Security Trustee and all Loan Noteholders, whereupon the Loan Note Issuer and the successor registrar shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on the terms specified in this Deed.

4.14  REGISTRAR MAY APPOINT SUCCESSOR
      If the Registrar gives notice of its resignation in accordance with Clause
      4.12.1 or its appointment has been revoked in accordance with Clause
      4.12.2 and by the tenth day before the expiry of such notice given in accordance with Clause 4.12.1, or immediately on receipt of such notice given in accordance with Clause 4.12.2, a successor has not been duly appointed, the Registrar may itself, following such consultation with the Loan Note Issuer as is practicable in the circumstances and with the prior written approval of the Security Trustee, appoint as its successor any reputable and experienced financial institution outside the United Kingdom and give notice of such appointment to the Loan Note Issuer, the Security Trustee and all Loan Noteholders, whereupon the Issuer and such successor registrar shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement on the terms specified in this Deed.

4.15  RELEASE
      Upon any resignation or revocation taking effect under Clause 4.12.1 or
      4.12.2 or any termination under Clause 4.12.3, the Registrar shall:

      (b) be released and discharged from its obligations under this Deed (save that it shall remain entitled to the benefit of and be subject to Clauses 4.10 and 4.11);

      (c) deliver the Loan Note Register to the Loan Note Issuer or to the successor registrar; and

      (d) upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

4.16  FEES AND EXPENSES
      The Loan Note Issuer shall, in respect of the relevant Series of Loan Notes, pay to the Registrar for its own account, such fees as shall be agreed from time to time between the Loan Note Issuer and the Registrar in respect of the services of the Registrar hereunder (plus any applicable value added tax).

4.17  ADDITIONAL EXPENSES
      The Loan Note Issuer shall on demand reimburse the Registrar and the Security Trustee for its own account for all expenses incurred by it in the negotiation, preparation and execution of this Deed and any relevant Loan Note Supplement and for all out-of-pocket expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

4.18  INDEMNITY
      The Loan Note Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Deed, and the Loan Note Issuer shall indemnify the Registrar and the Security Trustee on demand against any Liability which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Loan Note Issuer under this Clause 4.18 shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Jersey, the United Kingdom or the United States or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Loan Note Issuer shall pay such additional amounts as will result in the receipt by the Registrar or the Security Trustee of such amounts as would have been received by it if no such withholding or deduction had been required.

5.    SECURITY

5.1   ASSIGNMENT AND FLOATING CHARGE
      The Loan Note Issuer with full title guarantee and as continuing security for all the moneys and other Liabilities payable or owing by the Loan Note Issuer under this Deed and in respect of the Secured Obligations of all the Series from time to time hereby assigns absolutely by way of first fixed security to the Security Trustee all of the Loan Note Issuer's right, title and interest in and to, and the entire benefit of, the Loan Noteholder's Jersey Corporate Services Agreement and charges to the Security Trustee, by way of first floating charge, the whole of its undertaking and assets to the extent that such undertaking and assets are not effectively encumbered by the security created by or pursuant to this Deed or to any relevant Loan Note Supplement relating to any Series and the Security Trustee shall hold the property so assigned or charged in this Clause 5.1 on trust for itself and the Secured Creditors of all Series, provided that such security may only be enforced and the floating charge shall only crystallise in accordance with the provisions of Clause 8.

5.2   ADDITIONAL SECURITY
      Additional security as may be required in respect of each Series or (provided that the Security Trustee consents to the same) in respect of any transaction entered into by the Loan Note Issuer relating to or connected with any arrangement for the issue of any Series of Loan Notes shall be created by the Loan Note Issuer in accordance with this Deed and by the Loan Note Supplement relating to such Series.

5.3   APPLICATION OF CLAUSE 5 TO LOAN NOTE SUPPLEMENTS
      The following provisions of this Clause 5 shall apply to the security created in Clause 5.1 and to the Security in relation to each Series, except as may be otherwise specified in the relevant Loan Note Supplement relating to each Series.

5.4   RIGHTS OF SECURED CREDITORS
      Each Secured Creditor (other than the Security Trustee) will belong to one of the categories of Secured Creditor set out below for the purposes of this Deed. The entitlement of any Secured Creditor to the relevant Secured Property for a given Series of Loan Notes, unless otherwise specified herein, shall be specified in the relevant Loan Note Supplement. The categories of Secured Creditor (other than the Security Trustee, any Receiver appointed by it and the Principal Paying Agent) are as follows:

      (i) LOAN NOTEHOLDER: the beneficial entitlement of each Loan Noteholder (and where there are Classes, any Loan Noteholder holding one of the Classes in that Series) to a security interest in the Secured Property in relation to that Series shall be specified in the relevant Loan Note Supplement and shall be expressed to constitute or form part of that Series.

      (ii) ENHANCEMENT PROVIDER: if the relevant Loan Note Supplement specifies that an Enhancement Provider is to be a Secured Creditor of the Secured Property in relation to that Series or any Class thereof, the beneficial entitlement of such Enhancement Provider to a security interest in the relevant Secured Property shall be specified in the relevant Loan Note Supplement and shall be expressed to constitute or form part of that related Series.

      (iii) OTHER SECURED CREDITORS: if the relevant Loan Note Supplement specifies that any other party is to be a Secured Creditor of the Secured Property in relation to such Series or any Class thereof, the beneficial entitlement of such additional Secured Creditor to a security interest in the relevant Secured Property shall be specified in the relevant Loan Note Supplement.

5.5   SECURITY TRUST DEED JERSEY - ASSIGNED PROPERTY
      To the intent that the Security Trustee (for itself and on trust for the other Secured Creditors of all Series) shall have a security interest (the "SECURITY TRUST DEED JERSEY SECURITY INTEREST") in accordance with the Jersey Security Law (and as secured party for the purposes of the Jersey Security Law) in the Loan Note Issuer's Corporate Services Agreement for the payment or discharge of the Secured Obligations of all the Series and subject to Clause 8, the Loan Note Issuer (as debtor for the purposes of the Jersey Security Law) assigns to the Security Trustee (or to such other person acting on its behalf as it shall nominate) to the extent that the same is situate in Jersey at any relevant time all of its rights, title and interest in and to, and the entire benefit of the Loan Note Issuer's Corporate Services Agreement (the "SECURITY TRUST DEED JERSEY ASSIGNED PROPERTY" which shall include any element thereof) and for the purposes of perfection and in connection with the creation of the Security Trust Deed Jersey Security Interest pursuant hereto, the Loan Note Issuer joins with the Security Trustee in giving the notice in the form set out in Schedule 4 to each person from whom the Loan Note Issuer (as assignor) would have been entitled to claim the assigned property but for the assignment.

6.    FORM AND ISSUE OF LOAN NOTES

6.1   LOAN NOTES
      The Loan Notes of each Series will be represented by a Loan Note Certificate in, or substantially in, the form set out in Schedule 1 (unless otherwise provided in the relevant Loan Note Supplement). For the avoidance of doubt, a Series may consist of a single Loan Note or any number of Loan Notes and the Loan Note Certificate may represent any number of such Loan Notes, PROVIDED HOWEVER that where a Series also consists of more than one Class of Note, only Loan Notes of a single Class may be represented by any one Loan Note.

6.2   SIGNING OF LOAN NOTES
      The Loan Note Certificates shall be signed manually or in facsimile by two Authorised Signatories of the Loan Note Issuer and shall be authenticated by manual signature by or on behalf of the Principal Paying Agent. Each such Loan Note Certificate so executed and authenticated shall be a binding and valid obligation of the Loan Note Issuer. The Loan Note Issuer may adopt and use the signature of any person who, at the date of signing a Loan Note Certificate, is an Authorised Signatory of the Loan Note Issuer, notwithstanding that such person may for any reason (including death) have ceased to be an Authorised Signatory at the time of the creation and issue of the relevant Loan Note.

6.3   ISSUE OF LOAN NOTES
      6.3.1 An issue of Loan Notes may only be made by the Loan Note Issuer in accordance with this Deed and the terms of the relevant Loan Note Supplement and in any event with the consent of the Security Trustee, the Transferors and any Additional Transferor (such consent to be evidenced by the execution of the relevant Loan Note Supplement by the Security Trustee, the Transferors and any such Additional Transferor as set out in this Clause 6.3).

      6.3.2 On any Closing Date, the Loan Note Issuer shall procure the registration of the Loan Note in the name of the relevant initial Loan Note Holder with a subsequent transfer to the Note Trustee for such Series or its nominee and delivery of the appropriate Loan Notes to the Note Trustee under the relevant Deed of Charge. The Loan Note Issuer shall not so procure the authentication and delivery and the Note Trustee under the relevant Deed of Charge shall not accept the Loan Notes unless the following documents have been received by the Security Trustee in form and substance satisfactory to it:

              (i) a Loan Note Supplement in respect of the Series of Loan Notes to be issued satisfying the criteria set out in Clause 6.4 executed by each of the parties thereto (including the Transferors, any Additional Transferor and the Loan Note Issuer) and specifying the Principal Terms of such Series and the supplements, amendments and variations to this Deed as a consequence thereof;

              (ii) any applicable Enhancement, as specified in such Loan Note Supplement;

              (iii) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide its Enhancement, if any;

              (iv) solvency certificate signed by a duly authorised signatory and dated the Closing Date, from each of the Transferors and any Additional Transferor and the Loan Note Issuer;

              (v) such legal opinions as the Security Trustee may reasonably require; and

              (vi) each other document set out in the relevant Signing and Closing Agenda.

6.4   LOAN NOTE SUPPLEMENTS
      6.4.1 A Loan Note Supplement shall be executed in order to effect each issuance of a Series of Loan Notes and to secure the relevant Secured Property relating to such Loan Notes, which shall:

              (vii) be executed by the Transferors, any Additional Transferor (if applicable), the Receivables Trustee, the Principal Paying Agent, the Registrar, the Security Trustee and the Loan Note Issuer;

              (viii) set out the consent of the Security Trustee, the Transferors and any Additional Transferor to such issue of Loan Notes which shall be deemed to be given by their execution of the Loan Note Supplement;

              (ix) constitute, after the issuance of the relevant Series of Loan Notes, a supplement by the Loan Note Issuer and the Security Trustee to this Deed which shall thereafter be read and construed as supplemented, amended and varied by such Loan Note Supplement;

              (x) specify the name and category of each Loan Noteholder of the relevant Series (and Class of the relevant Series, if applicable) and, if there is more than one Class in a Series, the rights and priorities of each Class vis-a-vis the other Classes constituting the new Series;

              (xi) set out the principal terms of such Series (all such terms the "PRINCIPAL TERMS") which shall include, without limitation, the following:

                      (1) the Principal Amount Outstanding of the Loan Notes upon issue for such Series;

                      (2)  the Secured Property for such Series;

                      (3)  the Closing Date;

                      (4) the names of any accounts or ledgers to be used by such Series and the terms governing the operation of any such accounts or ledgers and use of moneys therein;

                      (5)  any additional Secured Creditors;

                      (6) the terms of any Enhancement with respect to such Series, and the Enhancement Provider, if applicable;

                      (7) the terms governing any deposit into any account provided for such Series; and

                      (8)  any other relevant terms of such Series.

      6.4.2 The Loan Note Issuer shall, without any requirement to obtain the consent of the Secured Creditors of any other Series, arrange for a Loan Note Supplement to be executed in accordance with Clause
              6.4.1 Provided, however, that such Loan Note Supplement shall not be executed unless the Security Trustee is of the opinion that the execution of such Loan Note Supplement and the issue of the Loan Notes of the related Series will not be materially prejudicial to the rights, benefits and interests of the Secured Creditors of any other Series and for this purpose the Security Trustee shall be entitled to determine that it is not materially prejudicial to the rights, benefits and interests of such Secured Creditors if it receives written confirmation in accordance with Clause 6.4.3.

      6.4.3 Each of the Loan Note Issuer and the Security Trustee shall be entitled to assume that the execution of the Loan Note Supplement and the issue of the Loan Notes of the related Series will not be materially prejudicial to the rights, benefits and interests of the Secured Creditors of any other Series and in particular will not be materially prejudicial to the timing and distribution of payments to such other Secured Creditors of such Series if it receives written confirmation from:

              (xii) each relevant Rating Agency that the issue of Loan Notes of the relevant Series will not result in such Rating Agency reducing or withdrawing its then current rating on any outstanding Associated Debt for any other Series; or

              (xiii) an investment banking firm or commercial bank recognised in the United Kingdom in the form of a Director's Certificate to that effect PROVIDED, HOWEVER, that such confirmation shall be required only if on the relevant Closing Date there is one or more Series then in issue and any of the outstanding Associated Debt of the Loan Noteholders within such Series is not currently rated by a Rating Agency.

              Such written confirmation shall be conclusive evidence for the purposes of Clause 6.4.2 that the rights, benefits and interests of the Secured Creditors of any other Series have not been materially prejudiced.

      6.4.4 Each Secured Creditor, by its execution of a Loan Note Supplement, or in the case of a Loan Noteholder, by the purchase of the relevant Loan Notes subject to the relevant Loan Note Conditions, consents and confirms that the security trust constituted for the benefit of the relevant Secured Creditor under this Deed, any Loan Note Supplement and any Supplemental Security Document may be supplemented, amended and varied from time to time in accordance with the terms of this Deed and any such additional Loan Note Supplement and any such Supplemental Security Document.

7.    LOAN NOTE ISSUER BANK ACCOUNTS

7.1   ADDITIONAL LOAN NOTE ISSUER ACCOUNTS
      7.1.1 In addition to the accounts opened in respect of each Series pursuant to the terms of the relevant Loan Note Supplement, the Loan Note Issuer may, with the consent of the Security Trustee, from time to time open further bank accounts (each an "ADDITIONAL LOAN NOTE ISSUER ACCOUNT") (in its name or to be designated as opened on trust for the Loan Note Issuer if opened for the benefit of the Loan Note Issuer by the Security Trustee) at the Operating Bank or at any other Qualified Institution as specified in any Loan Note Supplement, PROVIDED, THAT each such Additional Loan
              Note Issuer Account shall be charged to the Security Trustee on trust for itself and the other Secured Creditors of the Series to which such Additional Loan Note Issuer Account relates.

      7.1.2 The Loan Note Issuer at all times shall maintain accurate records reflecting each transaction in any Additional Loan Note Issuer Account and in any ledger relating thereto.

7.2   POWERS OF INVESTMENT
      Subject to the terms of the relevant Loan Note Supplement, the Loan Note Issuer shall have no power of investment.

7.3   APPLICATION OF MONIES IN ADDITIONAL LOAN NOTE ISSUER ACCOUNTS
      Amounts deposited in Additional Loan Note Issuer Accounts shall be applied in accordance with the provisions of any relevant Loan Note Supplement and Clause 7.4.

7.4   PAYMENTS - CURRENCY OF ACCOUNT AND PAYMENT METHOD
      7.4.1 Sterling is the currency of account and payment for each and every sum at any time due from any Person hereunder, PROVIDED, HOWEVER that:

              (xiv) each payment in respect of costs shall be made in the currency in which the same were incurred; and

              (xv) each payment which is expressed herein to be payable in another currency shall be made in that other currency.

      7.4.2 On each date upon which this Deed or any Loan Note Supplement requires an amount to be paid by or on behalf of the Receivables Trustee to the Loan Note Issuer, the Receivables Trustee shall, save as expressly provided otherwise herein, make the same available to the Loan Note Issuer by payment in Sterling and in immediately available funds to such account and bank in London as the Loan Note Issuer shall have specified in writing for this purpose no later than midday on the day that such amount becomes payable.

8.    ENFORCEMENT OF SECURITY

8.1   APPOINTMENT OF RECEIVER
      8.1.1 Subject to Clause 8.1.2 below, at any time after all or part of the Security in relation to any one or more Series of Loan Notes issued by the Loan Note Issuer has become enforceable, the Security Trustee may by writing appoint any person or persons to be a Receiver of the Secured Property of any such Series, and may remove any Receiver so appointed and appoint another in its place.
              Section 109(1) of the Law of Property Act 1925 shall not apply in respect of any such appointment.

      8.1.2 Upon receipt of notice of a petition to a court of competent jurisdiction for an administration order to be made on application by a creditor or creditors of the Loan Note Issuer, the Security Trustee shall use reasonable endeavours, subject to its being practicable so to do, and provided it has been indemnified and/or secured to its satisfaction, forthwith to appoint a Receiver or Receivers (being, for the avoidance of doubt, an administrative receiver or similar officer falling within the definition of "ADMINISTRATIVE RECEIVER" under Section 29(2) of the Insolvency Act 1986) of the whole of the Secured Property in relation to all Series of Notes outstanding and issued by the Loan Note Issuer and in relation to the floating charge created pursuant to Clause 5 subject to the immediately preceding sentence. The Security Trustee shall only crystallise the floating charge and/or appoint a receiver thereunder or enforce its rights under the Security Trust Deed Jersey Security Interest if it has been instructed so to do by the Note Trustee for each outstanding Series and has been indemnified and/or secured for its costs of so doing. Any proceeds of enforcement of the Security Trust Deed Jersey Security Interest or the floating charge shall be distributed amongst the Secured Creditors of the relevant Series pro rata in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the Aggregate Principal Amount Outstanding of all such Series (as at the date such monies were received) in respect of which such monies were received.

      8.1.3 For the purposes of each Loan Note Issuer Jersey Security Interest, service by the Security Trustee of a notice upon the Loan Note Issuer (the "JERSEY NOTICE OF EVENT OF DEFAULT") specifying the Loan Note Event of Default in respect of the particular Series complained of (which shall be an event of default for the purposes of the Jersey Security Law and such Loan
              Note Issuer Jersey Security Interest) and, if the default is capable of remedy, requiring the Loan Note Issuer to remedy it, shall constitute notice for the purposes of the Jersey Security Law of an event of default in respect of such Loan Note Issuer Jersey Security Interest so that the power of sale of the relevant Loan Note Issuer Jersey Secured Property shall become exercisable without the order of the Jersey court in accordance with Article 8 of the Jersey Security Law either:

              (xvi) immediately upon the service of such notice if the default is incapable of remedy; or

              (xvii) 14 days after such service if the default is not remedied within that period.

      8.1.4 In respect of the Loan Note Issuer Jersey Secured Property, upon the relevant Loan Note Issuer Jersey Security Interest having become enforceable in accordance with Clause 8.1.3 and upon the Security Trustee having determined or become bound to enforce the same, the relevant Loan Note Issuer Jersey Security Interest shall be enforced by the Security Trustee and any Receiver in accordance with the provisions of the Jersey Security Law.

      8.1.5 The appointment of any Receiver shall include a direction to the Receiver in relation to those Series in respect of which the specific Security relating to such service has not become enforceable to continue all the existing contracts in relation to such Series and carry on the existing business of the Loan Note Issuer in relation to such Series.

8.2   DISCRETION OF SECURITY TRUSTEE
      At any time after any, some or all of the Loan Notes pertaining to a particular Series shall have become due and repayable in accordance with the relevant Loan Note Conditions and shall not have been repaid (including, without limitation, following a default in payment of principal or interest thereunder), but subject to the provisions of Loan Note Condition 13(d), the Security Trustee may at its discretion (but without being under any obligation to do so) and without further notice, recover judgment in its own name and as trustee of an express trust against the Loan Note Issuer for the whole amount of principal and interest remaining unpaid and take such other steps and/or institute such proceedings as it may think fit against, or in relation to, the Issuer and/or such steps as it may think fit to enforce the security created in favour of the Security Trustee by, and contained in, this Deed and any relevant Loan Note Supplement and to enforce the Loan Note Issuer's obligations under this Deed and any relevant Loan Note Supplement including, without limitation, to enforce repayment of the Loan Notes together with accrued interest and any other moneys payable pursuant to this Deed and any relevant Loan Note Supplement, provided that the Security Trustee shall be bound by the terms of this Deed and the relevant Loan Note Supplement in determining the priority in which any moneys received by it shall be applied.

8.3   STANDARD OF PROOF
      Should the Security Trustee take legal or other proceedings against the Loan Note Issuer to enforce any of the provisions of the Loan Notes, or any of them or any of the provisions of this Deed and any relevant Loan Note Supplement, proof therein that, as regards any Loan Note, the Loan
      Note Issuer has made default in paying any principal or interest due in respect of such Loan Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Loan Notes in respect of which the relevant payment is then due and payable. The Security Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee, the Secured Creditors and the Loan Noteholders allowed in any judicial proceedings relating to the Issuer, its auditors or its property.

8.4   LOAN NOTE ENFORCEMENT NOTICE
      8.4.1 The Security Trustee shall not be bound to take any such proceedings or steps as are contemplated by any provision of this Clause 8 or any other proceedings pursuant to or in connection with this Deed or any relevant Loan Note Supplement, the Loan Notes or any of them or to give any notice pursuant to Loan Note Condition 9 unless directed or requested to do so by the Note Trustee of a particular Series and then only if it shall have been indemnified and/or secured to its satisfaction.

      8.4.2 Subject to the Security Trustee being requested and/or directed by the Note Trustee of a particular Series and subject also it having been indemnified and/or secured to its satisfaction following the occurrence of a Loan Note Event of Default, the Security Trustee shall be required to demand all amounts of principal and/or interest owing in respect of the Loan Notes to be paid immediately and to take such steps as it shall think fit to enforce any security it holds in relation to a particular Series, save to the extent restricted in accordance with the second and third sentences of Clause 8.1.2.

8.5   LEGAL PROCEEDINGS
      Only the Security Trustee may enforce (i) the security created in favour of the Security Trustee by, and contained in, this Deed and any relevant Loan Note Supplement or (ii) the provisions of the Loan Notes or this Deed and any relevant Loan Note Supplement and no Loan Noteholders shall be entitled to proceed directly against the Loan Note Issuer to enforce its rights under or in respect of the Loan Notes, this Deed or any relevant Loan Note Supplement unless (i) the Security Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and
      (ii) such failure is continuing. Notwithstanding any other provision hereof, each Loan Noteholder shall have the rights accorded by Section 316 of the TIA.

9.    PROVISIONS UPON ENFORCEMENT

9.1   POWERS OF A RECEIVER
      If the Security Trustee appoints a Receiver or administrative receiver pursuant to Clause 8, the following provisions (subject, in the case of the Loan Note Issuer Jersey Secured Property, to the Jersey Security Law) shall have effect in relation thereto:

      9.1.1 such appointment may be made either before or after the Security Trustee has taken possession of any Secured Property relating to any Series;

      9.1.2 such Receiver may be vested by the Security Trustee with such powers and discretions as the Security Trustee has and may think expedient and may, subject as provided in Clause 8.1, (i) sell or concur in the sale of all or any of the Secured Property, or assign or release all or any of the Secured Property, or (ii) continue the business of the Loan Note Issuer as a going concern with respect to the Secured Property, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Loan Note Issuer or otherwise;

      9.1.3 such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Security Trustee;

      9.1.4 the exclusion of any part of the Secured Property of any Series from the appointment of the Receiver shall not preclude the Security Trustee from subsequently extending his appointment (or that of the Receiver replacing him) to that part;

      9.1.5 the remuneration of the Receiver may be fixed by the Security Trustee (and may be or include a commission calculated by reference to the gross amount of all money received or otherwise), but such remuneration shall be payable by the Issuer alone and shall only be payable from such sums as are realised in respect of those Series the Secured Property in respect of which are the subject of the appointment of such Receiver;

      9.1.6 the Security Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given but the Security Trustee shall not be bound in any case to require any such security;

      9.1.7 save insofar as otherwise directed by the Security Trustee, all moneys in respect of any Series from time to time received by such Receiver shall be paid over forthwith to the Security Trustee to be held by it in accordance with the provisions of Clauses 7.1 to
              7.3 as supplemented by the relevant Loan Note Supplement;

      9.1.8 every such Receiver shall be the agent of the Loan Note Issuer for all purposes and the Loan Note Issuer alone shall be responsible for his acts, defaults and misconduct, and the Security Trustee and the Secured Creditors of any Series shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a person as a Receiver under this Deed and any relevant Loan Note Supplement;

      9.1.9 neither the Security Trustee nor any of the Secured Creditors of any Series shall be in any way responsible for any misconduct or negligence on the part of any such Receiver;

      9.1.10 the Security Trustee may (subject to Section 45 of the Insolvency Act 1986) remove the Receiver whether or not appointing another in his place and the Security Trustee may also appoint another receiver if the Receiver resigns;

      9.1.11 the Receiver shall have, mutatis mutandis, the powers, authorities and discretions conferred upon the Security Trustee under this Deed and any relevant Loan Note Supplement, subject to such restrictions as the Security Trustee may think fit and subject in the case of the Issuer Jersey Secured Property to the Jersey Security Law. Without prejudice to the generality of the foregoing, any Receiver appointed to the whole or substantially the whole of the Charged Assets shall have the powers referred to in Schedule 1 of the Insolvency Act 1986;

      9.1.12 save so far as otherwise directed by the Security Trustee and as otherwise required by law all moneys from time to time received by such Receiver shall be paid over to the Security Trustee to be applied by it in the manner set out in the relevant Loan Note Supplement;

      9.1.13 the Security Trustee may pay over to such Receiver any moneys constituting part of the Security to the intent that the same may be applied for the purposes of this Deed by such Receiver and the Security Trustee may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver;

      9.1.14 Sections 109(6) and (8) of the Law of Property Act 1925 (relating to application of moneys received by a receiver) shall not apply in relation to a Receiver appointed under Clause 8; and

      9.1.15 none of the restrictions imposed by the LPA in relation to the appointment of receivers or as to the giving of notice or otherwise shall apply in relation to a Receiver appointed under Clause 8.

9.2   POWER OF SALE
      Sections 93 and 103 of the Law of Property Act 1925 shall not apply in relation to any Security created under this Deed or any relevant Loan Note Supplement, nor in relation to a Receiver appointed under Clause 8. Notwithstanding any other provision of this Deed, the Loan Notes of any Series shall be deemed for the purposes of Section 101 of the Law of Property Act 1925 to have become due within the meaning of that Section and the power of sale and other powers conferred on mortgagees by the Law of Property Act 1925 as varied or extended by this Deed and any relevant Loan Note Supplement including the power to appoint a Receiver shall arise immediately on execution of the relevant Loan Note Supplement.

9.3   PROCEEDS OF ENFORCEMENT HELD ON TRUST
      Subject in the case of the Loan Note Issuer Jersey Secured Property to the Jersey Security Law, for each Series, all moneys received by the Security Trustee in respect of the Security or the Secured Property relating to such Series shall be held by the Security Trustee upon trust to apply the same as provided in the relevant Loan Note Supplement.

9.4   FURTHER ASSURANCE
      For each Series, the Loan Note Issuer shall execute and do all such assurances, acts and things as the Security Trustee or any Receiver may require (including, without limitation, the giving of notices of assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Security and from time to time and at any time after the Security or any part thereof has become enforceable shall execute and do all such assurances, acts and things as the Security Trustee or any Receiver may require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Secured Property relating to such Series and the exercise of all powers, authorities and discretions vested in the Security Trustee or in any Receiver of all or any of the Secured Property relating to such Series.

9.5   SECURITY TRUSTEE'S POWER TO BORROW
      For each Series, subject in the case of the Loan Note Issuer Jersey Secured Property to the Jersey Security Law, the Security Trustee may raise and borrow money on the security of all or any of the Secured Property relating to such Series for the purpose of defraying any Liabilities paid or incurred by it in relation to this Deed and any relevant Loan Note Supplement relating to such Series or in the exercise of any of the powers contained in this Deed and any relevant Loan Note Supplement relating to such Series. The Security Trustee may raise and borrow such money at such rate of interest and generally on such terms and conditions as it shall think fit and may secure the repayment of the money so raised or borrowed with interest on the same by mortgaging or otherwise charging all or any of the Secured Property relating to such Series in such manner and form as the Security Trustee may think fit (which mortgage or other charge may rank in priority to, pari passu with or after the Security) and for such purposes may execute and do all such assurances and things as it may think fit and no person lending any such money shall be concerned to enquire as to the propriety or purpose of the exercise of any power of the Security Trustee or to see to the application of any money so raised or borrowed.

9.6   EXTENT OF SECURITY TRUSTEE'S LIABILITY
      For each Series, the Security Trustee shall not, nor shall any Receiver appointed as aforesaid nor any attorney, agent or delegate of the Security Trustee by reason of taking possession of or having assigned to it all or any of the Secured Property relating to such Series or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of, all or any of the Secured Property relating to such Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Loan Note Issuer or any other person or in which the Loan Note Issuer or such other person has an interest, from any act, default or omission in relation to all or any of the Secured Property relating to such

      Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Loan Note Issuer or any other person or in which the Loan Note Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Secured Property relating to such Series or any other property, assets, rights or undertakings of whatsoever nature (including but not limited to any other Secured Property) whether or not owned by the Loan Note Issuer or any other person or in which the Loan Note Issuer or such other person has an interest, by or pursuant to this Deed as supplemented by the relevant Loan Note Supplement relating to such Series or otherwise.

9.7   POWERS IN ADDITION TO STATUTE
      For each Series, the powers conferred by this Deed in relation to all or any of the Secured Property in respect of such Series on the Security Trustee or on any Receiver of all or any of the Secured Property shall (to the extent they relate to property situate outside Jersey) be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Act and those conferred by this Deed and any relevant Loan Note Supplement the terms of this Deed and any relevant Loan Note Supplement shall prevail. The powers conferred by this Deed on the Security Trustee or on any Receiver of all or any of the Secured Property in relation to all or any of the Loan Note Issuer Jersey Secured Property shall be subject to the Jersey Security Law.

9.8   DUTY OF ENQUIRY
      For each Series, no person dealing with the Security Trustee or with any Receiver of all or any of the Secured Property in respect of such Series appointed by the Security Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Deed and any relevant Loan Note Supplement in relation to such Secured Property in respect of such Series or any other Secured Property or any other property, assets or undertaking are or may be exercisable by the Security Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Security Trustee or any such Receiver in like manner as if the statutory powers of sale and of appointing a Receiver in relation to such Secured Property in respect of such Series or any other Secured Property or any other property, assets or undertaking had not been varied or extended by this Deed and any relevant Loan Note Supplement.

9.9   RELEASE OF SECURITY
      Upon proof being given to the satisfaction of the Security Trustee that the Loan Note Issuer is under no further actual or contingent liability, present or future, under this Deed and any relevant Loan Note Supplement in respect of any Series, the Security Trustee shall at the written request and cost of the Loan Note Issuer execute and do all such deeds, acts and things as may be necessary to reassign or, as the case may be, redeliver and release the Secured Property in respect of such Series from the Security and the trust contained in this Deed as supplemented by the relevant Loan Note Supplement.

9.10  CONTINUING SECURITY
      The Security constituted by this Deed as supplemented by the relevant Loan Note Supplement is continuing security for the performance of the Secured Obligations notwithstanding any intermediate payment in respect of the Secured Obligations and shall be in addition to any other security, rights or remedies which the Security Trustee may have.

9.11  FURTHER ASSURANCE
      The Loan Note Issuer hereby further covenants with and undertakes to the Security Trustee that it will from time to time upon demand:

      (iv) execute, at its own cost, any document or do any act or thing which the Security Trustee or the Receiver may specify with a view to:

              (b) perfecting or improving any charge or security created or intended to be created by this Deed, including, without limitation, such additional or corroborative security document and in such forms as the Security Trustee or the Receiver may specify; or

              (c) after service of a Loan Note Enforcement Notice, facilitating the exercise, or the proposed exercise, of any of their powers; and

      (v) give or join in giving or procuring the giving of such notices and intimations to such persons, and all in such form, as the Security Trustee or the Receiver may require at the cost of the Loan Note Issuer.

9.12  POWER OF ATTORNEY
      For the purpose of securing the interests of the Security Trustee and the other Secured Creditors whether under or pursuant to this Deed or any Series Related Document or in relation to the Charged Assets and the performance of its obligations to the Security Trustee and the other Secured Creditors, whether under or pursuant to this Deed or any Series Related Document or in relation to the Charged Assets, the Loan Note Issuer irrevocably for value and by way of security hereby severally appoints the Security Trustee and every Receiver of the Charged Assets or any part thereof to be its attorney (with full power to appoint substitutes or to sub-delegate, including power to authorise the person so appointed to make further appointments) on behalf of the Loan Note Issuer and in its name or otherwise, to execute any document or do any assurance, act or thing which the Loan Note Issuer ought to execute or do pursuant to this Deed and generally on its behalf and in its name or otherwise, to execute any document or do any assurance, act or thing which the Security Trustee or such Receiver (or such substitute or delegate) may, in its or his absolute discretion, properly consider appropriate in connection with the exercise or enforcement of any of the rights, powers, authorities or discretions conferred on the Security Trustee or the Receiver under or pursuant to this Deed or any Series Related Document. The Loan Note Issuer hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney does or purports to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause 9.12.

10.   THE SECURITY TRUSTEE

10.1  DUTIES OF THE SECURITY TRUSTEE
      10.1.1 The Security Trustee agrees to perform such duties and only such duties as are specifically set forth in this Deed as supplemented by the relevant Loan Note Supplements to the extent required or permitted under and in compliance with applicable law and regulations.

      10.1.2  The Security Trustee shall consent to the operation of the Loan
              Note Issuer Accounts for each Series by the Loan Note Issuer in accordance with the provisions of this Deed and any Loan Note Supplement.

      10.1.3 Subject to Clause 8.1.4, after any Security has become enforceable, the Security Trustee shall (provided it is indemnified and/or secured to its satisfaction), if it has actual knowledge of the same, act promptly to exercise its rights under any bank mandate relating to a Loan Note Issuer Account in respect of which it is a beneficiary of a trust declared over such account to prevent monies representing Secured Property being paid from such Loan Note Issuer Account to a bank account which is not a Loan Note Issuer Account and which was overdrawn at the close of business on the preceding Business Day (unless the Security Trustee shall have received evidence satisfactory to it that such overdraft has been satisfied). The Security Trustee shall cease to exercise such rights at such time as the relevant bank account ceases to be overdrawn.

      10.1.4 The Security Trustee shall maintain proper books of account in respect of its duties as Security Trustee of the Secured Property in respect of each Series and shall maintain records of all assets held by it and all payments made by it in such capacity.

      10.1.5 The Security Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any Secured Creditor in respect of a Series relating to the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust, discretion or power conferred upon the Security Trustee in relation to such Secured Creditor, under this Deed or any Series Document.

      10.1.6 Notwithstanding any other provision of this Deed or of any relevant Loan Note Supplement, the Security Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it believes that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it to its satisfaction, and none of the provisions contained in this Deed or any Series Document shall in any event require the Security Trustee to perform, or be responsible for the manner of the performance of, any of the obligations of the Loan Note Issuer under this Deed or any Loan Note Supplement, the Trust Cash Manager or any Co-Trust Cash Manager under the Receivables Trust Deed and Trust Cash Management Agreement or the Servicer or any Co-Servicer under the Beneficiaries Servicing Agreement.

      10.1.7 In relation to its obligations set forth in Clauses 8 and 9, the Security Trustee shall not be obliged to act accordingly unless it has actual knowledge of the occurrence of a Loan Note Event of Default provided that the Security Trustee shall not act in accordance with such obligations if to do so is in breach of any of its obligations in law or under the Series Documents.

10.2  SUPPLEMENTAL TO THE TRUSTEE ACT 1925
      Subject, in the case of the Loan Note Issuer Jersey Secured Property, to the Jersey Security Law, the Security Trustee shall have all powers conferred upon trustees by the Trustee Act 1925 and by way of supplement to the Trustee Act 1925, it is expressly declared as follows (which provisions shall, except as expressly provided in this Clause 10, be in lieu of the provisions contained in section 315(a) of the TIA):

      10.2.1 ADVICE: The Security Trustee may in relation to this Deed and any relevant Loan Note Supplement act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker, credit-rating agency or other expert whether obtained by the Loan Note Issuer, the Security Trustee or otherwise and shall not in the absence of negligence or wilful misconduct or fraud on the part of the Security Trustee, be responsible for any loss occasioned by so acting.

      10.2.2 TRANSMISSION OF ADVICE: Any such advice, opinion or information may be sent or obtained by letter, telex, facsimile transmission or electronic mail and in the absence of negligence or wilful misconduct or fraud on the part of the Security Trustee, the Security Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, facsimile transmission or electronic mail although the same shall contain some error or shall not be authentic.

      10.2.3 CERTIFICATE OF DIRECTORS: the Security Trustee may call for and shall be at liberty to accept a certificate signed by two directors of the Loan Note Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Loan Note Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence of its expediency and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do.

      10.2.4 DEPOSIT OF CERTAIN DOCUMENTS: The Security Trustee shall be at liberty to hold or to place this Deed and any relevant Loan Note Supplement, any other documents relating to this Deed and any relevant Loan Note Supplement in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Security Trustee to be of good repute and the Security Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

      10.2.5 PAYMENT FOR AND DELIVERY OF THE LOAN NOTES: The Security Trustee shall not be responsible for the application of the proceeds of the issue of any of the Loan Notes by the Loan Note Issuer.

      10.2.6 LOAN NOTE EVENTS OF DEFAULT: Except to the extent required pursuant to section 315(b) of the TIA, the Security Trustee shall not be bound to give notice to any person of the execution of this Deed and any relevant Loan Note Supplement or any of the Transaction Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Loan Note Event of Default or any Potential Loan Note Event of Default has happened and, until it shall have actual knowledge or express written notice to the contrary, the Security Trustee shall be entitled to assume that no Loan Note Event of Default or such condition, event or act has happened and that the Loan Note Issuer and each other party to any Transaction Document is observing and performing all the obligations on its part contained in the Loan Notes and under this Deed and any relevant Loan Note Supplement and/or any Transaction Document to which it is a party.

      10.2.7 DISCRETION OF THE SECURITY TRUSTEE: Save as expressly otherwise provided in this Deed and any relevant Loan Note Supplement, the Loan Note Conditions, the Security Trustee shall have absolute and uncontrolled discretion as to the exercise of the trusts, powers, authorities and discretions vested in the Security Trustee by this Deed and any relevant Loan Note Supplement, and the Loan Note Conditions (the exercise of which as between the Security Trustee and the Secured Creditors and other parties thereto shall be conclusive and binding on the Secured Creditors and other parties thereto) and the Security Trustee shall not be responsible for any Liability that may result from the exercise or failure to exercise any such trust, power, authority and discretion. but whenever the Security Trustee is under the provisions of this Deed and any relevant Loan Note Supplement, and/or the Loan Note Conditions bound to act at the request or direction of the Secured Creditors, or any of them, or any other relevant party, the Security Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

      10.2.8 RESOLUTION OF THE LOAN NOTEHOLDERS: The Security Trustee shall not be liable for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Loan Noteholders in respect whereof minutes have been made and signed, even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Loan Noteholders.

      10.2.9 SECURITY TRUSTEE'S CONSENT: Any consent or approval given by the Security Trustee for the purpose of this Deed and any relevant Loan Note Supplement, may be given on such terms and subject to such conditions (if any) as the Security Trustee thinks fit and notwithstanding anything to the contrary contained in this Deed and any relevant Loan Note Supplement may be given retrospectively.

      10.2.10 CONFIDENTIALITY: The Security Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Secured Creditor or any other person any confidential financial, price sensitive or other information made available to the Security Trustee by the Loan Note Issuer or any other person in connection with the trusts created under this Deed and any relevant Loan Note Supplement and no Secured Creditor or other person shall be entitled to take any action to obtain from the Security Trustee any such information.

      10.2.11 CURRENCY CONVERSION: Where it is necessary or desirable for any purpose in connection with this Deed and any relevant Loan Note Supplement to convert any sum from one currency to another it shall (unless otherwise provided by this Deed and any relevant Loan Note Supplement or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Security Trustee in its absolute discretion and any rate, method and date so agreed shall be binding on the Loan Note Issuer and the Secured Creditors.

      10.2.12 DEFAULT IN PERFORMANCE: The Security Trustee may certify in accordance with the provisions of Loan Note Condition 9(b) whether or not a default by the Loan Note Issuer in the performance or observance of any of its obligations pursuant to that Loan Note Condition is in its opinion materially prejudicial to the interests of the Loan Noteholders and any such certificate shall be conclusive and binding upon the Loan Note Issuer and the Loan Noteholders.

      10.2.13 ASSUMPTION OF DUE PERFORMANCE: The Security Trustee shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Security Trustee under this Deed and any relevant Loan Note Supplement has happened or to monitor or supervise the observance and performance by the Loan Note Issuer or any of the other parties to any of the Transaction Documents of their respective obligations thereunder and, until it shall have actual knowledge to the contrary, the Security Trustee shall be entitled to assume that no such event, condition or act has happened and that the Loan Note Issuer and each of the other parties thereto are observing and performing all their respective obligations thereunder.

      10.2.14 RELIANCE ON DOCUMENTS: Save as explicitly provided in this Deed and any relevant Loan Note Supplement or in the relevant Transaction Document, the Security Trustee shall not be responsible for any of the following, nor for investigating any matter which is the subject of the following:

              (i) recitals, statements, warranties or representations of any party contained in any Transaction Document or security created pursuant to the terms thereof or other document entered into in connection therewith and shall assume the accuracy and correctness thereof and the Security Trustee may accept without enquiry, requisition or objection such title as the Loan Note Issuer may have to the security constituted by this Deed or any relevant Loan Note Supplement or any part thereof; or

              (ii) the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or security thereby constituted.

              Notwithstanding the generality of the foregoing, each Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Loan Note Issuer and the Security Trustee shall not at any time have any responsibility for the same and each Secured Creditor shall not rely on the Security Trustee in respect thereof.

      10.2.15 NO LIABILITY FOR EMPLOYEES: The Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Security Trustee assigned by the Security Trustee to administer its corporate trust matters unless it shall be proved that the Security Trustee was negligent in ascertaining the pertinent facts.

      10.2.16 DETERMINATIONS OF THE SECURITY TRUSTEE CONCLUSIVE: The Security Trustee as between itself and the Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and any relevant Loan Note Supplement or any security constituted in connection therewith, and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee, shall be conclusive and shall bind the Loan
              Note Issuer and the Secured Creditors.

      10.2.17 DETERMINATION OF DEFAULT IN PERFORMANCE: The Security Trustee may determine in its sole discretion whether or not a default in the performance by the Loan Note Issuer of any obligation under the provisions of this Deed and any relevant Loan Note Supplement or contained in the Loan Notes or of the Loan Note Issuer or any other party to any other party to any of the other Transaction Documents is capable of remedy and, if the Security Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Loan Note Issuer and the Secured Creditors.

      10.2.18 RESPONSIBILITY: the Security Trustee shall not be responsible for the execution, legality, adequacy, enforceability, genuineness, validity, effectiveness or suitability of any of the Transaction Documents or any security constituted in connection therewith or other documents entered into in connection therewith or any other document or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

              (i) the nature, status, creditworthiness or solvency of the Loan Note Issuer or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to the Loan Note Issuer;

              (i) the execution, legality, validity, adequacy, admissibility in evidence or enforceability of any mortgage, charge or any other document entered into in connection therewith;

              (ii) the title, ownership, value, sufficiency or existence of the Loan Notes and any security given with respect thereto;

              (iii) the registration, filing, protection or perfection of any assignment or security interest relating to the trusts constituted hereby or the priority of the security created by this Deed or by any relevant Loan Note Supplement;

              (iv) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

              (v) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Transaction Documents and/or the security contemplated in connection therewith and/or any other document;

              (vi) any accounts, books, records or files maintained by the Loan Note Issuer or any other person in respect of the Loan Notes, the Transaction Documents or otherwise;

              (vii) obtaining insurance for any of the security constituted by this Deed and any relevant Loan Note Supplement or any deeds or documents of title or other evidence in respect thereof and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance;

              (viii) any deficiency in amounts payable to Secured Creditors by virtue of the Security Trustee being liable to tax or obliged to deduct tax in respect of sums received, held or paid out by it under this Deed or any Loan Note Supplement;

              (ix) the registration, filing, protection or perfection of any mortgage or charge or the priority of the security created thereby;

              (x) the title of the Loan Note Issuer to any mortgage or charge;

              (xi) exercising any rights or powers which are assigned to it by any party to the Transaction Documents, including, without limitation, any servicing, administration and management functions in relation to the Receivables and the Designated Accounts, and shall not be liable to any person for the exercise or non-exercise of any such rights and powers;

              (xii) notwithstanding that the Security Trustee has the right to receive certain information and to inspect certain documents under the terms of the Transaction Documents, the Security Trustee shall be under no obligation to review such information or to carry out any such inspections, and shall not be liable to any person for so reviewing or not reviewing or inspecting or not inspecting, as the case may be;

              (xiii) ascertaining whether a default has occurred under the terms of any of the Transaction Documents and nor is the Security Trustee responsible for taking any action in connection with any such default or alleged default;

              (xiv) investigating whether any statement made by any party to any of the Transaction Documents is correct at the time when such statement is made, or for ascertaining whether the effect of any such statement being incorrect would have a Material Adverse Effect on the interests of any party;

      10.2.19 EXCLUSION OF LIABILITY: The Security Trustee shall not be liable or responsible for any loss, cost, damages, expenses or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Deed and any relevant Loan Note Supplement or any security constituted pursuant hereto or thereto or any other document or as a consequence of or in connection with it being held or treated as, or being deemed to be, a creditor, for the purposes of the Consumer Credit Act 1974, in respect of any of the Receivables.

      10.2.20 ILLEGALITY: notwithstanding anything else contained in this Deed and any relevant Loan Note Supplement or the other Transaction Documents, the Security Trustee may refrain from doing anything which would, or which in its opinion might, be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

      10.2.21 CERTIFICATES OF OTHER PARTIES TO THE DOCUMENTS: The Security Trustee shall be entitled to call for and to rely upon a certificate or any letter of confirmation or explanation reasonably believed by it to be genuine, of the Note Trustee, the Agent Bank or any Paying Agent, the Rating Agencies or any other credit-rating agency or any party to any other Transaction Document in respect of every matter and circumstance for which a certificate is expressly provided for under this Deed and any relevant Loan Note Supplement or in respect of the rating of the Loan Notes and to call for and rely upon a certificate of the Loan Note Issuer, the Note Trustee or any party to any other Transaction Document reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of the Loan Note Issuer or the Note Trustee as sufficient evidence thereof and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its failing so to do.

      10.2.22 CONSEQUENCE OF MODIFICATIONS: In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of this Deed and any relevant Loan Note Supplement, the Security Trustee shall not have regard to the consequences thereof for individual Secured Creditors resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to, the jurisdiction of any particular territory.

      10.2.23 RESPONSIBILITY FOR THE RATING OF THE LOAN NOTES: The Security Trustee shall have no responsibility for the maintenance of any rating of the Loan Notes by the Rating Agencies or any other credit-rating agency or any other person.

      10.2.24 RESPONSIBILITY FOR REPORTS ETC.: the Trustee has no responsibility to verify or monitor the contents of, or (if applicable) to check any calculations contained in, any reports, information, documents, Officers' Certificate and Opinions of Counsel delivered to the Trustee in accordance with Clauses 14.1.18, 14.1.19 and
              14.2 and is under no obligation to inform Secured Creditors of the contents of any such reports, information, documents, Officers' Certificate and Opinions of Counsel, other than allowing Secured Creditors upon reasonable notice, to inspect such reports, information, documents, Officers' Certificate and Opinions of Counsel;

      10.2.25 NO LIABILITY AS A RESULT OF THE DELIVERY OF A CERTIFICATE: The Security Trustee shall have no liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Loan Note Issuer, any Secured Creditor or any other person as a result of the delivery by the Security Trustee of a certificate, or the omission by it to deliver a certificate, to the Loan Note Issuer as to material prejudice pursuant to Loan Note Condition 9(b), on the basis of an opinion formed by it in good faith.

      10.2.26 NO DUTY TO SUPERVISE: The Security Trustee shall be under no obligation to monitor or supervise the functions of any other person under any Transaction Document or any security constituted pursuant thereto and shall be entitled, in the absence of actual knowledge by the persons administering this trust of a breach of duty or obligation, to assume that such other person is properly performing its obligations in accordance with each Transaction Document or any security constituted pursuant thereto.

      10.2.27 MATERIAL PREJUDICE: The Security Trustee shall be entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to this Deed and any relevant Loan Note Supplement or any security constituted pursuant hereto or thereto that such exercise will not be materially prejudicial to the interests of the Secured Creditors if the Rating Agencies have confirmed that the then current rating of the Loan Notes would not be adversely affected by such exercise.

      10.2.28 REPORTS BY SECURITY TRUSTEE TO SECURED CREDITORS: If required by
              Section 313(a) of the TIA, within 60 days after the required date in any year, commencing on the anniversary of the date of this Deed, the Security Trustee shall deliver to each Loan Noteholder a brief report dated as of such date that may be required by the TIA that complies with Section 313(a) of the TIA. The Security Trustee shall also comply with Section 313(b), (c) and (d) of the TIA. Reports delivered pursuant to this Clause 10.2.29 shall be sent as provided in Clause 24.

      10.2.29 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE LOAN NOTE ISSUER:
              The Security Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Security Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein. The provisions of Section 311 of the TIA shall apply to the Loan Note Issuer as the obligor of the Loan Notes.

      10.2.30 DUTIES OF THE SECURITY TRUSTEE: Notwithstanding any additional duties imposed on the Security Trustee under the Trustee Act 1925 or otherwise, if a Loan Note Event of Default has occurred and is continuing, the Security Trustee shall exercise the rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      10.2.31 ACTING IN GOOD FAITH: the Security Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorised or within the discretion or rights or powers conferred upon it by this Deed or any Series Document;

      10.2.32 NO EXAMINATION: the Security Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Designated Accounts in respect of the Securitised Portfolio or the Receivables in respect of such Designated Accounts for the purpose of establishing the presence or absence of defects, the compliance by Transferors or any Additional Transferor with its representations and warranties or for any other purpose;

      10.2.33 LEGAL OPINIONS: the Security Trustee shall not be responsible for failing to request, require or receive any legal opinion relating to any Loan Note Supplement or for checking or commenting upon the content of any legal opinion;

      10.2.34 WRITTEN COMMUNICATIONS: the Security Trustee will not be responsible for having acted in good faith on a written communication received by it from any Person and believed by it to be genuine whether or not the same is later proved not to have been issued with due authority or to be authentic;

      10.2.35 FEES, COMMISSIONS, PROFITS ETC.: the Security Trustee shall not be liable to account for any fees, commissions, profits or remuneration of any kind it may receive if it assumes any role in relation to the Transferors, any Additional Transferor, the Loan
              Note Issuer and any related companies or any securities or debts issued by or outstanding of them and the Security Trustee may acquire and dispose of securities issued by any of them without being liable to account as aforesaid other than for the wilful misconduct or gross negligence of the Security Trustee, its employees or agents in connection with such acquisition or disposal;

      10.2.36 LOAN NOTEHOLDERS AND OTHER SECURED CREDITORS: unless specified otherwise in a Loan Note Supplement, the Security Trustee shall have regard only to the interests of the Loan Noteholders in respect of any Series and not to the interests of any other Secured Creditor in respect of any Series and shall have no duties to any Secured Creditor other than the Loan Noteholders other than to pay to them any monies it holds on trust for them in respect of any Series;

      10.2.37 LOAN NOTEHOLDERS AS A CLASS: the Security Trustee shall have regard to the interest of the Loan Noteholders in respect of any Series as a Class and not to their individual interests and save that if there is in the opinion of the Security Trustee a conflict between the interests of Loan Noteholders in respect of any Series it shall have regard only to the interests of the Class ranking most senior in such Series and shall not be liable to other Loan Noteholders in such Series for doing so;

      10.2.38 CALCULATIONS: the Security Trustee shall not be responsible for checking any calculations or otherwise verifying any information received by it in relation to the Receivables Trust;

      10.2.39 NOTICE OF EXECUTION: except to the extent required pursuant to section 315(b) of the TIA, the Security Trustee shall not be bound to give notice to any person of the execution of this Deed or any of the Transaction Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Loan Note Event of Default has happened and, until it shall have actual knowledge or express written notice to the contrary, the Security Trustee shall be entitled to assume that no Loan Note Event of Default or such condition, event or act has happened and that the Loan Note Issuer and each other party to any Transaction Document is observing and performing all the obligations on its part contained in the Loan Notes and under this Deed and/or any Transaction Document to which it is a party;

      10.2.40 ABSOLUTE DISCRETION: save as expressly otherwise provided in this Deed, the Loan Note Conditions or the Series Related Documents, the Security Trustee shall have absolute and uncontrolled discretion as to the exercise of the trusts, powers, authorities and discretions vested in the Security Trustee by this Deed, the Loan Note Conditions and the Series Related Documents (the exercise of which as between the Security Trustee and the Loan Noteholders and other parties thereto shall be conclusive and binding on the Loan Noteholders and other parties thereto) and the Security Trustee shall not be responsible for any Liability that may result from the exercise or failure to exercise any such trust, power, authority and discretion but whenever the Security Trustee is under the provisions of this Deed, the Loan Note Conditions or the Series Related Documents bound to act at the request or direction of the Loan Noteholders, or any of them, or any other relevant party, the Security Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

      10.2.41 CONFIDENTIALITY: the Security Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Loan Noteholder or any other person any confidential financial, price sensitive or other information made available to the Security Trustee by the Loan Note Issuer or any other person in connection with the trusts created under this Deed and no Loan Noteholder or other person shall be entitled to take any action to obtain from the Security Trustee any such information;

      10.2.42 CONSEQUENCES OF EXERCISE OF POWERS: in connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Deed and the relevant Loan Note Supplement (including, without limitation, any modification, waiver, authorisation, determination or substitution) or the Loan Note Conditions, the Security Trustee shall have regard to the interests of the Loan Noteholders and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Loan Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Security Trustee shall not be entitled to require, nor shall any Loan Noteholder be entitled to claim, from the Loan Note Issuer, the Security Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Loan Noteholders except to the extent already provided for in the Loan Note Conditions and/or any undertaking given in addition thereto or in substitution therefor under this Deed and the relevant Loan Note Supplement, provided that, where, in the opinion of the Security Trustee, there is a conflict between the interests of different classes of Loan Noteholders, the Security Trustee shall give priority to the interests of the most senior ranking Loan Noteholders whose interests shall prevail;

10.3  MISCELLANEOUS POWERS AND DUTIES RELATING TO SECURITY
      Subject, in the case of the Loan Note Issuer Jersey Secured Property, to the Jersey Security Law and without prejudice to the provisions of Clauses
      10.1 and 10.2, the

      Security Trustee shall also have the following powers and duties in relation to the Security.

      10.3.1 RELIANCE ON TITLE TO THE SECURITY: the Security Trustee may accept without investigation, requisition or objection such right and title as the Loan Note Issuer may have to any of the Security and the other security created in favour of the Security Trustee by this Deed and any relevant Loan Note Supplement and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Loan Note Issuer to all or any of the Security whether such defect or failure was known to the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not. Each Loan Noteholder and each other Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Loan Note Issuer and the Security Trustee shall not at any time have any responsibility for the same and each Loan Noteholder and the other Secured Creditors shall not rely on the Security Trustee in respect thereof.

      10.3.2 REGISTRATION AND PERFECTION OF THE SECURITY: the Security Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Security including (without prejudice to the generality of the foregoing) (i) any failure, omission or defect in registering or filing or procuring registration or filing of, or otherwise protecting or perfecting the Security or the priority thereof or the right or title of any person in or to the assets comprised in the Security by registering under any applicable registration laws in any applicable territory any notice or other entry prescribed by or pursuant to the provisions of any such laws and (ii) any failure or omission to require any further assurances in relation to the Security.

      10.3.3 ADEQUACY OF THE SECURITY: the Security Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any asset as security for any Secured Obligations and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Security as security for the Secured Obligations.

      10.3.4 MONITORING: the Security Trustee shall not be responsible for investigating, monitoring or supervising the observance or performance by any person in respect of the Security or otherwise.

      10.3.5 NO RESPONSIBILITY FOR SECURITY: the Security Trustee shall not be responsible for any Liability occasioned to the Security however caused, whether by an act or omission of the Loan Note Issuer or any other party to the Documents, Receivables Document or security or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Documents or otherwise and irrespective of whether the Security is held by or to the order of any of such persons, unless such loss is caused by the fraud, wilful default or negligence of the Security Trustee;

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      10.3.6  INSURANCE: without prejudice to the provisions of any Document or
              Receivables Document relating to insurance, the Security Trustee shall not be under any obligation to insure any of the Security or any deeds or documents of title or other evidence in respect of the Security or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any Liability which may be suffered as a result of the lack of or inadequacy of any such insurance;

      10.3.7 DEPRECIATION IN VALUE: until such time as the Security becomes enforceable, the moneys standing to the credit of any account comprised in the Security shall be dealt with in accordance with the provisions of the Transaction Documents and the Security Trustee shall not be responsible in such circumstances or at any other time for any Liability occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise unless such Liability is occasioned by the negligence or wilful default of the Trustee;

      10.3.8 NO LIABILITY FOR LOSS: the Security Trustee will not be liable for any decline in the value nor any loss realised upon any sale or other disposition of any of the Security made pursuant to this Deed and any relevant Loan Note Supplement;

      10.3.9 TRUST PAY OUT EVENTS ETC.: without prejudice to the generality of any of the foregoing provisions, the Security Trustee shall be under no obligation to investigate whether a Trust Pay Out Event or Trust Cash Manager Event or any breach or default has occurred under the terms of the Receivables Trust Deed and Trust Cash Management Agreement, nor obliged to make any investigation into any facts or matters stated in any of the items referred to in Clause 7.2(f) of the Receivables Trust Deed and Trust Cash Management Agreement; and

      10.3.10 REPLACEMENT CASH MANAGER: for the avoidance of doubt, the Security Trustee shall not be under any obligation to take steps to appoint any replacement Trust Cash Manager or Co-Trust Cash Manager or Servicer in the event that any such person shall resign or have their appointments terminated in accordance with the terms of any relevant Transaction Documents.

10.4  SECURITY TRUSTEE NOT LIABLE FOR VALIDITY OR SUFFICIENCY
      The Security Trustee makes no representations as to the validity or sufficiency of this Deed or any Series Document or of the beneficial entitlement of the Secured Creditors of any Series to a security interest in the Secured Property in respect of such Series (other than the authentication of the relevant Loan Notes) or of any Receivable in respect of Designated Accounts in the Securitised Portfolio or Relevant Document. The Security Trustee has no responsibility for the validity, value, sufficiency or enforceability of the security over the Secured Property.

10.5  INSURANCE
      The Security Trustee shall not be under any obligation to insure nor to procure the insurance of all or any of the Secured Property in respect of any Series or in respect of any assets over which it shall have been granted a security interest in respect of or in relation to this Deed and any relevant Loan Note Supplement or to require any other person to maintain any such insurance and the Security Trustee shall not be responsible

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

      for any liability suffered by any Secured Creditor as a result of all or any of the Secured Property in respect of the relevant Series being uninsured or inadequately insured.

10.6  PRE-ENFORCEMENT APPLICATION OF FUNDS
      Until such time as the Security in relation to any Series becomes enforceable the moneys standing to the credit of any account comprised in the Secured Property in respect of such Series shall be dealt with in accordance with the provisions of the relevant Loan Note Supplement and the Security Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby by depreciation in value.

10.7  INCREASED COSTS
      The Security Trustee shall have no responsibility whatsoever to the Loan
      Note Issuer or any Secured Creditor with respect to any Series as regards any deficiency which might arise because the Security Trustee is subject to any tax in respect of all or any of the Secured Property relating to such Series or in respect of any assets over which it shall have been granted a security interest in respect of or in relation to this Deed and any relevant Loan Note Supplement, the income therefrom or the proceeds thereof.

10.8  NO OBLIGATION OF ENQUIRY
      The Security Trustee shall not be responsible for investigating, monitoring or supervising the observance or performance by any person of their obligations in respect of the Secured Property in respect of any Series or otherwise.

10.9  DEFECTS IN SECURITY
      The Security Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Secured Property in respect of any Series or in respect of any assets over which it shall have been granted a security interest in respect of or in relation to this Deed including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Secured Property in respect of any Series or in respect of any assets over which it shall have been granted a security interest in respect of or in relation to this Deed or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.

10.10 STANDARD OF CARE
      If the Security Trustee, any agent thereof or other person to whom some of the Security Trustee's functions are delegated hereunder fails to show the degree of care and diligence required of it as a Security Trustee (due regard being given to the provisions hereof conferring on it duties, powers and discretions), nothing in this Deed shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.

10.11 SECURITY TRUSTEE'S LIABILITY
      Nothing in this Deed contained shall in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as Security Trustee having regard to the provisions of this Deed conferring on it any powers, authorities or discretions exempt the Security Trustee from or indemnify it against any liability for breach of trust

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      or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Deed.

11.   RESIGNATION OR REMOVAL OF THE SECURITY TRUSTEE

11.1  TIA REQUIREMENTS
      This Deed shall always have a Security Trustee which shall be eligible to act as Security Trustee under Sections 310(a)(1) and 310(a)(2) of the TIA. The Security Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Security Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Security Trustee and the Loan Note Issuer shall comply with the provisions of TIA Section 310(b); Provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any deed or deeds under which other securities or certificates of interest or participation in other securities of the Loan
      Note Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Security Trustee shall cease to be eligible in accordance with the provisions of this Clause 11.1, the Security Trustee shall resign promptly in the manner and with the effect specified in Clauses 11.2 to 11.5 (inclusive).

11.2  RESIGNATION
      The Security Trustee, subject to Clause 11.4 below, may at any time resign and be discharged from its obligations and duties hereby created by giving written notice thereof to the Loan Note Issuer. Upon receiving such notice of resignation, the Loan Note Issuer shall be vested with the power to appoint a successor Security Trustee and shall promptly appoint such successor Security Trustee as detailed in Clause 11.4 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Security Trustee and one copy to the successor Security Trustee. If no successor Security Trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Security Trustee may petition any court of competent jurisdiction for the appointment of a successor Security Trustee.

11.3  REMOVAL OF SECURITY TRUSTEE
      11.3.1 If at any time the Security Trustee shall be legally unable to act, or shall be adjudged insolvent, or a receiver of the Security Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Security Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Loan Note Issuer may, but shall not be required to, remove the Security Trustee and promptly appoint a successor Security Trustee as detailed in Clause 11.4 by written instrument, in duplicate, one copy of which instrument shall be delivered to the Security Trustee so removed and one copy to the successor Security Trustee.

      11.3.2 The Secured Creditors of all Series may at any time by direction signed by all the Secured Creditors in writing addressed to the Security Trustee and the Loan Note Issuer remove the Security Trustee and shall do so by giving written notice thereof to the Security Trustee. Upon such notice of removal being given, the Loan Note Issuer shall be vested with the power to appoint a successor Security

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

              Trustee and shall promptly appoint such successor Security Trustee as detailed in Clause 11.4 by written instrument, in duplicate, one copy of which instrument shall be delivered to the Security Trustee being removed and one copy to the successor Security Trustee.

11.4  APPOINTMENT OF SUCCESSOR
      Any resignation or removal of the Security Trustee and appointment of a successor Security Trustee pursuant to any of the provisions of this Clause 11.4 shall not become effective until:

      (vi) acceptance of appointment by the successor Security Trustee as provided in Clause 11.5 hereof (and any liability of the Security Trustee arising hereunder shall survive such appointment of a successor Security Trustee); and

      (vii) confirmation has been received from each Rating Agency that the appointment of the successor Security Trustee will not result in such Rating Agency reducing or withdrawing its then current rating on any outstanding Associated Debt.

11.5  SUCCESSOR SECURITY TRUSTEE
      11.5.1  Any successor Security Trustee appointed as provided in Clause
              11.4 hereof shall execute, acknowledge and deliver to the Loan
              Note Issuer and to its predecessor Security Trustee an instrument accepting such appointment hereunder and the transfer of the interests of the predecessor Security Trustee in the Secured Property in respect of each Series to such successor Security Trustee, and thereupon the resignation or removal of the predecessor Security Trustee shall become effective and such successor Security Trustee, without any further act, deed or conveyance, shall become fully vested with such interests in the Secured Property in respect of each Series and all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Security Trustee herein. The predecessor Security Trustee shall deliver to the successor Security Trustee all documents and statements held by it hereunder, and the parties to this Deed and the predecessor Security Trustee shall execute and deliver such instruments and do such other things as may reasonably be required by the successor Security Trustee for fully and certainly vesting and confirming in the successor Security Trustee all such interests in Secured Property in respect of all Series and such rights, powers, duties and obligations.

      11.5.2 Upon acceptance of appointment by a successor Security Trustee as provided in this Clause 11.5, such successor Security Trustee shall give notice of such succession hereunder to all Secured Creditors of each Series.

      11.5.3 Any successor Security Trustee will be a person in the United Kingdom.

11.6  APPOINTMENT OF CO-SECURITY TRUSTEE OR SEPARATE SECURITY TRUSTEE
      11.6.1 Notwithstanding any other provisions of this Deed, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Secured Property in respect of any Series may at the time be located, the Security Trustee shall have the power and may execute and deliver all

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              instruments to appoint one or more Persons to act as a co-Security
              Trustee or co-Security Trustees, or separate Security Trustee or separate Security Trustees, with respect to all or any part of the Secured Property in respect of any Series, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Creditors of the relevant Series, such title to the Secured Property in respect of any Series or any part thereof, and, subject to the other provisions of this Clause 11.6, such powers, duties, obligations, rights and trusts as the Security Trustee may consider necessary or desirable. No notice to Secured Creditors of the relevant Series of the appointment of any co-Security Trustee or separate Security Trustee shall be required under Clause 11.5 hereof.

      11.6.2 Every separate Security Trustee and co-Security Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred or imposed upon the Security Trustee shall be conferred or imposed upon and exercised or performed by the Security Trustee and such separate Security Trustee or co-Security Trustee jointly (it being understood that such separate Security Trustee or co-Security Trustee is not authorised to act separately without the Security Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Security Trustee hereunder or as successor to the Security Trustee hereunder), the Security Trustee shall be incompetent or unqualified to perform such act or acts, in which circumstances such rights, powers, duties and obligations (including the holding of title to the Secured Property in respect of any Series or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Security Trustee or co-Security Trustee, but solely at the direction of the Security Trustee;

              (ii) no Security Trustee hereunder shall be personally liable by reason of any act or omission of any other Security Trustee hereunder; and

              (iii) the Security Trustee may at any time accept the resignation of or remove any separate Security Trustee or co-Security Trustee Provided that upon such resignation or removal, all title to any Secured Property, powers, duties, obligations, rights and trusts previously vested in such separate Security Trustee shall immediately revert to the Security Trustee.

      11.6.3 Any notice, request or other writing given to the Security Trustee shall be deemed to have been given to each of the then separate Security Trustees and co-Security Trustees, as effectively as if given to each of them. Every instrument appointing any separate Security Trustee or co-Security Trustee shall refer to this Deed and the conditions of this Clause 11. Each separate Security Trustee and co-Security Trustee, upon its acceptance of the trusts conferred, shall be vested with the rights, trusts, powers, duties and obligations specified in its instrument of appointment, either jointly with the Security Trustee or

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              separately, as may be provided therein, subject to all the provisions of this Deed, specifically including every provision of this Deed relating to the conduct of, affecting the liability of, or affording protection to, the Security Trustee. Every such instrument shall be filed with the Security Trustee and a copy thereof given to the Loan Note Issuer and the Trust Cash Manager (and any Co-Trust Cash Manager).

      11.6.4 Any separate Security Trustee or co-Security Trustee may at any time constitute the Security Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Deed or any Series Document on its behalf and in its name. If any separate Security Trustee or co-Security Trustee shall die, become incapable of acting, resign or be removed, all of its rights, trusts, powers, duties and obligations shall vest in and be exercised by the Security Trustee, to the extent permitted by law, without the appointment of a new or successor Security Trustee.

12.   COSTS AND EXPENSES OF THE LOAN NOTE ISSUER

      As full reimbursement for any costs and expenses incurred by it in connection with its activities in respect of (i) a particular Series, the Loan Note Issuer shall be entitled to utilise Secured Property in respect of each Series allocated to the Secured Creditors for the relevant Series to meet such costs and expenses attributable solely to a particular Series with respect to each Calculation Period, solely to the extent of Secured Property allocable with respect thereto as provided in this Deed, any Loan Note Supplement and the relevant Loan Note Conditions, on the related Distribution Date for such Series (each such cost and expense, a "SERIES LOAN NOTE ISSUER PAYMENT" (which shall include all sums due to the Security Trustee under Clause 13)) and, (ii) some or all Series, the Loan
      Note Issuer shall be entitled to use Secured Property in respect of those Series allocated to the Secured Creditors for each Series to meet such costs and expenses attributable to those Series with respect to each Calculation Period, solely to the extent of Secured Property allocable with respect thereto as provided in this Deed, any Loan Note Supplement and the relevant Loan Note Conditions, on the related Distribution Date for each Series (the aggregate of such costs and expenses payable on a Distribution Date for all Series, the "AGGREGATE LOAN NOTE ISSUER PAYMENT AMOUNT"). The amount of any reimbursement for its activities as Loan Note Issuer will be determined in accordance with the relevant Loan Note Supplement for each Series. For the avoidance of any doubt, the amounts due to the Security Trustee under Clause 13 shall be considered expenses of the Loan Note Issuer and (1) will be allocated to a particular Series Loan Note Issuer Payment with reference to the particular Series the Security Trustee is owed an amount in respect of (if this is capable of calculation), and (2) will be exclusive of VAT thereon, if applicable and any such VAT will be payable in addition thereto.

13.   REMUNERATION OF SECURITY TRUSTEE

13.1  ANNUAL FEE
      The Loan Note Issuer shall pay to the Security Trustee remuneration for its services as trustee as from the date of this Deed, such remuneration to be at such annual rate as may from time to time be agreed between the Loan Note Issuer and the Security Trustee. Such

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      remuneration shall be payable in advance on the Payment Date falling in
      March of each year (or if such day is not a Business Day, the next succeeding Business Day), the first such payment to be made on the Closing Date in respect of the period from and including the Closing Date to but excluding the Payment Date falling in March 2001. Remuneration shall accrue from day to day and be payable (in priority to payments to the Loan Noteholders) up to (and including) the date when, the Loan Notes having become due for redemption in full, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Security Trustee, provided that, if any payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will start to accrue again.

13.2  ADDITIONAL FEE FOR EXCEPTIONAL DUTIES
      In the event of the occurrence of a Loan Note Event of Default or if the Security Trustee considers it expedient or necessary or is requested by the Loan Note Issuer to undertake duties which the Security Trustee and the Loan Note Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Deed the Loan Note Issuer shall pay to the Security Trustee such additional remuneration as shall be agreed between them.

13.3  FAILURE TO AGREE
      In the event of the Security Trustee and the Loan Note Issuer failing to agree:

      (viii) (in a case to which Clause 13.1 above applies) upon the amount of the remuneration; or

      (ix) (in a case to which Clause 13.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under this Deed or under any relevant Loan Note Supplement, or upon such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Loan Note Issuer or, failing such approval, nominated (on the application of the Security Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Loan
      Note Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Loan Note Issuer.

13.4  FEES, COST AND EXPENSES
      13.4.1 The Loan Note Issuer shall also, on demand by the Security Trustee, pay or discharge to the extent of and from the Secured Property in respect of any Series, to the Security Trustee all costs, charges, liabilities and expenses properly incurred by the Security Trustee in the preparation and execution of this Deed and any relevant Loan Note Supplement and the performance of its functions under this Deed and any relevant Loan Note Supplement including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Security Trustee in connection with any legal proceedings properly brought or contemplated by the Security Trustee against

                                     - 47 -
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              the Loan Note Issuer or any other party to enforce any provision of this Deed or other Series Document.

      13.4.2 If the Security Trustee determines in its sole discretion that any such costs, charges, liabilities and expenses as are mentioned in Clause 13.4.1 cannot be considered to be solely referable to a particular Series, it shall be entitled in its sole discretion to allocate such costs, charges, liabilities and expenses between such Series as it shall consider those costs, charges, liabilities and expenses to be referable pro rata in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the aggregate Principal Amount Outstanding of all such Series (as at the date such costs, charges, liabilities and expenses were incurred) in respect of which such costs, charges, liabilities and expenses were incurred as a whole.

13.5  INDEMNITY OF SECURITY TRUSTEE
      The Loan Note Issuer shall indemnify the Security Trustee to the extent of and from the Secured Property in respect of any Series, in respect of all Liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in connection with its appointment or the performance of or in relation to, its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that any of them may incur or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the proper exercise of its functions.

13.6  CONTINUANCE OF PROVISIONS
      Clauses 13.4 and 13.5 shall continue in full force and effect as regards the Security Trustee even if it no longer is Security Trustee.

13.7  INDEMNITY OF RECEIVER ETC.
      13.7.1 Without prejudice to the right of indemnity by law given to trustees and subject to the provisions of Section 192 of the Companies Act 1985, the Security Trustee as permitted and every receiver, attorney, manager, agent, or other person appointed by the Security Trustee hereunder in relation to each Series shall be entitled to be indemnified to the extent of and from the Secured Property (in respect of any Series) for all liabilities and expenses incurred by them in the execution or purported execution of the trusts hereof or of any powers, authorities or discretions properly vested in them pursuant to this Deed and any relevant Loan Note Supplement and against all actions, proceedings, cost, claims, and demands in respect of any matters or things done or omitted in any way related to the Secured Property, and the Security Trustee may retain any part of any moneys arising from the trusts hereof all sums necessary to effect such indemnity and also the remuneration of the Security Trustee hereinbefore provided and the Security Trustee shall have a lien on such Secured Property to the extent of the sum thereof for all moneys payable to it under this Clause or otherwise howsoever.

      13.7.2 If the Security Trustee determines in its sole discretion that any such liabilities and expenses as are mentioned in Clause 13.7.1 cannot be considered to be

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              solely referable to a particular Series, it shall be entitled in its sole discretion to allocate such liabilities and expenses between such Series as it shall consider those liabilities and expenses to be referable pro rata in the proportion which the aggregate Principal Amount Outstanding in respect of each such Series bears to the aggregate Principal Amount Outstanding of all such Series (as at the date such liabilities and expenses were incurred) in respect of which such liabilities and expenses were incurred as a whole.

14.   COVENANTS BY THE LOAN NOTE ISSUER AND THE TRANSFERORS

14.1  COVENANTS
      The Loan Note Issuer and each Transferor, in respect of each Series, hereby covenants with the Security Trustee that, until (i) no further sums are outstanding in respect of any Secured Obligation of the Loan Note Issuer; (ii) the Loan Note Issuer has fulfilled and discharged all of the Secured Obligations in respect of each Series; and (iii) this Deed is terminated as between the Loan Note Issuer and all the other parties, it shall in relation to its respective obligations under any Series:

      14.1.1 in the case of the Loan Note Issuer, at all times carry on and conduct its affairs in a proper and efficient manner;

      14.1.2 in the case of the Loan Note Issuer at all times keep proper books of account and allow the Security Trustee and any person appointed by it, to whom the Loan Note Issuer or the Transferors have no reasonable objection, access to the books of account of the Loan
              Note Issuer at all reasonable times during normal business hours and to discuss the same with a nominated officer of the Loan Note Issuer and in the event that audited financial accounts of the Loan Note Issuer are produced, to provide a copy thereof to the Security Trustee in relation to each Series;

      14.1.3 give notice in writing to the Security Trustee and the Loan Noteholders in respect of such Series forthwith upon becoming aware of the occurrence of a Loan Note Event of Default in relation to such Series and without waiting for the Security Trustee to take any action;

      14.1.4 in the case of the Loan Note Issuer, so far as permitted by law, at all times give to the Security Trustee such information and afford the Security Trustee such facilities as it may require for the purpose of discharging the duties, powers, trusts, authorities and discretions vested in it by this Deed or by operation of law;

      14.1.5 in the case of the Loan Note Issuer, unless specified otherwise in the relevant Loan Note Supplement, not make or consent to any amendment, variation or termination to any Series Document in respect of any Series or any Secured Property in respect of such Series without the prior written consent of the Security Trustee and with due diligence use best efforts to pursue the performance of any party with which it has contracted of the obligations of such party under any Series Document;

      14.1.6 in the case of the Loan Note Issuer not, without the prior written consent of the Security Trustee, give any guarantee or indemnity (other than as contemplated by the Series Documents, the Articles of Association of the Loan Note Issuer or the Administration Agreement);

      14.1.7 in the case of the Loan Note Issuer, not establish a branch or agency nor maintain an office or establishment in the United Kingdom;

      14.1.8 ensure that each Series and all other transactions to be effected hereunder shall at the time when they are entered into comply with all applicable laws and regulations of any governmental or other regulatory authority of England for the purposes of any relevant Series Documents and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect and copies thereof are supplied promptly to the Security Trustee;

      14.1.9 in the case of the Loan Note Issuer, promptly after the date hereof join with the Security Trustee in giving notice to each relevant Person of the Security granted to the Security Trustee hereunder and procure that each such Person acknowledges the same. In addition to the foregoing, the Loan Note Issuer shall from time to time deliver, and assist the Security Trustee in delivering, any other notices in relation to any Security as the Security Trustee may reasonably request;

      14.1.10 in the case of the Loan Note Issuer, at all times maintain its residence in Jersey and outside the United Kingdom for the purposes of United Kingdom taxation;

      14.1.11 in the case of the Loan Note Issuer, use commercially reasonable efforts to maintain its status as an "exempt company" within the meaning of Article 123A of the Income Tax (Jersey) Law 1961, as amended;

      14.1.12 in the case of the Loan Note Issuer, at all times use its best efforts to minimise taxes and any other costs arising in connection with its activities;

      14.1.13 in the case of the Loan Note Issuer, forthwith upon execution of any further instruments or documents pursuant to any Loan Note Supplement creating or purporting to create or to perfect or to protect any security interest by the Loan Note Issuer, register in any jurisdiction where such registration may be required, details of such instrument or document;

      14.1.14 in the case of the Loan Note Issuer, not take any steps in its capacity as Investor Beneficiary of the Receivables Trust (either on its own or in conjunction with any other Beneficiary of the Receivables Trust) to terminate the Receivables Trust or any sub-trust thereof.

      14.1.15 in the case of the Loan Note Issuer, file with the Security Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Loan Note Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the United States Securities Exchange

              Act of 1934 within 15 days after it files them with the SEC. The Loan Note Issuer also shall comply with the other provisions of
              Section 314(a) of the TIA;

      14.1.16 in the case of the Loan Note Issuer, furnish or cause to be furnished to the Security Trustee on [June 30 and December 31] of each year, commencing [June 30], 2000, and at such other times as the Security Trustee may request in writing, all information in the possession or control of the Loan Note Issuer, or of its paying agents, as to the names and addresses of the Loan Noteholders, and requiring the Security Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in the capacity of paying agent;

      14.1.17 in the case of the Loan Note Issuer, upon the execution of this Deed and thereafter forthwith upon any change of the same, deliver to the Security Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Loan Note Issuer, together with certified specimen signatures of the same;

      14.1.18 in the case of the Loan Note Issuer, ensure that all contracts will be entered into outside the United Kingdom;

      14.1.19 in the case of the Loan Note Issuer, ensure that any agent who signs any contract on behalf of the Loan Note Issuer will be resident outside the United Kingdom for United Kingdom tax purposes and will not act though a United Kingdom branch or agency;

      14.1.20 in the case of the Loan Note Issuer, not hold a bank account in the United Kingdom; and

      14.1.21 in the case of the Loan Note Issuer, not carry on a business or enter into any business transactions, in the United Kingdom for United Kingdom taxation purposes.

14.2  CERTIFICATES, OPINIONS
      14.2.1  (a)  Upon any application, demand or request by the Loan Note
                   Issuer to the Security Trustee to take any action under any of the provisions of this Trust Deed (other than the issuance of Loan Notes) and upon request of the Security Trustee, the Loan Note Issuer shall furnish to the Security Trustee an Officers' Certificate and Opinion of Counsel complying with the provision of Section 314 of the TIA; and

              (b) Each certificate or opinion provided for in this Deed and delivered to the Security Trustee with respect to compliance with a condition or covenant provided for in this Deed shall include (i) a statement that the person making such certificate or opinion has read such condition or covenant;
                   (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
                   (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (iv) a statement as to whether or not the opinion of such person, such condition or covenant has been complied with.

      14.2.2 Promptly after the execution and delivery of this Deed and each Loan Note Supplement, the Loan Note Issuer will furnish to the Security Trustee an Opinion of Counsel stating that in the opinion of such counsel, appropriate steps have been taken to protect the title of the Security Trustee to the Secured Property and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary; and the Loan Note Issuer shall furnish to the Security Trustee, not more than three (3) months after the anniversary of each calendar year, commencing with calendar year 2002, an Opinion of Counsel stating either that, in the opinion of such Counsel, (i) such action has been taken as is necessary for the proper protection of the title of the Security Trustee to the Secured Property and reciting the details of such action or (ii) no such action is necessary for any of such purposes.

      The Security Trustee shall not be responsible for ensuring that the Loan
      Note Issuer complies with its obligations to send the notices referred to in Clauses 14.1.3 and 14.1.12 above to each such Secured Creditor or Loan Noteholder (as the case may be).

14.3  CERTIFICATE OF COMPLIANCE
      The Loan Note Issuer shall give to the Security Trustee (a) within seven days after demand by the Security Trustee therefor; and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period first ending after the date hereof and in any event not later than 120 days after the end of each such financial period a certificate of the Loan Note Issuer signed by an Authorised Signatory of the Loan Note Issuer to the effect that, on the basis of a review of the activities of the Loan Note Issuer during such financial period and of the Loan Note Issuer's performance under this Trust Deed, as at a date not more than seven days before delivering such certificate (the "RELEVANT DATE"), to the best of the knowledge of such director based on the review, there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate, since the date hereof) any Loan Note Event of Default or any Potential Loan Note Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate the Loan
      Note Issuer has complied with all its obligations contained in this Deed and any relevant Loan Note Supplement or (if such is not the case) specifying the respects in which it has not complied and the nature and status of any default.

15.   ACKNOWLEDGEMENT REGARDING PAYMENTS

      Each of the Loan Note Issuer, the Security Trustee, the Receivables Trustee and the Transferors acknowledge and confirm that the Receivables Trustee shall apply any amounts due from the Loan Note Issuer to the Receivables Trustee in respect of a Series in or towards satisfaction of any amounts then due to the Loan Note Issuer from the Receivables Trustee in respect of any Trust Property of that Series.

16.   DELEGATION BY SECURITY TRUSTEE

16.1  DELEGATION
      The Security Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Deed and any relevant Loan Note Supplement, act by responsible officers or a responsible officer for the time being of the Security Trustee and the Security Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Deed and any relevant Loan Note Supplement or not) all or any of the trusts, powers, authorities and discretions vested in it by this Deed and any relevant Loan Note Supplement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Security Trustee) as the Security Trustee may think fit in the interests of the Secured Creditors and the Loan Noteholders and the Security Trustee shall not be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any Liability incurred by any misconduct or default on the part of, such delegate or sub-delegate.

16.2  AGENTS
      The Security Trustee may, in the conduct of the trusts of this Deed and any relevant Loan Note Supplement instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Security Trustee (including the receipt and payment of money) and the Security Trustee shall not be responsible for any misconduct or omission on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any Liability incurred by any misconduct or default on the part of, any such person.

16.3  CUSTODIAN
      The Security Trustee may, in the conduct of the trusts of this Deed and any relevant Loan Note Supplement, employ and pay a custodian to hold any Investor Certificate and provided the Security Trustee has exercised due care in the appointment of any such Custodian, the Security Trustee shall not be responsible for any misconduct or omission on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any Liability incurred by any misconduct or default on the part of, any such person.

16.4  DEDUCTIONS AND WITHHOLDINGS
      Notwithstanding anything contained in this Deed and any relevant Loan Note Supplement, to the extent required by applicable law, if the Security Trustee is required to make any deduction or withholding from any distribution or payment made by it under this Deed and any relevant Loan Note Supplement or if the Security Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Deed and any relevant Loan Note Supplement or the other Documents, whether as principal, agent or otherwise and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whenever made upon the Security Trustee and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Deed and any relevant Loan Note Supplement or the other Documents (other than in connection with its remuneration as provided for herein) or any investments from time to time representing the same, including any income or gains arising therefrom or any action of the Security Trustee in or about the administration of the trusts of this Deed and any relevant Loan Note Supplement (other than the remuneration herein specified) or otherwise, then the Security Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Security Trustee to tax from the funds held by the Security Trustee on the trusts of this Deed and any relevant Loan Note Supplement.

16.5  TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS
      No Security Trustee and no director or officer of any corporation being a trustee hereof shall by reason of the fiduciary position of such Security Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Loan Note Issuer or any party to any of the other Documents or any person or body corporate directly or indirectly associated with the Loan Note Issuer or such other party, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Loan Note Issuer or such other party or any person or body corporate directly or indirectly associated with the Loan Note Issuer or such other party, and neither the Security Trustee nor any such director or officer shall be accountable to the Loan Noteholders, the other Secured Creditors, the Loan Note Issuer or any such other party or any person or body corporate directly or indirectly associated with the Loan Note Issuer or any such other party for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

17.   EMPLOYMENT OF AGENT BY SECURITY TRUSTEE

17.1  POWER OF ATTORNEY
      The Security Trustee may in the conduct of the trusts of this Deed and any relevant Loan Note Supplement instead of acting personally employ (after prior consultation by the Security Trustee with the Loan Note Issuer and after consideration in good faith by the Security Trustee of any representations made by the Loan Note Issuer concerning the proposed appointee except where, in the opinion of the Security Trustee, such consultation and consideration was not practicable) and pay an agent, whether being a lawyer or other professional person, to transact or concur in transacting any business and to do or concur in doing all acts required to be done in connection with the trusts of this Deed and any relevant Loan Note Supplement, the Transaction Documents and/or any security constituted pursuant thereto and its powers and provided that, the Security Trustee shall have exercised reasonable care in the selection of such agent, the Security Trustee shall not in any way be responsible for any loss incurred by reason of any misconduct or default on the part of any such agent appointed by it under this Deed and any relevant Loan Note Supplement, the Transaction Documents and/or any security constituted pursuant thereto or to be bound to supervise the proceedings, or acts of any such agent.

17.2  AGENT'S FEES
      Any trustee of this Deed and any relevant Loan Note Supplement being a banker, lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Deed and any relevant Loan Note Supplement, and/or any security constituted pursuant thereto and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed and any relevant Loan Note Supplement and/or any security constituted pursuant thereto including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, accountant, broker or other professional person.

18.   SECURITY TRUSTEE CONTRACTING WITH LOAN NOTE ISSUER

      Neither the Security Trustee nor any body corporate which is a parent undertaking or a subsidiary undertaking, or a subsidiary undertaking of a parent undertaking nor any director or officer of a corporation acting as a trustee under this Deed and any relevant Loan Note Supplement, shall by reason of its or his fiduciary position, be in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Loan Note Issuer or any other party to any of the Transaction Documents or any person or body corporate associated with the Loan Note Issuer including without prejudice to the generality of this provision any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with the Notes or any of them, or any other bonds, stocks, shares, debenture stock, debentures, notes or other securities of the Loan Note Issuer or any other party to any of the Transaction Documents or any person or body corporate associated as aforesaid or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Loan Note Issuer or any other party to any of the Transaction Documents or any such person or body corporate so associated or any other office or profit under the Loan Note Issuer or any other party to any of the Transaction Documents or any such person or body corporate so associated and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

19.   WAIVER, AUTHORISATION AND DETERMINATION

      The Security Trustee may without prejudice to its rights in respect of any subsequent breach, condition, event or act, at any time, but only insofar as in its opinion the interests of the Secured Creditors (in relation to which it is Security Trustee) will not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the Loan Note Issuer of any of the covenants or provisions contained in this Deed in relation to such Series or determine that any Loan Note Event of Default in relation to such Series shall not be treated as a Loan Note Event of Default in relation to such Series for the purposes of this Deed in relation to such Series, provided that the Security Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express request given by the Priority Secured Creditor but so that no such request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions as may seem fit and proper to the Security Trustee, shall be binding on the Secured Creditors of such Series and, if (but only if) the Security Trustee so requires, shall be notified by the Loan Note Issuer to the relevant Secured Creditors of such Series in accordance with the terms of the relevant Loan Notes as soon as practicable thereafter. The provisions of this Clause 19 shall be in lieu of section 316(a)(1)(B) of the TIA and section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Deed and the Loan Notes, as permitted by the TIA.

20.   MODIFICATION

20.1 The Security Trustee may, without the consent of the Secured Creditors of any Series at any time and from time to time concur with the Loan Note Issuer in making any modification to this Deed (other than the definition of "EXTRAORDINARY RESOLUTION" in paragraph 21 and the terms of paragraph 5 of Schedule 3) or any of the other Transaction Documents:

      20.1.1 which in the opinion of the Security Trustee it is proper to make, provided that the Security Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Secured Creditors of any Series (in relation to which it is Security Trustee); or

      20.1.2 if in the opinion of the Security Trustee such modification is of a formal, minor or technical nature or to correct a manifest error.

      Any such modification may be made on such terms and subject to such conditions as may seem fit and proper to the Security Trustee, shall be binding upon the Loan Noteholders of such Series and any other Secured Creditor relating to such Series and, unless the Security Trustee agrees otherwise, shall be notified by the Loan Note Issuer to the relevant Loan Noteholders in accordance with the terms of the relevant Loan Notes as soon as practicable thereafter.

20.2 In determining whether the Loan Noteholders of the required principal amount of Loan Notes have concurred in any direction, waiver or consent, Loan Notes owned by the Loan Note Issuer or by any Affiliate of the Loan
      Note Issuer shall be disregarded, except that for the purposes of determining whether the Security Trustee shall be protected in relying on any such direction, waiver or consent, only Loan Notes which the Security Trustee knows are so owned shall be disregarded.

21.   LOAN NOTEHOLDER DEEMED TO BE ABSOLUTE OWNER

21.1 The Loan Note Issuer, the Security Trustee and any Paying Agent may (to the fullest extent permitted by applicable laws and unless otherwise provided in the relevant Loan Note Supplement) deem and treat the person registered as the holder of any Loan Note as the absolute owner of the Loan Notes represented thereby for all purposes (whether or not such Loan Notes are overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft thereof), and none of the Loan Note Issuer, the Security Trustee or any Paying Agent shall be affected by any notice to the contrary.

21.2 All payments made to any such person shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the monies payable upon such Loan Note.

22.   SUBSTITUTION

22.1  SUBSTITUTION
      The Security Trustee may, without the consent of the Loan Noteholders, agree with the Loan Note Issuer to the substitution in place of the Loan
      Note Issuer or any previous Substituted Loan Note Issuer (as defined below) as the principal debtor in respect of the Loan Notes of any other body corporate (the "SUBSTITUTED LOAN NOTE ISSUER") provided that:

      22.1.1 a trust deed or an indenture is executed or some other form of undertaking is given by the Substituted Loan Note Issuer to the Security Trustee in form and manner satisfactory to the Security Trustee to be bound by the terms of this Deed and by the relevant Loan Note Conditions (with any consequential amendments which the Security Trustee may reasonably consider or deem to be appropriate) as fully as if the Substituted Loan Note Issuer had been a party to this Deed and named herein and in the Loan Notes as the principal debtor in respect of the Loan Notes in place of the Loan Note Issuer;

      22.1.2 the Substituted Loan Note Issuer becomes a party to the relevant Series Documents or to equivalent documents acceptable to the Security Trustee;

      22.1.3 if a director of the Substituted Loan Note Issuer certifies that the Substituted Loan Note Issuer will be solvent immediately after the time at which the said substitution is to be effected, the Security Trustee shall not have regard to the financial condition, profits or prospects of the Substituted Loan Note Issuer or compare the same with those of the Loan Note Issuer (or any other Substituted Loan Note Issuer substituted under this Clause);

      22.1.4 the Security Trustee is satisfied that the relevant transaction is not materially prejudicial to the interest of the Loan Noteholders for which it shall be entitled conclusively to rely on the confirmation received pursuant to Clause 22.1.5;

      22.1.5 confirmation is received from the Rating Agencies appointed in relation to any Related Debt issued in respect of such Series that the ratings assigned to such Related Debt will not be withdrawn or reduced as a result of the substitution;

      22.1.6 the Security Trustee shall be satisfied (by means of legal opinions in form and substance satisfactory to it or otherwise) that (i) all necessary governmental and regulatory approvals and consents necessary for, or in connection with, the assumption by the Substituted Loan Note Issuer of liability as principal debtor in respect of, and of its obligations under, this Deed and (ii) such approvals and consents are at the time of substitution in full force and effect; and

      22.1.7 the Loan Note Issuer or, as the case may be, the previous Substituted Loan Note Issuer and the Substituted Loan Note Issuer shall execute such other deeds, documents and instruments (if any) and make such representations and warranties and provide such other documentation (particularly, but not limited to, with regard to any applicable bankruptcy law) as the Security Trustee may require in order to be satisfied that such substitution is fully effective and comply with such other requirements in the interests of the Loan Noteholders as the Security Trustee may direct.

      The Security Trustee shall not be required to give any consideration to the above matters unless and until it has been indemnified and/or secured to its satisfaction.

22.2  CHANGE OF LAW
      In connection with any proposed substitution of the Loan Note Issuer or, as the case may be, any previous Substituted Loan Note Issuer, the Security Trustee, may, without the consent of the Loan Noteholders, agree to a change of the law from time to time governing the Loan Notes and/or this Deed and/or the Agency Agreement provided that such change of law, in the opinion of the Security Trustee, would not be materially prejudicial to the interests of the Loan Noteholders.

23.   CURRENCY INDEMNITY

23.1  EXCHANGE RATE INDEMNITY
      23.1.1 Currency of Account and Payment: pounds sterling (the "CONTRACTUAL CURRENCY") is the sole currency of account and payment for all sums payable by the Loan Note Issuer under or in connection with this Deed and the Loan Notes, including damages;

      23.1.2 Extent of Discharge: an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Security Trustee or any Loan Noteholder in respect of any sum expressed to be due to it from the Loan Note Issuer will only discharge the Loan Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

      23.1.3 Indemnity: if that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Deed or the Loan Notes, the Loan Note Issuer will indemnify it against any loss sustained by it as a result. In any event, the Loan Note Issuer will indemnify the recipient against the cost of making any such purchase.

23.2 The above indemnities shall constitute obligations of the Loan Issuer separate and independent from its obligations under the Loan Notes and shall apply irrespective of any indulgence granted by the Security Trustee or the Loan Noteholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Loan Issuer for a liquidated sum or sums in respect of amounts due under this Deed (other than this Clause) or the Loan Notes. Any such discrepancy as aforesaid shall be deemed to constitute a loss suffered by the Security Trustee and the Loan Noteholders and no proof or evidence of any actual loss shall be required by the Loan Issuer or its liquidator.

24.   NOTICES

24.1  DELIVERY OF NOTICES
      Any notice, demand, approval or certificate to the Loan Note Issuer or the Security Trustee required to be given, made or served for any purposes under the Loan Notes, or any of them, or this Deed or any Loan Note Supplement shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), or facsimile transmission or by delivering it by hand as follows:

      to the Loan Note Issuer:

              22 Grenville Street
              St Helier
              Jersey JE4 8PX

              Attention:    Mourant & Co. Secretaries Limited - Company
                            Secretary
              Facsimile No: + 44 1534 609333

      to the Security Trustee and the Principal Paying Agent:

              The Bank of New York
              One Canada Square
              London E14 5AL

              Attention:    Global Structured Products Unit (Corporate Trust)
              Facsimile No: +44 (0) 20 7964 6061/6399
              Telephone:    +44 (0) 20 7964 6056/6408

      to the Receivables Trustee:

              36 St. Andrew Square
              Edinburgh
              EH2 2YB

              Attention:
              Facsimile No:
              Telephone:

      to The Royal Bank of Scotland Plc (as Transferor):

              36 St. Andrew Square
              Edinburgh

              EH2 2YB

              Attention:
              Facsimile No:
              Telephone:

      to RBS Advanta (as Transferor):

              36 St. Andrew Square
              Edinburgh
              EH2 2YB

              Attention:
              Facsimile No:
              Telephone:

      to The Royal Bank of Scotland International Limited (as Registrar):

              Royal Bank House
              71 Bank Street
              Jersey JE4 8PY
              Channel Islands

              Attention:    Company Secretary
              Facsimile No: 01534 285386

      or to such other address, facsimile number or marked for the attention of such other person or department as shall have been notified (in accordance with this Clause) to the other party hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch, provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given, made or served by facsimile transmission.

24.2  COMMUNICATIONS BY LOAN NOTEHOLDERS WITH OTHER LOAN NOTEHOLDERS
      Loan Noteholders may communicate pursuant to TIA Section 312(b) with other Loan Noteholders with respect to their rights under this Deed or the Loan Notes. The Loan Note Issuer, the Security Trustee, and anyone else shall have the protection of TIA Section 312(c).

24.3  NOTICES TO LOAN NOTEHOLDERS
      Any notice or communication mailed to Loan Noteholders hereunder shall be transmitted by mail to such other Loan Noteholders as have, within the two years preceding such transmission, filed their names and addresses with the Security Trustee for that purpose.

25.   RIGHTS OF THIRD PARTIES

      No person who is not a party to this Deed shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

26.   SEVERABILITY OF PROVISIONS

      If any one or more of the covenants, agreements, provisions or terms of this Deed shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Deed and shall in no way affect the validity or enforceability of the other provisions of this Deed or of the rights of the Secured Creditors of any Series.

27.   FURTHER ASSURANCES AND UNDERTAKING OF NON-PETITION

27.1  FURTHER ASSURANCES
      The Transferors and the Security Trustee agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Loan Note Issuer more fully to effect the purposes of this Deed and each Loan Note Supplement.

27.2  UNDERTAKING OF NON-PETITION
      The Transferors hereby undertake (and any Additional Transferor shall, on its accession to the RSA, also undertake) to the Loan Note Issuer and the Security Trustee for itself and as Security Trustee for each Secured Creditor that it will not take any corporate action or other steps or legal proceedings for the winding up, dissolution or re-organisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of any Secured Creditor (unless a Secured Creditor of a Series specifies otherwise in the Loan Note Supplement in respect of that Series), the Loan
      Note Issuer or any or all of the revenues and assets of any of them nor participate in any ex parte proceedings nor seek to enforce any judgement against any such Persons.

28.   NO WAIVER; CUMULATIVE REMEDIES

      No failure to exercise and no delay in exercising, in respect of any Series, on the part of the Loan Note Issuer, the Security Trustee, any Enhancement Provider or any Secured Creditor, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

29.   RELEASE OF COLLATERAL

      Except to the extent expressly provided in this Clause 29, the Security Trustee shall release property from the security constituted by this Deed as supplemented by the relevant Loan Note Supplement only upon receipt of a Loan Note Issuer request accompanied by an Officers' Certificate, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

      Prior to the release of any property or securities subject to the lien of this Deed as supplemented by the relevant Loan Note Supplement, the Loan
      Note Issuer shall, in addition to any obligation imposed in this Clause 29 or elsewhere in this Deed, furnish to the Security Trustee an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value to the Loan Note Issuer of the property or securities to be so released. The officers so certifying may consult with, and may conclusively rely upon a certificate as to the fair value of such property provided to such officers by an internationally recognised financial institution with expertise in such matters.

      Whenever the Loan Issuer is required to furnish to the Security Trustee an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in the preceding paragraph, the Loan Issuer shall also deliver to the Security Trustee an Independent Certificate as to the same matters, if the fair value to the Loan Issuer of the property to be so released and of all other such property made the basis of any such release since the commencement of the then current fiscal year of the Loan Issuer, as set forth in the certificates delivered pursuant to this Clause 29, is 10% or more of the Outstanding Amount of the Loan Notes, but such a certificate need not be furnished with respect to any property so released if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Principal Outstanding Amount of the Loan Notes.

      Whenever any property is to be released from the security constituted by this Deed as supplemented by the relevant Loan Note Supplement, the Loan Issuer shall also furnish to the Security Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate that in the opinion of such person the proposed release will not impair the security under this Deed in contravention of the provisions hereof.

      Notwithstanding anything to the contrary contained herein, the Loan Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Series Related Documents,
      (B) make cash payments out of the Loan Note Issuer Accounts as and to the extent permitted or required by the Transaction Documents and (C) take any other action not inconsistent with the TIA.

30.   COUNTERPARTS

      This Deed may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

31.   THIRD PARTY BENEFICIARIES

      31.1.1 This Deed will enure to the benefit of and be binding upon the parties hereto, in respect of any Series, the Secured Creditors, any additional Secured Creditors named therein, and their respective successors and permitted assigns as Secured Creditors and beneficiaries of the Secured Property in respect of a relevant Series;

      31.1.2 To the extent specified in any relevant Loan Note Supplement, any third party including any Enhancement Provider, that is not a Secured Creditor of the Secured Property of a Series, may by execution of such Loan Note Supplement, as a matter of contract only, be entitled to the benefit of the provisions of this Deed as if such third party were a Secured Creditor hereunder and the rights of such third parties so provided shall enure to the benefit of such third parties and be binding upon the parties hereto and the Secured Creditors of the Secured Property in respect of such Series; and

      31.1.3 Except as otherwise provided in this Clause 31, no other Person will have any right or obligation hereunder.

32.   ACTIONS BY LOAN NOTEHOLDERS

      32.1.1 Wherever in this Deed a provision is made that an action may be taken or a notice, demand or instruction given by a Loan Noteholder of a Series, such action, notice or instruction may be taken or given by any Loan Noteholder of such Series, unless such provision requires a specific aggregate percentage of the Principal Amount Outstanding of a Series or any Class within a Series. Where a provision requires a specific aggregate percentage of the Principal Amount Outstanding of a Series or any Class within a Series any Loan Noteholder so voting shall have one vote per pound sterling of such Principal Amount Outstanding which is held by it and shall be entitled to cast each vote in a different manner.

      32.1.2 Any request, demand, authorisation, direction, notice, consent, waiver or other act by a Loan Noteholder of a Series shall bind each and every successor of such Loan Noteholder.

33.   MERGER AND INTEGRATION

      Except as specifically stated otherwise herein, this Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Deed. This Deed may not be modified, amended, waived or supplemented except as provided herein.

34.   TIA PREVAILS

34.1 If any provision of this Deed limits, qualifies or conflicts with another provision which is required to be included in this Deed by the TIA, the required provision shall prevail.

34.2 Any right which at any time the Loan Note Issuer has under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against the Loan Note Issuer in respect of the obligations hereby assumed by the Loan Note Issuer is hereby abandoned and waived.

34.3 The Loan Note Issuer undertakes that if at any time any person indemnified or who has the benefit of a guarantee sues the Loan Note Issuer in respect of any such obligations and the person in respect of whose obligations the indemnity or guarantee is given is not sued also, the Loan Note Issuer shall not claim that such person be made a party to the proceedings and the Loan Note Issuer agrees to be bound by such indemnity or guarantee whether or not it is made a party to legal proceedings for the recovery of the amount due or owing to the person indemnified or having the benefit of a guarantee, as aforesaid, by the person in respect of whose obligations the indemnity or guarantee is given and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

34.4 Any right which the Loan Note Issuer may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability assumed hereunder or divided or apportioned with any person or reduced in any manner whatsoever is hereby abandoned and waived.

35.   GOVERNING LAW AND JURISDICTION

35.1  GOVERNING LAW
      This Deed (and the Security Trust constituted hereby) shall be governed by and construed in accordance with the laws of England save that those parts of this Deed concerned with the creation, subsistence or enforcement of the Loan Note Issuer Jersey Security Interest shall be governed by and construed in accordance with Jersey law.

35.2  JURISDICTION
      35.2.1 Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed, and for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

      35.2.2 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

      35.2.3 Each party hereto (if it is not incorporated in England) irrevocably appoints the person specified against its name on the execution pages hereto to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Deed maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as that party may notify to the other parties hereto).

IN WITNESS WHEREOF, this Security Trust Deed has been executed as a deed in Jersey by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

                                   SCHEDULE 1

                          FORM OF LOAN NOTE CERTIFICATE

                    RBS CARDS SECURITISATION FUNDING LIMITED
              (INCORPORATED IN JERSEY WITH REGISTERED NUMBER 76199)

         [GBP][{circle}] SERIES [{circle}] [CLASS [{circle}]] LOAN NOTE

Constituted by the Security Trust Deed dated [{circle}] 2000 between, among others, RBS Cards Securitisation Funding Limited ("RBS CARDS"), The Royal Bank of Scotland plc and RBS Advanta (the "SECURITY TRUST DEED").

   NOT AN INTEREST IN OR RECOURSE OBLIGATION OF THE ROYAL BANK OF SCOTLAND PLC
                                 OR RBS ADVANTA

This certifies that upon execution and authentication of this Series [{circle}] [Class [{circle}]] Loan Note in accordance with the Security Trust Deed, RBS Cards, for value received and subject to and in accordance with the Conditions in the Series [{circle}] Note Supplement, promises to pay to the Registered Holder (as defined below), as holder of the Series [{circle}] [Class [{circle}]] Loan Note the principal sum of [GBP][{circle}] plus interest thereon, in the amount and in the manner set out in the Security Trust Deed as supplemented by the Series [{circle}] Loan Note Supplement dated [{circle}] 2000 to the Security Trust Deed.

Terms defined in the Security Trust Deed and the Master Framework Agreement dated [{circle}] 2000 shall have the same meaning in this Series [{circle}] [Class [{circle}]] Loan Note.

PLEASE NOTE THE FOLLOWING:

1. No transfer of this Series [{circle}] [Class [{circle}]] Loan Note [or transfer of same] shall be permitted except in accordance with Clause 4 of the Security Trust Deed and the Conditions.

2. The entries in the Loan Note Register shall be conclusive in the absence of manifest error and the Security Trustee and the Issuer shall be entitled to treat [{circle}] (as the Person in whose name this Series [{circle}] [Class [{circle}]] Loan Note is registered) (the "REGISTERED HOLDER") as the owner hereof and the Person entitled to be repaid as a consequence thereof.

3. Unless this Loan Note has been authenticated by or on behalf of the Principal Paying Agent by manual signature, the Registered Holder shall not become entitled to be repaid as the holder of this Series [{circle}] [Class [{circle}]] Loan Note and shall not be registered in the Loan Note Register as holder of this Series [{circle}] [Class [{circle}]] Loan Note.

4.    This Loan Note is evidence of entitlement only.

5. Only the Registered Holder is entitled to payments in respect of the Series [{circle}] [Class [{circle}]] Loan Note represented by this Loan Note and title to this Series [{circle}] [Class [{circle}]] Loan Note passes only on due registration in the Loan Note Register.

IN WITNESS WHEREOF, RBS Cards has executed this Series [{circle}] [Class [{circle}]] Loan Note as a deed.


RBS CARDS SECURITISATION FUNDING LIMITED

By:                                     And By:

      Name:                             Name:
      Title:                            Title:

Date: [{circle}]

AUTHENTICATION

This is the Series [{circle}] [Class [{circle}]] Loan Note referred to in the above mentioned Security Trust Deed and Series [{circle}] Loan Note Supplement.

[[{circle}]
Principal Paying Agent

By:

      Name:
      Title:

Date: [{circle}]]

                                   SCHEDULE 2

                     TERMS AND CONDITIONS OF THE LOAN NOTES

The following is the text of the terms and conditions which (save for the italicised text) will be endorsed on the Loan Notes in definitive form (if any) issued in exchange for the Global Loan Note(s) representing each Series of Loan Notes in registered form. References in the terms and conditions to "Loan Notes" are to the Loan Notes of one Series only, not to all Loan Notes which may be issued under another Series and references to a "Class" are to a Class of Loan Notes.

The Loan Notes (as defined in Condition 1.1.1) are constituted and secured by a security trust deed dated on or about 27 March 2000 (the "TRUST DEED") between, inter alios, the Loan Note Issuer and The Bank of New York, acting through its London branch (the "SECURITY TRUSTEE" which expression shall include all persons for the time being the Security Trustee or Security Trustees under the Security Trust Deed referred to below) as supplemented by a loan note supplement for the relevant series (the "LOAN NOTE SUPPLEMENT") dated the Issue Date (as defined in Condition 5.8 below) between the Loan Note Issuer, the Security Trustee and the other parties named therein (the Trust Deed and any Loan Note Supplement being referred to herein as the "SECURITY TRUST DEED").

The Loan Notes will have the benefit (to the extent applicable) of an agency agreement dated on or about [ {circle} ] as may be amended or supplemented from time to time (the "AGENCY AGREEMENT") between the Loan Note Issuer, the Security Trustee and The Bank of New York acting through its London Branch in its capacity as principal paying agent (the "PRINCIPAL PAYING AGENT", which expression shall include any successor to The Bank of New York in its capacity as such). As used herein, "PRINCIPAL PAYING AGENT" means, in relation to any Series of Loan Notes, the person specified in the relevant Loan Note Supplement as the Principal Paying Agent for such Series.

Certain statements in these terms and conditions (the "CONDITIONS") may be summaries of the detailed provisions appearing on the face of the Loan Notes (which expression shall include the body thereof) and in the Trust Deed. Copies of the Trust Deed, the Loan Note Supplement and the Agency Agreement are available for inspection at the specified office of the Principal Paying Agent in London. The Loan Noteholders (as defined in Condition 1 below) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Security Trust Deed and to have notice of those provisions of the Agency Agreement applicable to them.

Words and expressions defined in the Security Trust Deed, the Agency Agreement or the master framework agreement (as amended and supplemented from time to time) signed for the purpose of identification by, amongst others, the Loan Note Issuer and the Security Trustee (the "MASTER FRAMEWORK AGREEMENT") shall have the same meaning where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement, the Security Trust Deed or the Master Framework Agreement, the definition of the relevant term shall have the meaning specified in the relevant document ranking the highest in the following order of priority:

(b)   firstly, the Loan Note Supplement relevant to the Series in question;

(c)   secondly, these Conditions;

(d)   thirdly, the Trust Deed;

(e)   fourthly, the Agency Agreement; and

(f)   fifthly, the Master Framework Agreement.

6.    FORM, DENOMINATION AND TITLE

6.1   FORM, DENOMINATION AND TITLE
      6.1.1 The Loan Notes are issued in registered form and are serially numbered.

      6.1.2 The Issuer will cause to be kept, at the specified office outside the United Kingdom of the Registrar, a register (the "LOAN NOTE REGISTER") on which shall be entered the names and addresses of the holders of the Loan Notes and the particulars of the Loan Notes held by them.

      6.1.3 Title to the Loan Notes will pass by and upon registration of transfers in the Loan Note Register. In these Conditions, the "HOLDER" of a Loan Note means the person in whose name or on whose behalf such Loan Note is for the time being registered in the Loan Note Register (or, in the case of a joint holding, the first named thereof) and "LOAN NOTEHOLDER" shall be construed accordingly. A certificate (each a "LOAN NOTE CERTIFICATE") will be issued to each Loan Noteholder in respect of its registered holding.

      6.1.4 The holder of a Loan Note shall (except as otherwise required by law) be treated as the absolute owner of such Loan Note for all purposes (whether or not the Loan Note is overdue and regardless of any notice of ownership or writing on any Loan Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of previous loss or theft of such Loan Note Certificate) and no person shall be liable for so treating such holder.

6.2   TRANSFERS OF NOTES
      6.2.1   TRANSFERS
              Subject to Condition 1.2.4 below and save in the case of the initial transfer to the Note Trustee or its nominee, a Loan Note may be transferred in whole (but not in part) upon surrender of the relevant Loan Note Certificate at the specified office of the Registrar, with the form of transfer endorsed on the Loan Note Certificate duly completed and signed by or on behalf of the transferor and the Loan Note Issuer and together with such evidence as the Registrar may reasonably require to prove:

              (i)     the title of the transferor;

              (ii) the authority of the individuals who have executed the form of transfer; and

              (iii)   the payment of any stamp duty payable on such transfer.

              Provided that save in the case of the initial transfer to the Note Trustee or its nominee, no Loan Note may be transferred without the prior written consent of the Security Trustee, the Transferors and any Additional Transferor (such consent not to be unreasonably withheld).

      6.2.2   REGISTRATION AND DELIVERY OF LOAN NOTE CERTIFICATE
              Within five Business Days of the surrender of a Loan Note Certificate in accordance with Condition 1.2.1 above (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Registrar will register the transfer in question and deliver at the Registrar's specified office a new Loan Note Certificate with the same face value as the Loan Note Certificate being transferred to the transferee or (at the request and risk of the transferee) send by uninsured mail to such address as the transferee may specify for the purpose.

              In these Conditions "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, Jersey and New York.

      6.2.3   CHARGE
              Loan Noteholders will be required to bear the costs and expenses of effecting any registration of a transfer or any exchange as provided above.

      6.2.4   CLOSED PERIODS
              No Loan Noteholder may require transfers to be registered during the period of five Business Days ending on the due date for any payment of principal in respect of any Loan Note.

      6.2.5   INITIAL REGISTRAR
              The Loan Note Issuer reserves the right at any time with the consent of the Security Trustee to vary or terminate the appointment of the Registrar and to appoint another Registrar. Notice of any termination or appointment and of any changes in specified offices will be given to Loan Noteholders promptly by the Loan Note Issuer in accordance with Condition 14.

6.3   STATUS
      The Loan Notes in each Series are direct, unconditional and secured obligations of the Loan Note Issuer and shall at all times rank pari passu and without any preference or priority among and between themselves.

6.4   CLASSES OF LOAN NOTES COMPRISING A SERIES
      A Series of Loan Notes may comprise a number of Classes under which the right to receive the payment of interest and repayment of principal may be subordinated to the rights of one or more Classes of Loan Notes within the same Series.

7.    STATUS OF THE LOAN NOTES AND PRIORITY SECURED CREDITOR

7.1   UNSUBORDINATED CLASSES OF LOAN NOTES

      7.1.1 This Condition 2.1 is applicable only in relation to any Class of Loan Notes which is specified as being Unsubordinated.

      7.1.2 In the case of an Unsubordinated Class of Loan Notes, the Loan Notes and Coupons are secured, limited recourse obligations of the Loan Note Issuer, secured in the manner described in Condition 3 and recourse in respect of which is limited in the manner described in Condition 10 and will rank pari passu without any preference among themselves.

7.2   SUBORDINATED LOAN NOTES
      7.2.1 This Condition 2.2 is applicable only in relation to any Class of Loan Notes which is specified as being Subordinated.

      7.2.2 In the case of Subordinated Loan Notes, the subordination provisions will be set out in full in the relevant Loan Note Supplement.

7.3   PRIORITY SECURED CREDITOR
      The relevant Loan Note Supplement will enable the Security Trustee to determine a Priority Secured Creditor (as defined in the Master Framework Agreement), which may be the Loan Noteholders of the most senior ranking Class of Loan Notes and, for such purpose the Loan Noteholders of the most senior ranking Class of Loan Notes of a Series will be deemed to be a single Secured Creditor. Such Priority Secured Creditor will enjoy preferential ranking in the order of priority of payments on enforcement of the relevant Security or following a Mandatory Early Redemption (as set out in Condition 6.2), and the Security Trustee will, where the interests of such Priority Secured Creditor conflict with those of the other Secured Creditors (as defined in Condition 3.1.2), prefer the interests of such Priority Secured Creditor over that of other Secured Creditors (and shall not take into account the interests of such other Secured Creditors). If, following a request as aforesaid and unless the Security Trustee has already taken action pursuant to such request which (in its sole discretion it determines) it would not be practical to reverse, the identity of the Priority Secured Creditor changes to another Secured Creditor (as so provided in the definition of Priority Secured Creditor in the Master Framework Agreement), the Security Trustee shall in its absolute discretion and without liability therefor be entitled to take into account the request of such succeeding Priority Secured Creditor, but shall not be obliged to do so and shall not incur any liability for determining that it is impractical to take account of the change of identity of the Priority Secured Creditor.

8.    SECURITY AND RELATED AGREEMENTS

8.1   SECURITY AND RELATED AGREEMENTS
      8.1.1 In connection with the issue of the Loan Notes or in respect of any Series, the Loan Note Issuer may enter into swap transactions or other hedging agreements or any letters of credit, guarantees or other credit support or credit enhancement documents or other financial arrangements (each a "RELATED AGREEMENT") with one or more counterparties (each a "COUNTERPARTY"). The obligations of a Counterparty may be guaranteed by a guarantor (the "GUARANTOR").

      8.1.2 The obligations of the Loan Note Issuer to the persons having the benefit of the Security relating to a Series pursuant to the relevant Loan Note Supplement in respect thereof (the "SECURED CREDITORS") are secured pursuant to the Loan Note Supplement in respect of such Series by Encumbrances governed by English law and by Jersey law and such further encumbrances as may be required by the Security Trustee, governed by the law of any other relevant jurisdiction over the Charged Assets and/or the Underlying Assets as specified in the relevant Loan Note Supplement.

      8.1.3 The Secured Creditors of all Series are also secured pursuant to the Trust Deed by an assignment by way of first fixed security of the interests of the Loan Note Issuer in the Agency Agreement and a floating charge over the assets of the Loan Note Issuer and which are not otherwise charged or assigned by the Security Documents or effectively encumbered by the assignments granted in the Trust Deed.

      8.1.4 The security created by each Loan Note Supplement will be supported by such further security documents as may, from time to time, be required by the Security Trustee and as specified in the Loan Note Supplement (each a "SUPPLEMENTARY SECURITY DOCUMENT" and together with the relevant Loan Note Supplement, the "SECURITY DOCUMENTS") (the "SECURITY").

8.2   APPLICATION OF PROCEEDS
      8.2.1   ON EACH DISTRIBUTION DATE
      On each Distribution Date, all moneys received or held by the Loan Note Issuer in the Loan Note Issuer Distribution Account relating to a Series (as recorded in the relevant Series Loan Note Issuer Distribution Account Ledger) shall be applied to make the following payments:

      (a) an amount equal to the Trustee Payment Amount (as defined in the relevant Series Trust Supplement) referable to the relevant Series to be paid to the Receivables Trustee as additional consideration for granting of the Loan Note Issuer's interest in the Receivables Trust;

      (b) an amount equal to the Loan Note Issuer Costs Payment Amount referable to the relevant Series to be transferred to the Loan
              Note Issuer Expenses Account and recorded in the relevant Series Loan Note Issuer Expenses Account Ledger;

      (c) in no order of priority between them, but pro rata according to the respective amounts thereof:

              (iv) an amount equal to the Servicer Fee Payment Amount (as defined in the relevant Series Trust Supplement) to be paid to the Servicer;

              (v) an amount equal to the Cash Management Fee Payment Amount (as defined in the relevant Series Trust Supplement) to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's interest in the Receivables Trust;

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      (d)     an amount equal to the Loss Makeup (default) Amount and Loss
              Makeup (charge off) Amount (each as defined in the relevant Series Trust Supplement) and any Refunded Utilised Principal Collections Amount (as defined in the relevant Series Trust Supplement) referable to the relevant Series to be paid to the Receivables Trustee as additional consideration for the granting of the Loan
              Note Issuer's interest in the Receivables Trust;

      (e) an amount equal to any interest or principal due and unpaid to the relevant lender under any loan facility entered into by the Loan
              Note Issuer in respect of any obligation to pay any stamp duty on the transfer of the relevant Series Receivables;

      (f) an amount equal to the Investor Indemnity Amount (as defined in the relevant Series Trust Supplement) for the relevant Series to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's interest in the Receivables Trust;

      (g) an amount equal to the Loan Note Issuer Return (as defined in the relevant Series Trust Supplement) for the relevant Series to be transferred to the Loan Note Issuer Distribution Account in respect of that Series;

      (h) an amount equal to the Available Spread (as defined in the relevant Series Trust Supplement) for the relevant Series to be paid to the Receivables Trustee as additional consideration for the granting of the Loan Note Issuer's interest in the Receivables Trust.

      8.2.2   ON EACH PAYMENT DATE
      On each Payment Date, all moneys received or held by the Loan Note Issuer in the relevant accounts relating to a Series (as specified below) prior to and after the service of a Loan Note Enforcement Notice shall be applied in the following order of priority (and, in each case, only if and to the extent that payments or provisions of a higher order of priority have been made in full):

      (a) firstly, from the Loan Note Issuer Distribution Account in respect of the relevant Series and from the Loan Note Issuer Expenses Account in respect of the relevant Series (as recorded in the relevant Series Loan Note Issuer Expenses Account Ledger) in or towards satisfaction, pro rata according to the respective amounts thereof, of:

              (vi) the fees or other remuneration and indemnity payments (if any) payable to any Receiver appointed by the Security Trustee and any costs, charges, liabilities and expenses incurred by the Receiver under the provisions of the Trust Deed and the relevant Loan Note Supplement, as it relates to the relevant Series, together with interest thereon as provided for therein;

              (vii) the fees or other remuneration and indemnity payments (if any) payable to the Security Trustee and any costs, charges, liabilities and expenses incurred by it under the provisions of the Trust Deed and the relevant

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                      Loan Note Supplement, as it relates to the relevant
                      Series, together with interest thereon as provided for therein;

              (viii) the fees or other remuneration and indemnity payments (if any) payable to the Principal Paying Agent and any costs, charges, liabilities and expenses incurred by it under the provisions of the Agency Agreement and any other Transaction Documents, as it relates to the relevant Series, together with interest thereon as provided for therein; and

              (ix) the fees or other remuneration and indemnity payments (if any) payable to any other persons appointed by the Security Trustee or the Principal Paying Agent (as the case may be) under the Related Documents in enforcing, preserving or perfecting title to the Security for the relevant Series together with interest thereon as provided for therein; and

      (b) secondly, from the Loan Note Issuer Expenses Account in respect of the relevant Series in or towards satisfaction of all costs, charges, liabilities and expenses incurred by the Loan Note Issuer in respect of the relevant Series; and

      (c) thirdly, from the Loan Note Issuer Distribution Account in respect of the relevant Series in or towards satisfaction of all Interest Amounts due or accrued but unpaid under the Loan Notes for the relevant Series; and

      (d) fourthly, from the Loan Note Issuer Distribution Account in respect of the relevant Series in or towards satisfaction of all amounts of principal due but unpaid in respect of the Loan Notes for the relevant Series; and

      (e) fifthly, any surplus in the Loan Note Issuer Distribution Account in respect of the relevant Series to the Loan Note Issuer.

8.3   SHORTFALL AFTER APPLICATION OF PROCEEDS
      If the net proceeds of:

      (f) the realisation of the Security for any Series of Loan Notes, having become enforceable under these Conditions; or

      (g) the sale or redemption of the Charged Assets and/or Underlying Assets in accordance with these Conditions,

      are not sufficient to make all payments due in respect of the Loan Notes of such Series and for the Loan Note Issuer to meet its obligations, if any, in respect of the termination of any Related Agreement(s) in respect of that Series, the assets of the Loan Note Issuer, including, in particular, assets securing other Series of Loan Notes not related to that Series will not be available for payment of any shortfall arising therefrom and all further claims (if any) of the Loan Noteholder and of all other Secured Creditors in respect of the first mentioned Series of Loan Notes will be extinguished. Any such shortfall shall be borne as specified in the relevant Loan Note Supplement. Claims and the right of any person to claim in respect of any such shortfall remaining after the application of such net proceeds in accordance with the relevant Loan Note Supplement shall be

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      extinguished and the Loan Noteholders and all other Secured Creditors of such Series will have no further recourse to the Loan Note Issuer and failure to make any payment in respect of any such shortfall shall in no circumstances constitute a Loan Note Event of Default (or, if a Loan Note Event of Default has already occurred, a further Loan Note Event of Default) under Condition 9.

9.    RESTRICTIONS

      So long as any of the Loan Notes in respect of a Series remain outstanding the Loan Note Issuer will not, save to the extent permitted by the Transaction Documents, or with the prior written consent of the Security
      Trustee:

      (a) dispose of any Secured Property in respect of the relevant Series or create or permit to subsist any Encumbrance including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including, without limitation, uncalled capital and any Secured Property) other than the security interest referred to in Clauses 5.1 to 5.3 of the Security Trust Deed as amended by the relevant Loan Note Supplement;

      (b) carry on any business other than as contemplated in the Transaction Documents to which it is a party relating to the purchase of beneficial interests in Portfolios of Receivables to be held on trust by the Receivables Trustee and the issue of the Loan Notes of the Series and in respect of that business shall not engage in any activity or do anything whatsoever except:

              (i) preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Loan Notes appertaining thereto and the Transaction Documents to which it is a party;

              (ii) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Transaction Documents to which it is a party;

              (iii) perform any act incidental to or necessary in connection with (a) or (b) above;

      (c) have or form, or cause to be formed, any subsidiary, subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the Loan Note Issuer Accounts;

      (d) create, incur or suffer to exist any indebtedness (other than indebtedness permitted to be incurred under the terms of its articles of association and pursuant to or as contemplated in any of the Transaction Documents to which it is a party) or give any guarantee in respect of any obligation of any Person;

      (e) repurchase any shares or declare or pay any dividend or other distribution to its shareholders or issue or allot shares to any Person other than The Royal Bank of Scotland plc and provided in the case of payment of any dividend, the Loan

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              Note Issuer has prepared annual audited accounts in the relevant year, except to the extent required by law;

      (f) consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

      (g) become a member of any VAT group for the purposes of Section 43 of the Value Added Tax Act 1994;

      (h) waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any Transaction Document, without the prior written consent of the Transferors and the Security Trustee;

      (i) offer to surrender to any company any amounts which are available for surrender by way of group relief; and

      (j) take any steps in its capacity as Investor Beneficiary of the Receivables Trust either on its own or in conjunction with any other Beneficiary of the Receivables Trust to terminate the Receivables Trust or any Sub-trust thereof.

      The Security Trustee shall be entitled to rely absolutely on a certificate of a director of the Loan Note Issuer in relation to any matter relating to such restrictions and to accept without liability any such certificate as sufficient evidence of the relevant fact or matter in question.

10.   INTEREST AND OTHER CALCULATIONS

10.1  INTEREST AND ACCRUAL
      10.1.1 Each Loan Note bears interest on its Principal Amount Outstanding (or as otherwise specified in the relevant Loan Note Supplement) from the Interest Commencement Date equal to the Interest Amount, such interest being payable in arrear (unless otherwise specified in the relevant Loan Note Supplement) on each Payment Date (as defined in Condition 5.5). The Interest Amount, in turn, is calculated based on the Underlying Interest Rate.

      10.1.2 The Underlying Interest Rate for each Interest Period will be determined by the Principal Paying Agent (by reference to the relevant Trust Cash Manager Report provided to the Principal Paying Agent by or on behalf of the Receivables Trustee pursuant to the relevant Loan Note Supplement) at or about the Relevant Time on the Interest Determination Date in respect of such Interest Period.

      10.1.3 Interest will cease to accrue on each Loan Note on the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (as well after as before judgment) in the manner provided in this Condition 5 to the Relevant Date.

10.2  BUSINESS DAY CONVENTION

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

      If any date referred to in these Conditions which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Relevant Business Day, then if the Business Day Convention specified in such Condition is:

      10.2.1 the Floating Rate Convention, such date shall be postponed to the next day which is a Relevant Business Day unless:

              (a) it would thereby fall into the next calendar month, in which event:

                   (iv) such date shall be brought forward to the immediately preceding Relevant Business Day; and

                   (v) each subsequent such date shall be the last Relevant Business Day of the month in which such date is due to fall; or

              (b) there is no such numerically corresponding day in the calendar month in which such date is proposed to fall in which event:

                   (vi) such date will be the last Relevant Business Day of the month in which such date is due to fall; and

                   (vii) each subsequent such date shall be the last Relevant
                         Business Day of the month in which such date is due to fall;

      10.2.2 the Following Business Day Convention, such date shall be postponed to the next day which is a Relevant Business Day;

      10.2.3 the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Relevant Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Relevant Business Day; or

      10.2.4 the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Relevant Business Day.

10.3 DETERMINATION AND PUBLICATION OF UNDERLYING INTEREST RATES, INTEREST AMOUNTS, REDEMPTION AMOUNTS AND INSTALMENT AMOUNTS
      As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Principal Paying Agent may be required to calculate any Redemption Amount, obtain any quote or make any determination or calculation, determine the Underlying Interest Rate and calculate the Interest Amounts in respect of each Loan Notes for the relevant Interest Period, the Principal Paying Agent shall calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Underlying Interest Rate and the Interest Amounts for each Interest Period and the relevant Payment Date and, if required to be calculated, the Redemption Amount to be notified, if the Loan Notes are listed on a stock exchange and such exchange so requires, to such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of an Underlying Interest Rate and

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

      Interest Amount, or (ii) in all other cases, the fourth Relevant Business Day after such determination. The Underlying Interest Rates, Interest Amounts and the Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Loan Notes become due and payable under Condition 9, the accrued interest payable in respect of the Loan Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Underlying Interest Rate or the Interest Amount so calculated need be made unless otherwise required by the Security Trustee. The determination of each Underlying Interest Rate, Interest Amount and Redemption Amount, the obtaining of each quote and the making of each determination or calculation by the Principal Paying Agent or, as the case may be, the Security Trustee pursuant to Condition 5.6, shall (in the absence of manifest error) be final and binding upon all parties.

10.4  INTEREST DEFERRAL
      To the extent that the monies which are deposited to the Loan Note Issuer Distribution Account for the relevant Series by the Receivables Trustee on a Payment Date are insufficient to pay the full Interest Amount on any Class of Loan Notes, payment of the shortfall ("DEFERRED INTEREST"), which will be borne by each Loan Note of the relevant Class in a proportion equal to the proportion that the Principal Amount Outstanding of the relevant Class of Loan Note bears to the aggregate Principal Amount Outstanding of all the Loan Notes of the same Class (in each case as determined on the Payment Date on which such Deferred Interest arises), will be deferred until the Payment Date thereafter on which funds are available to the Loan Note Issuer (by being paid to the Loan Note Issuer by the Receivables Trustee on such Payment Date) to pay such Deferred Interest to the extent of such available funds. Such Deferred Interest will accrue interest ("ADDITIONAL INTEREST") at the then applicable Underlying Interest Rate plus an additional margin of 2 per cent. per annum, and payment of any Additional Interest will also be deferred until the earlier of the Payment Date thereafter on which funds are available to the Loan Note Issuer to pay such Additional Interest to the extent of such available funds and the Series Termination Date as specified in the relevant Loan Note Supplement.

10.5  DEFINITIONS
      In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below.

      "CLASS A MONTHLY DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

      "CLASS B MONTHLY DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

      "CLASS C MONTHLY DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

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

      "CLASS A QUARTERLY FINANCE DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

      "CLASS B QUARTERLY FINANCE DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

      "CLASS C QUARTERLY FINANCE DISTRIBUTION AMOUNT" has the meaning specified in the relevant Series Supplement;

      "CONTROLLED ACCUMULATION PERIOD" means (unless the Regulated Amortisation Period or the Rapid Amortisation Period has commenced) the period commencing on the close of business on the date specified in the relevant Series Trust Supplement or (such later date falling no later than the date specified in the relevant Series Trust Supplement) and ending (for the purposes of these Conditions) on the first to occur of (a) the commencement of the Rapid Amortisation Period or Regulated Amortisation Period and (b) the day the Investor Interest is reduced to zero;

      "DISTRIBUTION DATE" means 15 May 2000 (or if such day is not a Business Day, the next succeeding Business Day) and, thereafter, the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day);

      "EURO" means the lawful currency of the Member States of the European Union participating in Economic and Monetary Union;

      "INTEREST AMOUNT" means the amount of interest payable on the Loan Notes in respect of each Interest Period calculated as follows:

      Y=A+B+C

          where:

          Y = Interest Amount applicable on the Loan Notes for the relevant Interest Period;

          (a) during any period except for the Regulated Amortisation Period and the Rapid Amortisation Period:

               A= Class A Quarterly Finance Distribution Amount attributable to the relevant Interest Period;

               B= Class B Quarterly Finance Distribution Amount attributable to the relevant Interest Period;

               C= Class C Quarterly Finance Distribution Amount attributable to the relevant Interest Period;

          (b) during the Regulated Amortisation Period or the Rapid Amortisation Period:

               A= Class A Monthly Distribution Amount attributable to the relevant Interest Period;

               B= Class B Monthly Distribution Amount attributable to the relevant Interest Period;

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

               C= Class C Monthly Distribution Amount attributable to the relevant Interest Period;

      "INTEREST COMMENCEMENT DATE" means the Issue Date or such other date as may be specified;

      "INTEREST DETERMINATION DATE" means, with respect to an Interest Period, the date specified as such in the relevant Loan Note Supplement or, if none is so specified, the first day of such Interest Period;

      "INTEREST PERIOD" means the period from (and including) the Issue Date to (but excluding) the first Payment Date and, thereafter, from (and including) the previous Payment Date to (but excluding) the next Payment Date Provided, however, that with respect to an Interest Period that commences during a Revolving Period or Controlled Accumulation Period and ends during a Rapid Amortisation Period, such Interest Period will end on the last day of the originally scheduled Interest Period;

      "ISSUE DATE" means the date of issue of the relevant Loan Notes;

      "LOAN NOTE ISSUER COSTS PAYMENT AMOUNT" means the amounts certified by the Security Trustee as being required to pay the fees, costs, expenses, damages, claims and liabilities (including any fees, costs, expenses, damages, claims and liabilities of the Security Trustee and any Receiver appointed by it and any fees, costs, expenses, damages, claims and liabilities remaining unpaid from the previous Distribution Dates) of the Loan Note Issuer accrued, due and payable on or before a Distribution Date together with any VAT payable in respect thereto;

      "PAYMENT DATE" means, during the Revolving Period and the Controlled Accumulation Period until the Scheduled Redemption Date in respect of the relevant Series of Loan Notes, 15 March, 15 June, 15 September and 15 December in each year (or if such a day is not a Business Day, the next succeeding Business Day) and during the Regulated Amortisation Period and the Rapid Amortisation Period, each Payment Date shall be on the same day as a Distribution Date, provided that the first Payment Date shall be 15 June 2000 (or if such day is not a Business Day, the next succeeding Business Day);

      "PRINCIPAL AMOUNT OUTSTANDING" means in relation to a Loan Note or Series, the original face value thereof less any repayment of principal made to the holder(s) thereof in respect of such Loan Note or Series;

      "RAPID AMORTISATION PERIOD" means the period commencing on the first day of the monthly period next following the day on which a Pay-Out Event (not being a Regulated Amortisation Trigger Event) is deemed to occur pursuant to the provisions of the relevant Series Trust Supplement and ending (for the purposes of these Conditions) on the earlier of (i) the day on which the Receivables Trust is dissolved following the occurrence of an Insolvency Event and (ii) the Series Termination Date specified in the relevant Series Trust Supplement;

      "REDEMPTION AMOUNT" means, unless otherwise specified in the relevant Loan Note Supplement, in relation to a Loan Note or Series, the amount of the original face value

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

      thereof less any repayment of principal made to the Loan Noteholder(s) thereof in respect of such Loan Note or Series;

      "REGULATED AMORTISATION PERIOD" means the period commencing on the day on which a Regulated Amortisation Trigger Event (as defined in the relevant Series Trust Supplement) is deemed to occur pursuant to the terms of the relevant Series Trust Supplement and ending (for the purposes of these Conditions) on the earlier of (i) the start of the Rapid Amortisation Period and (ii) the Series Termination Date specified in the relevant Series Trust Supplement;

      "RELEVANT BUSINESS DAY" means:

      (x) in the case of a specified currency (other than euro) and/or one or more specified financial centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and Jersey and in the principal financial centre for that currency and/or each of the financial centres so specified; and/or

      (xi) in the case of euro, a day on which the TARGET system is operating;

      "RELEVANT FINANCIAL CENTRE" means, with respect to any Underlying Interest Rate to be determined on an Interest Determination Date, the financial centre as may be specified as such or, if none is so specified, London;

      "RELEVANT TIME" means, with respect to any Interest Determination Date, the local time in the relevant Financial Centre;

      "REVOLVING PERIOD" means the period from and including the Issue Date to, but not including, the earlier of the date of commencement of (a) the Controlled Accumulation Period, (b) the Regulated Amortisation Period and
      (c) the Rapid Amortisation Period;

      "SERIES TRUST SUPPLEMENT" means the supplement to the Receivables Trust Deed and Trust Cash Management Agreement identified by a series number corresponding to the series number for the relevant Series of Loan Notes;

      "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer system;

      "UNDERLYING INTEREST RATE" means for each Interest Period beginning on the Interest Determination Date (or the Issue Date, in the case of the first Interest Period) the aggregate of:

      (xii)   [{circle}] per cent; and

      (xiii)  (A)  the quote for three month sterling deposits (or three month deposits for such other currency or currency unit as may replace sterling as the lawful currency of the United Kingdom) during any period other than the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period (or for the first Interest Period, the linear interpolated quote for two month sterling deposits and three month sterling deposits) and the quote for one month sterling deposits

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

                   (or one month deposits for such other currency or currency unit as may replace sterling as the lawful currency of the United Kingdom) during the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period in the London Inter-Bank market which appears on Telerate Screen Page No. 3750 (the "SCREEN RATE") (rounded to four decimal places with the mid-point rounded up) calculated on the basis of the number of days in such Interest Period and the Screen Rate) (or (i) such other page as may replace Telerate Screen Page No. 3750 on that service for the purpose of displaying such information or (ii) if that service ceases to display such information, such page as displays such information on such equivalent service (or, if more than one, that one which is approved by the Trust Cash Manager) as may replace the Telerate Monitor) at or about 11.00 a.m. on such date (the "ADDITIONAL SCREEN RATE"); or

              (B) if the Screen Rate is not then available for one month, three month or four month (as the case may be) sterling deposits (or one month, two month or three month) deposits for such other currency unit as may replace sterling as the lawful currency of the United Kingdom), the arithmetic mean (rounded to four decimal) places with the mid-point rounded up) of the rates notified to the Trust Cash Manager at its request by each of the Reference Banks as the rate at which three month during any period other than the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period (and, in the case of the first Interest Determination Date only, the linear interpolated two month and three month and, during the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, one month) sterling deposits (or one month, two month or three month deposits for such other currency or currency unit as may replace sterling as the lawful currency of the United Kingdom) in an amount that represents a single transaction in that market for the same period as that Interest Period by that Reference Bank to leading banks in the London Inter-bank market at or about
                   11.00 a.m. (London time) on that date. If on any such Interest Determination Date, two or three only of the Reference Banks provide such offered quotations to the Trust Cash Manager, the relevant rate shall be determined, as aforesaid, on the basis of the offered quotations of those Reference Banks providing such quotations. If, on any such Interest Determination Date, only one of the Reference Banks provides the Trust Cash Manager with such an offered quotation, the Trust Cash Manager shall determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the lending rates quoted by major banks in London (selected by the Trust Cash Manager) at approximately 11.00 a.m. London time on the relevant Interest Determination Date to lending European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time for loans in sterling. If no

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

                   such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the rate for the relevant Interest Period shall be the rate in effect for the last preceding Interest Period to which sub-paragraph (A) of the foregoing provisions of this sub-paragraph (B) shall have applied.

10.6  DETERMINATION OR CALCULATION BY SECURITY TRUSTEE
      If the Principal Paying Agent does not at any time for any reason determine any Interest Rate (as adjusted by any applicable Margin), Interest Amount, Redemption Amount or any other amount to be determined or calculated by it, the Security Trustee shall determine such Interest Rate (as adjusted by any applicable Margin), Interest Amount, Redemption Amount or other amount as aforesaid at such rate or in such amount as in its absolute discretion (having regard as it shall think fit to the procedures described above, but subject to the terms of the Security Trust Deed) it shall deem fair and reasonable in all the circumstances or, subject as aforesaid, apply the foregoing provisions of this Condition, with any consequential amendments, to the extent that, in its sole opinion, it can do so and in all other respects it shall do so in such manner as it shall, in its absolute discretion, deem fair and reasonable in the circumstances, and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent.

11.   REDEMPTION

11.1  SCHEDULED REDEMPTION
      Unless the Rapid Amortisation Period or the Regulated Amortisation Period has earlier commenced each Class of Loan Note will be redeemed on its Scheduled Redemption Date as specified in the relevant Loan Note Supplement. To the extent that the principal amount which is deposited to the Series Distribution Account on the Scheduled Redemption Date in reduction of the class of Investor Interest corresponding to any Class of Loan Note (such amount, the "RELEVANT INVESTOR AMOUNT") is less than the Principal Amount Outstanding on such Class of Loan Notes on the Scheduled Redemption Date, then that Class of Loan Notes will be redeemed pro rata to the extent of the Relevant Investor Amount and the Rapid Amortisation Period will commence with effect from such Scheduled Redemption Date. On each Payment Date which thereafter occurs during the Rapid Amortisation Period, such Class of Loan Notes will be redeemed pro rata to the extent of the principal amount which is deposited to the Loan Note Issuer Distribution Account on such date in reduction of the corresponding Class of Investor Interest until the earlier of (a) such time as the relevant Class of Loan Notes has been repaid in full and (b) the relevant Series Termination Date specified in the relevant Loan Note Supplement.

11.2  MANDATORY EARLY REDEMPTION
      If the Rapid Amortisation Period or the Regulated Amortisation Period commences in respect of any Class of Loan Notes prior to its Scheduled Redemption Date, then on each Payment Date which thereafter occurs, such Class of Loan Note will be redeemed pro rata to the extent of the principal amount which is deposited on such date to the Loan Note Issuer Distribution Account (as recorded in the relevant Series Loan Note Issuer

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      Distribution Account Ledger) in reduction of the corresponding Class of
      Investor Interest until the earlier of (a) such time as such Class of Loan Notes has been repaid in full and (b) the relevant Series Termination Date.

11.3  OPTIONAL REDEMPTION IN FULL
      Upon giving not more than 60 nor less than 30 days' notice to the Security Trustee and the Loan Noteholders in accordance with Condition 14, the Loan
      Note Issuer may, following service of notice of an optional redemption under the corresponding Notes, redeem (all but not some only) of the Loan Notes at their then Principal Amount Outstanding together with any accrued but unpaid interest and any Deferred Interest and Additional Interest on any Payment Date on which the aggregate Principal Amount Outstanding of the Loan Notes is less than 10 per cent. of the aggregate Principal Amount Outstanding on the issue of the Loan Notes, provided that, prior to the giving of any such notice, the Loan Note Issuer shall have provided to the Security Trustee a certificate signed by two directors of the Loan Note Issuer to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the Loan Notes as aforesaid and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with the Loan Notes then outstanding. Any certificate given by or on behalf of the Loan Note Issuer may be relied upon by the Security Trustee and shall be conclusive and binding on the Loan Noteholders.

11.4  FINAL REDEMPTION
      If the Loan Notes of any Class have not previously been redeemed in full pursuant to Condition 6.1, 6.2 or 6.3 above, such Class of Loan Notes will be redeemed at their then Principal Amount Outstanding on the Final Redemption Date together with all accrued and unpaid interest, Deferred Interest and Additional Interest.

12.   PAYMENTS

12.1  LOAN NOTES
      Payments of principal (or, as the case may be, Redemption Amounts) and interest (or, as the case may be, Interest Amounts) in respect of Loan Notes will, subject as mentioned below, be made to the relevant registered holder of the Loan Notes by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the Loan Noteholder by transfer to an account specified by such Loan Noteholder.

12.2  PAYMENTS SUBJECT TO FISCAL LAWS; PAYMENTS ON LOAN NOTES
      All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 9. No commission or expenses shall be charged to the Loan Noteholders in respect of such payments.

12.3  APPOINTMENT OF THE PRINCIPAL PAYING AGENT AND THE REGISTRAR
      The Agents and the Registrar act solely as agents of the Loan Note Issuer and do not assume any obligation or relationship of agency or trust for or with any Loan Noteholder. The Loan Note Issuer reserves the right at any time to vary or terminate the appointment

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      of any Agent or the Registrar, and to appoint additional or other Agents or an additional or other Registrar, provided that the Loan Note Issuer will at all times maintain (i) a Principal Paying Agent which shall be in London, and (ii) a Registrar which shall be outside the United Kingdom.

12.4  NON-BUSINESS DAYS
      Subject as provided in the relevant Loan Note Supplement, if any date for payment in respect of any Loan Note is not a business day, the Loan Noteholder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currencies in London and Jersey.

13.   TAXATION

      All payments in respect of the Loan Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Loan Note Issuer or any Paying Agent or, where applicable, the Security Trustee is required by applicable law to make any payment in respect of the Loan Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event, the Loan
      Note Issuer, any Paying Agent or the Security Trustee (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Loan Note Issuer, nor any Paying Agent nor the Security Trustee will be obliged to make any additional payments to the Loan Noteholder, in respect of such withholding or deduction. The Loan Note Issuer or any Paying Agent may require the Loan Noteholders to provide such certifications and other documents as required by applicable law in order to qualify for exemptions from applicable tax laws.

14.   LOAN NOTE EVENTS OF DEFAULT

14.1  OCCURRENCE OF LOAN NOTE EVENTS OF DEFAULT
      On the occurrence of any of the following events in respect of a Series (each a "LOAN NOTE EVENT OF DEFAULT"):

      14.1.1 Non-payment: the Loan Note Issuer fails to pay any amount of principal or interest in respect of the Loan Notes on the due date for payment thereof;

      14.1.2 Breach of other obligations: the Loan Note Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Loan Notes, the relevant Loan Note Supplement or the Security Trust Deed and (except where such default is incapable of remedy) such default remains unremedied for 30 days after the Security Trustee has given written notice thereof to the Loan Note Issuer, certifying that (save in the case of obligations owed to The Bank of New York in any of its capacities or to its successors or assigns) such default is, in the opinion of the Security Trustee, materially prejudicial to the interests of the Loan Noteholders; or

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      14.1.3  Termination of Swap Agreement: the early termination, without replacement within 30 days or such termination, of any swap agreement entered into by the Loan Noteholder relating to payments under the relevant Series of Notes; or

      14.1.4 Unsatisfied judgment: a judgment or order for the payment of any amount is rendered against the Loan Note Issuer and continues unsatisfied and unstayed for a period of 30 days after the date thereof or, if later, the date therein specified for payment; or

      14.1.5 Security enforced: a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Loan Note Issuer or an enforcement action is begun or execution is levied against any of the assets of the Loan Note Issuer; or

      14.1.6 Insolvency etc: (i) the Loan Note Issuer becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Loan Note Issuer or the whole or any part of the undertaking, assets and revenues of the Loan Note Issuer is appointed (or application for any such appointment is made), (iii) the Loan Note Issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the Loan Note Issuer ceases or threatens to cease to carry on all or any substantial part of its business; or

      14.1.7 Winding up etc: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Loan
              Note Issuer is not taken, fulfilled or as the case may be, carried out; or

      14.1.8 Failure to take action etc: any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Loan Note Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Loan Notes and the Related Documents or (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity) is not taken, fulfilled or done; or

      14.1.9 Unlawfulness: it is or will become unlawful for the Loan Note Issuer to perform or comply with any of its obligations under or in respect of the Loan Notes or the Related Documents; or

      14.1.10 Government intervention: (i) all or any substantial part of the undertaking, assets and revenues of the Loan Note Issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Loan Note Issuer is prevented by any such

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              person from exercising normal control over all or any substantial part of its undertaking, assets and revenues,

      the Security constituted by the Security Trust Deed in respect of such Series shall immediately become enforceable (as provided in the Trust
      Deed).

14.2 The Security Trustee shall not be bound to take any such proceedings or steps as are contemplated by any provision of this Clause 9 or any other proceedings pursuant to or in connection with the Security Trust Deed or any relevant Loan Note Supplement, the Loan Notes or any of them or to give any notice pursuant to Loan Note Condition 9 unless directed or requested to do so by the Note Trustee of a particular Series and then only if it shall have been indemnified and/or secured to its satisfaction.

14.3 Subject to the Security Trustee being requested and/or directed by the Note Trustee of a particular Series and subject also to it having been indemnified and/or secured to its satisfaction following the occurrence of a Loan Note Event of Default, the Security Trustee shall be required to demand all amounts of principal and interest owing in respect of the Loan Notes to be paid immediately and to take such steps as it shall think fit to enforce any security it holds in relation to a particular Series.

14.4  VARIATION OF LOAN NOTE EVENTS OF DEFAULT
      The Loan Note Events of Default may be varied or amended in respect of any Series of Loan Notes as set out in the relevant Loan Note Supplement.

14.5  REALISATION OF THE UNDERLYING ASSETS UPON REDEMPTION
      In the event of the Security constituted under the Security Trust Deed becoming enforceable, the Security Trustee shall, but in each case without any liability as to the consequence of such action and without having regard to the effect of, or being required to account for, such action to, the Secured Creditors in relation to such Series, have the right to enforce its rights under the Security Documents (including the appointment of a receiver), in relation to the relevant Underlying Assets in relation to such Series only, provided that the Security Trustee shall not be required to take any action that would involve the Security Trustee in any personal liability or expense unless previously indemnified and/or secured to its satisfaction.

      The provisions of the Security Trust Deed are expressed to apply separately to each Series. Accordingly, the occurrence of a Loan Note Event of Default under one Series does not per se constitute and nor does it trigger a Loan Note Event of Default under any other Series.

15.   ENFORCEMENT

      (k) Only the Security Trustee may pursue the remedies available under the Security Trust Deed, the Conditions or any of the Transaction Documents to enforce the rights of the Secured Creditors in relation to the Underlying Assets of the relevant Series. No Secured Creditor of such Series is entitled to proceed

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              directly against the Loan Note Issuer or any assets of the Loan
              Note Issuer unless the Security Trustee, having become bound to proceed in accordance with the terms of the Trust Deed, any Loan Note Supplement, any Supplementary Security Document executed in relation to the Loan Notes or the Conditions, fails or neglects to do so within a reasonable period and such failure or neglect is continuing. However, the Security Trustee shall not be bound to take any action to enforce the Security or pursue the remedies available under the Security Trust Deed, the Conditions (including under Condition 9.2) or any of the Transaction Documents or otherwise take any action unless it is indemnified and/or secured to its satisfaction and has, if so required by the Conditions, been instructed to do so by the Priority Secured Creditor or the Loan Noteholders for the relevant series (as the case may be) in respect of the relevant Series.

      (l) After the date falling three months after the Series Termination Date or, if earlier, realisation of the Security in respect of such Series which has become enforceable and distribution of the net proceeds thereof in accordance with Condition 4, neither the Security Trustee nor any Secured Creditor in respect of such Series may take any further steps against the Loan Note Issuer, or any of its assets to recover any sums due but unpaid in respect of the Loan Notes or otherwise and the relevant Related Agreement will provide that the Counterparty may not take any further steps against the Loan Note Issuer, or any of its assets to recover any sums due to it but unpaid in respect of the relevant Related Agreement in respect of such Series and all claims and all rights to claim against the Loan Note Issuer in respect of each such sum unpaid shall be extinguished.

      (m) No Secured Creditor, nor the Security Trustee on its behalf, may institute against, or join any person in instituting against the Loan Note Issuer any bankruptcy, winding-up, re-organisation, arrangement, insolvency or liquidation proceeding (except for the appointment of a receiver and manager pursuant to the terms of the Security Trust Deed) or other proceeding under any similar law nor shall any of them have any claim in respect of any such sums over or in respect of any assets of the Loan Note Issuer which are Security for any other Series. The Secured Creditors accept and agree that the only remedy of the Security Trustee against the Loan Note Issuer of any Series after any of the Loan Notes in a Series have become due and payable pursuant to Condition 9 is to enforce the Security for the relevant Series pursuant to the provisions of the Security Trust Deed and any Supplementary Security Document executed in relation to such Series.

      (n) The net proceeds of enforcement of the Security for the relevant Series may be insufficient to pay all amounts due to the Secured Creditors in respect of such Series, in which event claims in respect of all such amounts will be extinguished.

      (o)     No Loan Noteholder may institute any proceedings against the Loan
              Note Issuer to enforce its rights under or in respect of the Loan Notes or the Security Trust

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              Deed or any relevant Loan Note Supplement unless (1) the Security
              Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Consistent with section 316 of the TIA, each Loan Noteholder shall have the right to institute suit for the enforcement of payment of principal and interest in the Loan Notes on or after the respective due dates set out in the Loan Notes.

16.   PRESCRIPTION

      Claims against the Loan Note Issuer for payment in respect of the Loan Notes shall be prescribed and become void unless made within ten years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect thereof.

17.   REPLACEMENT OF LOAN NOTES

      If any Loan Note is lost, stolen, mutilated, defaced or destroyed it may be replaced, subject to applicable laws and any relevant stock exchange requirements, at the specified office of the Principal Paying Agent, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Loan Note Issuer may require. Mutilated or defaced Loan Notes must be surrendered before replacements will be issued.

18. MEETINGS OF LOAN NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND SUBSTITUTION

18.1  MEETINGS OF LOAN NOTEHOLDERS
      The Trust Deed contains provisions for convening joint and separate meetings of each Class of Loan Noteholders to consider any matter affecting their interests, including the sanctioning by an Extraordinary Resolution of such Loan Noteholders of the relevant Class of any modification of the Loan Notes of the relevant Class (including these Conditions as they relate to the Loan Notes of such relevant class) or the provisions of any of the Transaction Documents, Provided that no modification of certain terms by the Loan Noteholders of any Class including, inter alia, the maturity date of the Loan Notes of the relevant Class or a modification which would have the effect of postponing any day for payment of interest in respect of such Loan Notes, the reduction or cancellation of the amount of principal or premium payable in respect of such Loan Notes, the alteration of the Interest Rate in respect of the currency of payment of such Loan Notes or any alteration of the priority of redemption of such Loan Notes (any such modification in respect of any such class of Loan Notes being referred to below as a "BASIC TERMS MODIFICATION") shall be effective unless such modification is sanctioned by an Extraordinary Resolution of the Loan Noteholders of the other classes of Loan Notes.

      The quorum at any meeting of the Loan Noteholders of any Class of Loan Notes for passing an Extraordinary Resolution shall be one or more persons holding or representing a clear majority of the aggregate Principal Amount Outstanding of the Loan Notes of the relevant Class; Provided however, that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing an Extraordinary Resolution shall be one or more persons holding or

                                     - 89 -
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      representing 75 per cent., or more of the aggregate Principal Amount
      Outstanding of the Loan Notes of the relevant Class.

      Except in the case of a Basic Terms Modification, an Extraordinary Resolution of any Subordinated Secured Creditor shall only be effective if the Security Trustee is of the opinion that it will not be materially prejudicial to the interests of the Priority Secured Creditor or (if the Security Trustee is not of that opinion) it is sanctioned by an Extraordinary Resolution of the Priority Secured Creditor. Except in certain circumstances, the Trust Deed imposes no such limitations on the powers of the Priority Secured Creditor, the exercise of which will be binding on each subordinated Secured Creditor irrespective of the effect on their interests.

      An Extraordinary Resolution passed at any meeting of the Loan Noteholders of any Class of Loan Notes shall be binding on all Loan Noteholders of the relevant class, whether or not they are present at the meeting. The majority required for an Extraordinary Resolution, including the sanctioning of the Basic Terms Modification, shall be 75 per cent. of the votes cast on that Extraordinary Resolution.

18.2  MODIFICATION OR WAIVER
      The Security Trustee may agree, without the consent of the Loan Noteholders to (a) any modification (except a Basic Term Modification) of, or to the waiver or authorisation of any breach or proposed breach of, the Loan Notes including these Conditions or any Transaction Document, which is not, in the opinion of the Security Trustee, materially prejudicial to the interests of the Loan Noteholders or (b) any modification of the Loan Notes (including these Conditions) or any Transaction Document, which in the Security Trustee's opinion is to correct a manifest error or is of a formal minor or technical nature. Any such modification, waiver, authorisation or determination shall be binding on the Loan Noteholders and, unless the Security Trustee agrees otherwise, any such modification shall be notified to the Loan Noteholders in accordance with Condition 14 as soon as practicable thereafter.

18.3  SUBSTITUTION AND ADDITION
      As more fully set forth in the Trust Deed (and subject to the conditions and qualifications therein) subject to such amendment of the Trust Deed and such other conditions as the Security Trustee may require, but without the consent of the Loan Noteholders, the Security Trustee may also agree to the substitution of any other body corporate in place of the Loan Note Issuer as principal debtor under the Trust Deed and the Loan Notes and in the case of such a substitution or addition the Security Trustee may agree, without the consent of the Loan Noteholders, to a change of the law governing the Loan Notes and/or the Trust Deed provided that such change would not in the opinion of the Security Trustee be materially prejudicial to the interests of the Loan Noteholders. Any such substitution or addition shall be notified to the Loan Noteholders in accordance with Condition 14 as soon as practicable thereafter.

19.   NOTICES

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(a)   Notices to the Loan Noteholders shall be deemed to have been duly validly given if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of first publication.

(b) Any notices specifying an Underlying Interest Rate, an Interest Amount, an amount of Additional Interest or of Deferred Interest, a Redemption Amount or a Principal Amount Outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen, Bloomberg or such other medium for the electronic display of data as may be approved by the Security Trustee and notified to Loan Noteholders (the "RELEVANT SCREEN"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

20.   REGISTRAR

      The Registrar will act solely as agent of the Loan Note Issuer and will not otherwise assume any obligation or duty or relationship of agency or trust to or with the Loan Noteholders unless a Loan Note Event of Default has occurred, when it will act as agent of the Security Trustee. Such agreement may be amended by the parties thereto with the prior written approval of the Security Trustee subject to its obtaining the consent of the Loan Noteholders.

      The Loan Note Issuer reserves the right at any time with the consent of the Security Trustee to vary or terminate the appointment of the Registrar and to appoint another Registrar outside the United Kingdom. Notice of any termination or appointment and of any changes in specified offices will be given to the Loan Noteholders promptly by the Issuer in accordance with Condition 14.


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21.   GOVERNING LAW

21.1  GOVERNING LAW
      The Trust Deed, the relevant Loan Note Supplement, the Loan Notes and the Agency Agreement are governed by and shall be construed in accordance with English law save that those parts of the Trust Deed and the Loan Note Supplement concerned with the creation, subsistence or enforcement of the Loan Note Issuer Jersey Security Interest shall be governed by and construed in accordance with Jersey law.

21.2  SUBMISSION TO JURISDICTION
      The Loan Note Issuer has, in the Trust Deed, irrevocably agreed for the benefit of the Secured Creditors that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Loan Notes (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

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                                   SCHEDULE 3

                   PROVISIONS FOR MEETINGS OF LOAN NOTEHOLDERS

1.    Definitions

      In this Security Trust Deed and the Conditions, the following expressions have the following meanings:

      "BASIC TERMS MODIFICATION" means any proposal which:

      (a) includes the sanctioning of a modification of the date of maturity of the Loan Notes;

      (b) would have the effect of modifying any day for payment of interest on the Loan Notes or the Rate of Interest (as defined in Condition 5.3) applicable in respect of the Loan Notes or modifying the method of determining the same;

      (c) includes reducing or cancelling (or, in the case of the Loan Notes, increasing) the amount of principal or the rate of interest payable in respect of the Loan Notes;

      (d) would have the effect of altering the currency of payment of the Loan Notes;

      (e) would have the effect of sanctioning any such scheme or proposal as is described in paragraph 17(i) below;

      (f) would have the effect of altering the majority required to pass an Extraordinary Resolution or the manner in which such majority is constituted;

      (g) would have the effect of altering the manner or priority of redemption of the Loan Notes; or

      (h) would have the effect of altering this proviso or the proviso to paragraph 9 (Adjournment for want of quorum) below.

      "BLOCK VOTING INSTRUCTION" means, in relation to any Meeting, a document in the English language issued by a Registrar;

      (a)     certifying:

              (i) that certain specified Loan Notes (each a "BLOCKED NOTE") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

              (ii) that each registered holder of certain specified Loan Notes (each a "RELEVANT NOTE") or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note

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                      held by it are to be cast in a particular way on each
                      resolution to be put to the Meeting; and

              in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

      (b) listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

      (c) authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

      "CHAIRMAN" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

      "EXTRAORDINARY RESOLUTION" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

      "FORM OF PROXY" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Loan Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Loan Notes held by such Loan Noteholder;

      "MEETING" means a meeting of Loan Noteholders (whether originally convened or resumed following an adjourment);

      "PROXY" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

      (a) any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

      (b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

      "RELEVANT FRACTION" means:

      (a) for all business other than voting on an Extraordinary Resolution, one tenth;

      (b) for voting on any Extraordinary Resolution other than one relating to a Basic Terms Modification, one more than half; and

      (c) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, at least three quarters;

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      provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

      (i) for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Loan Notes represented or held by the Voters actually present at the Meeting; and

      (ii) for voting on any Extraordinary Resolution relating to a Basic Terms Modification, one third;

      "VOTER" means, in relation to any Meeting, (a) a Proxy or (subject to paragraph 4 (Record Date) below) a Loan Noteholder; provided, however, that (subject to paragraph 4 (Record Date) below) any Loan Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "VOTER" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

      "WRITTEN RESOLUTION" means a resolution in writing signed by or on behalf of all holders of Loan Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Loan Notes;

      "24 HOURS" means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Principal Paying Agent have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

      "48 HOURS" means 2 consecutive periods of 24 hours.

2.    Issue of Block Voting Instructions and Forms of Proxy

      The holder of a Loan Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Loan Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Loan Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Loan Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Loan Note.

3.    References to blocking/release of Loan Notes

      Where Loan Notes are represented by a Loan Note Certificate or are held in definitive form within a clearing system, references to the blocking, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.    Record Date

      The Loan Note Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Loan Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Loan Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Loan Note or entries in the Register.

5.    Convening of Meeting

      The Loan Note Issuer or the Security Trustee may convene a Meeting at any time, and the Security Trustee shall be obliged to do so subject to its being indemnified to is satisfaction upon the request in writing of Loan Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Loan Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Security Trustee.

6.    Notice

      At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Loan Noteholders, the Principal Paying Agent and the Agent Bank and the Registrar (with a copy to the Loan Note Issuer) where the Meeting is convened by the Security Trustee or, where the Meeting is convened by the Loan Note Issuer, the Security Trustee). The notice shall set out in the full text of any resolutions to be proposed unless the Security Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Loan Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Loan Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.    Chairman

      An individual (who may, but need not, be a Loan Noteholder) nominated in writing by the Security Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Loan
      Note Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.    Quorum

      The quorum at any Meeting shall be one or more Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Loan Notes.

9.    Adjournment for want of quorum

      If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

      (a) In the case of a Meeting requested by Loan Noteholders, it shall be dissolved; and

      (b) In the case of any other Meeting (unless the Loan Note Issuer and the Security Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Security Trustee): provided however, that

              (i) the Meeting shall be dissolved if the Loan Note Issuer and the Security Trustee together so decide; and

              (ii) no Meeting may be adjourned more than once for want of a quorum.

10.   Adjourned Meeting

      The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.   Notice following adjournment

      Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

      (a) 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

      (b) the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

      It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.   Participation

      The following may attend and speak at a Meeting:

      (a)     Voters;

      (b)     representatives of the Loan Note Issuer and the Security Trustee;

      (c)     the financial advisers of the Loan Note Issuer and the Security
              Trustee;

      (d) the legal counsel to the Loan Note Issuer and the Security Trustee and such advisers.

13.   Show of hands

      Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.   Poll

      A demand for a poll shall be valid if it is made by the Chairman, the Loan
      Note Issuer, the Security Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Loan Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.   Votes

      Every Voter shall have:

      (a)     On a show of hands, one vote; and

      (b) On a poll, one vote in respect of [GBP]1 in aggregate face amount of the outstanding Loan Note(s) represented or held by him.

      Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.   Validity of Votes by Proxies

      Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.   Powers

      A meeting of the Loan Noteholders shall, in respect of Loan Notes of the relevant class only and insofar as it affects Loan Notes of the relevant class, and in addition to the powers hereinbefore given, have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraph 8 above) only, namely:

      (a) power to sanction any compromise or arrangement proposed to be made between the Loan Note Issuer and the Loan Noteholders;

      (b) power to sanction any abrogation, modification (including for the avoidance of doubt a modification which would have the effect of increasing the amount of principal or the rate of interest payable (in respect of the Loan Notes)), compromise or arrangement in respect of the rights of the Loan Noteholders against the Loan
              Note Issuer or against any of its property or against any other person whether such rights shall arise under this Deed, any of the Loan Notes or otherwise;

      (c) power to assent to any modification of the provisions contained in this Deed, the Conditions or the Loan Notes which shall be proposed by the Loan Note Issuer or the Security Trustee;

      (d) power to give any authority or sanction which under the provisions of this Deed (including the Conditions) is required to be given by Extraordinary Resolution;

      (e) power to appointment any persons (whether Loan Noteholders or not) as a committee or committees to represent the interests of the Loan Noteholders and to confer upon such committee or committees any powers or discretions which the Loan Noteholders could themselves exercise by Extraordinary Resolution;

      (f) power to approve of a person to be appointed a Security Trustee and power to remove any Security Trustee or Security Trustees for the time being of this Deed;

      (g) power to discharge or exonerate the Security Trustee from all liability in respect of any act or omission for which the Security Trustee may have become responsible under this Deed or under the Loan Notes;

      (h) power to authorise the Security Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

      (i) power to sanction any such substitution as is referred to in Condition 13, but without prejudice to the Security Trustee's powers in relation thereto or any scheme or proposal for the exchange or sale of the Loan Notes for, or the conversion of any of the Loan Notes into, or the cancellation of any of the Loan Notes in consideration of shares, stock, Loan Notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Loan Note Issuer or of any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, Loan Notes, bonds, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash; and

      (j) power to authorise the Security Trustee or any receiver appointed by it where it or he shall have entered into possession of the security to discontinue enforcement of any security constituted by this Deed and the relevant Loan Note Supplement either unconditionally or upon any conditions, provided, however, that:

      (i) no modification involving any Basic Modification Terms passed by Loan Noteholders who are Priority Secured Creditors shall be effective unless it is sanctioned by an Extraordinary Resolution of each Class of Loan Noteholders who are Subordinated Secured Creditors in respect of such Series;

      (ii) no other Extraordinary Resolution of Loan Noteholders who are subordinated Secured Creditors in respect of any Series shall be effective unless (a) the Security Trustee is of the opinion that it will not be materially prejudicial to the interests of the Loan Noteholders who are Priority Secured Creditors of such Series, or
              (b) it is sanctioned by an Extraordinary Resolution of such Priority Secured Creditors.

18.   Extraordinary Resolution binds all holders

      An Extraordinary Resolution shall be binding upon all Loan Noteholders, whether or not present at such Meeting, and each of the Loan Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Loan Noteholders, the Principal Paying Agent and the Agent Bank and the Registrar (with a copy to the Loan Note Issuer and the Security Trustee) within 14 days of the conclusion of the Meeting.

19.   Minutes

      Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.   Written Resolution

      A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.   Further Regulations

      Subject to all other provisions contained in this Security Trust Deed, the Security Trustee may without the consent of the Loan Note Issuer or the Loan Noteholders prescribe such further regulations regarding the holding of Meetings of Loan Noteholders and attendance and voting at them as the Security Trustee may in its sole discretion determine.

22.   Several series

      The following provisions shall apply where outstanding Loan Notes belong to more than one series:

      (a) Business which in the opinion of the Security Trustee affects the Loan Notes of only one series shall be transacted at a separate Meeting of the holders of the Loan Notes of that series;

      (b) Business which in the opinion of the Security Trustee affects the Loan Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of the Loan Notes or one such series and the holders of Loan Notes of any other such series shall be transacted either at separate Meetings of the holders of the Loan Notes of each such series or at a single Meeting of the holders of the Loan Notes of all such Series, as the Security Trustee shall in its absolute discretion determine.

      (c) Business which in the opinion of the Security Trustee affects the Loan Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Loan Notes of one such series and the holders of Loan Notes of any other such series shall be transacted at separate Meetings of the holders of the Loan Notes of each such series.

      (d) The preceding clauses of this Schedule shall be applied as if references to the Loan Notes and Loan Noteholders were to the Loan Notes of the relevant series and to the holders of such Loan Notes.

In this clause, "BUSINESS" includes (without limitation) the passing or rejection of any resolution.

                                   SCHEDULE 4

                              NOTICE OF ASSIGNMENT

   (FOR THE PURPOSES OF THE SECURITY INTERESTS (JERSEY) LAW, 1983) AS AMENDED)

                           (THE "JERSEY SECURITY LAW")

To: [person from whom assignor would have claimed collateral but for the assignment]

From:     RBS Cards Securitisation Funding Limited (the "LOAN NOTE ISSUER")

And From: Bank of New York, London Branch, as security trustee (the "SECURITY
          TRUSTEE")

We hereby give you notice that by a Security Trust Deed relating to the Series 00-A Notes (the "SECURITY TRUST DEED") dated 27 March 2000 and made between inter alios the Issuer (1) Bank of New York (as Note Trustee) (2) the Bank of New York, New York Branch (as Principal Paying Agent, as Agent Bank, as Depository and Registrar as Transfer Agent) (3) for the purposes of creating a security interest therein in favour of the Security Trustee in accordance with the Jersey Security Law, the Issuer has assigned the following property to the extent that the same is situate in Jersey as at any relevant time to the Security Trustee:

     [specify relevant property for the addressee]

     (the "ASSIGNED PROPERTY")

We irrevocably and unconditionally authorise and instruct you (notwithstanding any previous instructions of any kind which the Issuer may have given to you) to disclose to the Security Trustee such information relating to the Assigned Property as it may from time to time require.

This notice may not be varied or revoked without the prior consent of the Security Trustee.

We shall be grateful if you will sign and forward to the Note Trustee the enclosed form of acknowledgement.

Terms used in this notice shall have the same meaning as in the Security Trust Deed unless otherwise defined in this notice or the context requires otherwise.

This notice shall be governed by and construed in accordance with the laws of Jersey.

Date: [{circle}]


--------------------------------------    --------------------------------------
For and on behalf of the Issuer as        For and on behalf of the Security
assignor under the Deed of Charge and     Trustee as secured party under the
as debtor for the purposes of the         Security Trust Deed and for the
Jersey Security Law                       purposes of the Jersey Security Law

                                 ACKNOWLEDGEMENT

To:   The Bank of New York, London Branch

From: The Royal Bank of Scotland International Limited

We hereby acknowledge receipt of a notice (the "NOTICE") dated 27 March 2000 addressed to us by you and RBS Cards Securitisation Funding Limited.

We confirm that we accept the authorisations and instructions contained in the Notice and we undertake to act in accordance and comply with the terms of the Notice.

Terms used herein shall unless the context requires otherwise have the same meaning as in the Notice.

This acknowledgement shall be governed by and construed in accordance with the laws of Jersey.

Date 27 March 2000


------------------------------------------------
For and on behalf of
The Royal Bank of Scotland International Limited

EXECUTION

LOAN NOTE ISSUER

Executed as a deed by                     ) /s/ Michael Gardner
RBS CARDS SECURITISATION                  )
FUNDING LIMITED                           )
acting by a director                      ) MICHAEL GARDNER
in the presence of: Simon Marks           )

                                          PROCESS AGENT
                                          CLIFFORD CHANCE SECRETARIES LIMITED
                                          200 ALDERSGATE STREET
                                          LONDON EC1A 4JJ

TRANSFEROR

Executed as a deed by                     ) /s/ Lucinda Clayton
THE ROYAL BANK OF                         )
SCOTLAND PLC                              )
acting by its duly authorised attorney    ) LUCINDA CLAYTON
in the presence of: Simon Marks           )

TRANSFEROR

Executed as a deed by                     ) /s/ Lucinda Clayton
RBS ADVANTA                               )
acting by its duly authorised attorney    ) LUCINDA CLAYTON
in the presence of: Simon Marks           )

SECURITY TRUSTEE AND PRINCIPAL PAYING AGENT

Executed as a deed by Mia Drennan acting  ) /s/ Mia Drennan
as attorney-in-fact for and on behalf of  ) MIA DRENNAN
THE BANK OF NEW YORK,                     )
LONDON BRANCH                             )
in the presence of: Kit Johnson           )

Name: Kit Johnson
Occupation: Solicitor
Address: 200 Aldersgate Street, London

RECEIVABLES TRUSTEE

Executed as a deed by                     ) /s/ Julia Chapman
SOUTH GYLE RECEIVABLES                    )
TRUSTEE LIMITED                           )
acting by a director                      ) JULIA CHAPMAN
in the presence of: Simon Marks           )

                                          PROCESS AGENT
                                          CLIFFORD CHANCE SECRETARIES LIMITED
                                          200 ALDERSGATE STREET
                                          LONDON EC1A 4JJ

REGISTRAR

Executed as a deed by                     ) /s/ Elaine Howieson
THE ROYAL BANK OF SCOTLAND                )
INTERNATIONAL LIMITED                     )
acting by its authorised signatory        ) Elaine Howieson
in the presence of: Simon Marks           )
                                          PROCESS AGENT
                                          CLIFFORD CHANCE SECRETARIES LIMITED
                                          200 ALDERSGATE STREET
                                          LONDON EC1A 4JJ